Exhibit 99.3

Par Health Deal - basis financial information presentation

Table of contents 2 July 2025 | Par Health Page 2 Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 1 2 3 4 5 6 3 10 16 48 69 78

Summary of findings

Standalone and synergies Diligence adjusted gross profit Diligence adjusted net sales Diligence EBITDA $(35.0)m $728.5m $1,672.0m $509.8m TTMMar25 net standalone costs and synergies In TTMMar25 In TTMMar25 In TTMMar25 Management’s estimate of standalone costs and identified synergies are $ 57 . 7 m and $ 22 . 7 m, respectively in TTMMar 25 (net $ 35 . 0 m) . Management utilized a bottom’s up build by function to identify incremental costs required to operate the Combined Business on a standalone basis . The majority of the standalone costs are attributed to incremental costs identified for the IT ( $ 18 . 8 m), finance ( $ 12 . 1 m), facilities ( $ 7 . 6 m), and legal functions ( $ 5 . 8 m) . The majority of cost savings identified are in the R&D ( $ 7 . 0 m), commercial ( $ 5 . 7 m), legal ( $ 3 . 9 m), and finance ( $ 3 . 1 m) functions . The analysis consisted of reconciling Management’s SAC model Direct PL starting point and discussing and understanding key assumptions used to develop the model . Gross profit decreased $ 137 . 4 m ( 15 . 9% ) from $ 865 . 9 m in FY 23 to $ 728 . 5 m in TTMMar 25 , primarily driven by decreases in net sales . Gross margin decreased by 4 . 0 ppts from 47 . 6 % in FY 23 to 43 . 6 % in TTMMar 25 . Gross margin decreased due to a 12 . 3 ppts margin decrease in the Endo GxSI product portfolio from 51 . 5 % in FY 23 to 39 . 2 % in TTMMar 25 due to (i) lower absorption of fixed costs as production volumes decreased and (ii) increased CMO production costs and higher API unit costs as a result of shift in product mix . The decrease in gross profit and gross margin from Endo GxSI products was offset by a 5 . 0 ppts increase in MNK SGx due to (i) net sales price increases and (ii) a shift to a more favorable product mix through the Historical Period . Sales of higher margin generic products increased while the lower margin APAP product sales decreased . Diligence adjusted net sales decreased $ 147 . 4 m ( 8 . 1% ) over the Historical Period from $ 1 , 819 . 4 m in FY 23 to $ 1 , 672 . 0 m in TTMMar 25 . Decreases in adjusted net sales were primarily driven by decreases in (i) other generics products (Endo Gx) of $ 203 . 3 m ( 28 . 0% ), specifically Varenicline and Dexlansoprazole, due to heightened competition and pricing pressure, (ii) sterile injectables of $ 62 . 7 m ( 15 . 8% ) due to loss of exclusivity for Vasostrict and (iii) APAP product sales of $ 62 . 8 m ( 28 . 2% ) due to decreased sales volume. Increase in other product categories partially offset these decreases, including (i) a $ 98 . 0 m ( 37 . 9% ) increase in the opioid product group as a result of net selling price increases and (ii) a $ 73 . 6 m ( 67 . 8% ) increase in the ADHD product group due to the launch of Gx Vyvanse ( $ 37 . 7 m) and increased sales volume ( $ 13 . 2 m volume impact) of Gx Adderall XR and backup sales (sold at a higher price) of Gx Adderall XR ( $ 13 . 0 m price impact) . Diligence EBITDA decreased by $ 149 . 4 m ( 22 . 7% ) over the Historical period from $ 659 . 2 m in FY 23 to $ 509 . 8 m in TTMMar 25 . This decrease was primarily driven by decreasing revenue and margin in the sterile injectables and other generics portfolio of Endo GxSI, ( $ 231 . 2 m, 52 . 3% ) as a result of loss of exclusivity, heightened competition and increasing manufacturing costs as volumes decreased . While MNK SGx EBITDA increased ( $ 81 . 8 m, 37 . 7% ) due to favorable pricing on certain products, increased backup sales across the generic product portfolio, and the introduction of Gx Vyvanse in Aug 23 . Diligence EBITDA reflects Management and diligence adjustments . In TTM 25 the largest adjustments (i) remove impairment and non - cash items ( $ 239 . 9 m), (ii) exclude intercompany transactions, inclusive of corporate allocations ( $ 42 . 4 m), and reflect (iii) the pro forma impact of new facility ramps and certain product disruption ( $ 22 . 7 m) . See Standalone cost and synergies See Recast income statement See Recast income statement See Quality of earnings Diligence EBITDA decreased by $149.4m (22.7%) across Historical Period from $659.2m in FY23 to $509.8m in TTMMar25. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 4

Key considerations SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix In March 2025 MNK and Endo announced a merger to form a Combined company, with the transaction planned to close in the second half of 2025 . Concurrently it was announced MNK SGx and Endo GxSI, intend to be separated to form a new company named Par Health . Par Health will operate as a business of the merged company until a later disposal . This Report presents the earnings of the Combined Business, (MNK SGx and Endo GxSI) referred to throughout as Par Health or the Combined Business . This summary of findings section of the report discusses the analysis of the Combined Business . In the following sections, detailed analysis of Par Health’s financial performance is primarily presented separately for each of MNK SGx and Endo GxSI as analysis was performed while the companies were operating separately prior to the close of the proposed merger . Decrease in Diligence EBITDA is primarily driven by a $147.4m (8.1%) decrease in net sales from $1,819.4m in FY23 to $1,672.0m in TTMMar25. Refer to the subsequent slide for further discussion of revenue trends and drivers. Diligence EBITDA reflects (i) definitional EBITDA adjustments, (ii) Management adjustments proposed by MNK SGx and Endo GxSI Management respectively, and (iii) diligence adjustments identified during the course of diligence. ▪ Management EBITDA : Represents adjustments identified by the respective Management teams of MNK SGx and Endo GxSI . Adjustments primarily reflect the removal of (i) intangible asset impairment and non - cash items ( $ 239 . 9 m in TTMMar 25 ), (ii) intercompany activity inclusive of corporate allocations ( $ 42 . 4 m in TTMMar 25 ), (iii) bankruptcy related items ( $ 8 . 9 m in TTMMar 25 ), and (v) other items that are non - recurring in nature ( $ 2 . 8 m in TTMMar 25 ) . ▪ Diligence EBITDA : Reflects additional adjustments identified throughout the diligence process, including (i) pro forma adjustments associated with facility ramp up and certain product sales and supply disruption ( $ 22 . 7 m in TTMMar 25 ), (ii) out - of - period / accounting adjustments (reduction of $ 6 . 9 m in TTMMar 25 ), (iii) one - time / non - recurring items ( $ 4 . 8 m in TTMMar 25 ), (iv) carve - out adjustments to align with the carve out financial statements and remove cross - charges and allocations for certain functions between the generics businesses perimeter and other excluded segments (reduction of $ 2 . 2 m in TTMMar 25 ), and (v) non - core / non - operational items (reduction of $ 3 . 5 m in TTMMar 25 ) . Standalone EBITDA reflects the impact of Management’s assessment of (i) standalone costs ( $ 57 . 7 m in TTMMar 25 ) and (ii) synergies ( $ 22 . 7 m in TTMMar 25 ) . These adjustments are only calculated for TTMMar 25 . Details of individual adjustments for the MNK SGx and Endo GxSI businesses, as well as a summary of standalone costs and synergies, are presented in the Quality of earnings section of the report . $509.8m TTMMar25 Diligence EBITDA Diligence EBITDA decreased by $149.4m (22.7%) from $659.2m in FY23 to $509.8m in TTMMar25. Currency: $ m FY23 FY24 TTMMar25 Net income 820.9 70.8 58.9 Interest income, net (4.5) (4.1) (4.6) Income tax expense 0.2 0.6 0.5 Depreciation & amortization 182.2 155.1 146.0 Reported EBITDA 998.9 222.5 200.8 Management adjustments (360.9) 322.1 294.0 Management EBITDA 637.9 544.6 494.8 Diligence adjustments 21.2 23.6 14.9 Diligence EBITDA 659.2 568.2 509.8 Standalone adjustments (35.0) Standalone EBITDA 659.2 568.2 474.8 2 July 2025 | Par Health Page 5

Other MNK SGx 13.9 $1,672.0m TTMMar25 adjusted net sales Adjusted net sales decreased $147.4m (8.1%) from $1,819.4m in FY23 to $1,672.0m in TTMMar25. TTMMar25 adjusted net sales by type The overall decrease in net sales from FY23 to TTMMar25 was mainly driven by: ▪ $ 203 . 3 m ( 28 . 0% ) decrease in other generic pharmaceutical products primarily driven by a $ 217 . 2 m decrease ( 33 . 4% ) in Endo generics pharmaceuticals specifically related to sales of Varenicline (Endo GxSI) and Dexlansoprazole (Endo GxSI) products, which decreased by $ 146 . 8 m ( 89 . 1% ) and $ 48 . 2 m ( 42 . 1% ), respectively, over the Historical Period, as well as decreases across other generics products due to increased pricing pressure from market competitors . Decreases in sales of other generics are primarily offset by (i) a $ 66 . 6 m ( 84 . 8% ) increase in Lidoderm (Endo GxSI) due to a competitor exiting the market and (ii) a $ 13 . 9 m ( 18 . 6% ) increase in other MNK generic pharmaceutical products due to price increases over the Historical Period . ▪ $ 62 . 7 m ( 15 . 8% ) decrease in sterile injectables primarily driven by a decrease in Vasostrict (Endo GxSI) sales of $ 43 . 5 m ( 45 . 6% ) following a loss exclusivity in 1 Q 22 and decrease in net selling price . ▪ $ 62 . 8 m ( 28 . 2% ) decrease in APAP (MNK SGx) product sales related to an overall decrease in units sold and a price reduction for APAP Customer 1 (with this customer representing $ 65 . 7 m and $ 36 . 5 m of net sales in FY 23 and TTMMar 25 , respectively) . The decrease in net sales is partially offset by: ▪ $98.0m (37.9%) increase in opioid (MNK SGx) product family sales group as a result of favorable pricing beginning in 1H24. ▪ $73.6m (67.8%) increase in ADHD (MNK SGx) treatment medication sales due to the launch of Gx Vyvanse in Aug23 and higher sales volume plus backup sales of Gx Adderall XR. ▪ $9.8m (9.2%) increase in API (MNK SGx) driven by a higher volume in API sales. Refer to the Recast income statement section of the report for further analysis. 1,819.4 1,672.0 98.0 73.6 9.8 (203.3) (62.7) (62.8) 1,550.0 1,650.0 1,750.0 1,850.0 Adj. net sales FY23 Other Gx Opioids Sterile injectables ADHD APAP API Adj. net sales TTM25 Currency: $m Key considerations SAC and synergy Endo GxSI Combined MNK SGx Endo Gx 26% Other MNK SGx 5% Opioids 21% Sterile injectibles 20% ADHD 11% APAP 10% API 7% Endo Gx (217.2) Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 6

Key considerations Gross margin : Decreased 4 . 0 ppts from 47 . 6 % in FY 23 to 43 . 6 % in TTMMar 25 primarily driven by : ▪ A 12 . 3 % decrease in Endo GxSI gross margin resulting from (i) pricing pressure due to increased generics market competition, (ii) increased production costs at CMOs for certain products, and (iii) overall decrease in manufacturing volume . ▪ The decrease in Endo GxSI gross margin was partially offset by a 5 . 0 % increase in gross margin for MNK SGx as net sales increases outpaced cost of sales due to (i) favorable pricing, and (ii) favorable product mix with higher margins of Gx Vyvanse in recent periods . Gross profit decreased $ 137 . 4 m ( 15 . 9% ) from $ 865 . 9 m in FY 23 to $ 728 . 5 m in TTMMar 25 principally due to decreased sales and increased per unit production costs for Endo GxSI noted above . 43.6% TTMMar25 adjusted gross margin Gross margin decreased from 47.6% in FY23 to 43.6% in TTMMar25. Adjusted EBITDA margin : Decreased 5.7 ppts from 36.2% in FY23 to 30.5% in TTMMar25 primarily due to: ▪ The decrease in net sales and gross margin discussed above, as well as an increase in operating expenses during the same period . ▪ Operating expenses as a percentage of net sales of the Combined Business increased by 1 . 7 ppts from 11 . 4 % in FY 23 to 13 . 1 % in TTMMar 25 driven by the decrease in net sales at Endo GxSI while operating expenses over the same period for the Endo GxSI business remained relatively consistent . ▪ Operating expenses of the Combined Business increased $ 12 . 1 m ( 5 . 8% ) from $ 206 . 7 m in FY 23 to $ 218 . 7 m in TTMMar 25 primarily due to an increase in legal expense at MNK SGx . Refer to the EBITDA bridge on the following slide for further analysis. 30.5% TTMMar25 adjusted EBITDA margin Adjusted margin decreased from 36.2% in FY23 to 30.5% in TTMMar25. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 7

659.2 568.2 509.8 22.2 0.6 (113.9) (33.5) (12.2) (12.7) 400.0 450.0 500.0 550.0 600.0 650.0 700.0 EBITDA FY23 Net sales Cost of sales Operating expenses EBITDA FY24 Net sales Cost of sales Operating expenses EBITDA TTMMar25 Currency: $ m Key considerations FY23 to FY24 • 1 Sales : The decrease in net sales of $ 113 . 9 m ( 6 . 3% ) is due to (i) a $ 248 . 4 m decrease in net sales in the Endo GxSI product portfolio mainly driven by a decrease in sales of Varenicline ( $ 149 . 6 m), Dexlansoprazole ( $ 40 . 3 m), and Vasostrict ( $ 24 . 6 m) due to increase market competition, which is partially offset by (ii) a $ 134 . 6 m increase in sales at MNK SGx driven by favorable pricing, primarily for opioid and addiction treatment medication ( $ 95 . 1 m and $ 13 . 3 m of total, respectively), as well as the new product launch of Gx Vyvanse, an ADHD medication ( $ 56 . 1 m of total) . • 2 Gross profit : The decrease in gross profit of $ 91 . 7 m ( 10 . 6% ) is driven by the overall decrease in sales $ 113 . 9 m ( 6 . 3% ) slightly offset by a decrease in corresponding cost of sales of $ 22 . 2 m ( 2 . 3% ) in FY 24 as compared to FY 23 . The overall decrease is primarily attributable to (i) lower sales volume and ASP at Endo GxSI resulting in a $ 189 . 7 m ( 35 . 1% ) decrease in gross profit, offset by (ii) increased sales volume and ASP at the MNK GSx business resulting in a $ 98 . 0 m ( 30 . 1% ) increase in gross profit . • 3 Operating expense : The decrease in operating expenses of $ 0 . 6 m ( 0 . 3% ) from $ 206 . 7 m in FY 23 to $ 206 . 0 m in FY 24 is driven by (i) increased SG&A ( $ 11 . 4 m) attributed to legal fees at MNK SGx, offset by (ii) decreased R&D costs ( $ 12 . 0 m) due to less R&D activities at Endo GxSI . FY24 to TTMMar25 1 3 4 6 ΔGP ($91.7)m • 5 • 4 Sales : The decrease in net sales of $ 33 . 5 m ( 2 . 0% ) is primary due to a $ 31 . 5 m decrease in net sales of the Endo GxSI product portfolio driven by pricing pressure posed by lower cost generic drug manufacturers . Sales within the MNK SGx product categories remained broadly flat period over period with net sales of $ 905 . 4 m in FY 24 as compared to $ 903 . 4 m in TTMMar 25 . Gross profit : The decrease in gross profit of $ 45 . 7 m ( 5 . 9% ) results from decreasing sales and higher corresponding cost of sales of $ 12 . 2 m ( 1 . 3% ) . Higher cost of sales in TTMMar 25 is attributed to (i) increased production costs at CMOs for certain products within the Endo GxSI portfolio . This is partially offset by the decreased cost of sales of $ 5 . 0 m ( 1 . 0% ) at MNK SGx due to lower generics volumes sold in the Q 125 as compared to Q 124 . • 6 Operating expense : The increase in operating expenses of $ 12 . 7 m ( 6 . 2% ) from $ 206 . 0 m in FY 24 to $ 218 . 8 m in TTMMar 25 is driven by (i) increased SG&A ( $ 6 . 8 m) associated with increased legal spend for MNK SGx and (ii) increased research and development costs ( $ 5 . 8 m) associated with filing fees for new Endo SI products (Levothyroxine, Phenylephrine and Selenious Acid) . ΔGP ($45.7)m 5 2 SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 8

Key considerations SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix ▪ Diligence adjusted NWC is presented net of (i) definitional adjustments, including cash and cash equivalents and debt items and (ii) directly quantifiable diligence adjustments identifiable in distinct trial balance accounts containing non - operational or non - recurring items . Note the presentation of diligence adjusted net working capital focuses on the material adjustments affecting working capital, specifically in TTMMar 25 . ▪ Mar 25 adjusted NWC of $ 675 . 3 m consists of AR ( $ 483 . 0 m) and inventory ( $ 425 . 6 m), and prepaid expenses ( $ 35 . 4 m), partially offset by AP ( $ 69 . 2 m), payroll related liabilities ( $ 25 . 9 m), and other accrued liabilities including reserves and other accrued expenses ( $ 173 . 6 m) . ▪ Mar 25 diligence adjusted NWC is higher than the TTMMar 25 average due to a decrease in accrued payroll and other current liabilities, primarily attributed to (i) lower bonus accrual at Mar 25 as the annual bonus for both businesses is paid in Q 1 of each year, and (ii) lower accrued royalties driven by less sales in Q 125 . ▪ Key Metrics: ▪ DSO as of Mar 25 ( 59 . 5 days) is slightly higher than the TTMMar 25 average ( 54 . 3 days) primarily due to an increase in DSO at Endo GxSI driven by seasonally lower sales in Q 1 of each year . ▪ DIO as of Mar 25 ( 139 . 2 days) is slightly lower than the TTMMar 25 average ( 143 . 7 days) due to lower inventory as of Mar 25 due to the seasonality of the Endo GxSI business noted above . ▪ DPO as of Mar 25 ( 31 . 8 days) remains relatively consistent with the TTMMar 25 average ( 30 . 1 days) . See the for further discussion on Quality of net assets section. $675.3m Adjusted net working capital as of Mar25 Mar25 NWC Increased as compared to the average TTMMar25 NWC of $648.1m Currency: $ m Jun24 Sep24 Dec24 Mar25 TTM Mar25 avg. Accounts receivable 425.8 450.5 488.1 483.0 461.8 Inventory 463.1 448.4 432.0 425.6 442.3 Prepaid expenses & other current assets 33.2 48.8 36.9 35.4 38.6 Current assets 922.1 947.7 957.0 944.0 942.7 Accounts payable 62.7 64.4 61.9 69.2 64.6 Accrued payroll and payroll - related costs 31.6 41.6 48.6 25.9 36.9 Accrued & other current liabilities 194.8 206.5 197.7 173.6 193.1 Current liabilities 289.1 312.4 308.2 268.7 294.6 Adjusted NWC 633.0 635.2 648.8 675.3 648.1 Adjusted DSO 44.9 56.2 56.5 59.5 54.3 Adjusted DIO 149.2 152.0 134.4 139.2 143.7 Adjusted DPO 31.1 31.2 26.2 31.8 30.1 2 July 2025 | Par Health Page 9

Business overview

The Combined Business has an extensive diversified generic and sterile injectable product portfolio and will be called Par Health. The Combined Business manufactures and sells the following products (as illustrated in the chart at left): containing tablets, oxycodone - containing tablets and other controlled substances (MNK SGx product portfolio). ▪ Sterile injectables, which includes a portfolio of ~ 40 authorized generic sterile injectable products (Endo GxSI product portfolio) . ▪ Medicines used to treat attention - deficit/hyperactivity disorder ("ADHD“) (MNK SGx product portfolio) . ▪ Active pharmaceutical ingredients (“API”) (MNK SGx product portfolio) ▪ Acetaminophen, a pharmaceutical analgesic used to relieve mild to moderate pain and to reduce fever, and direct compression acetaminophen products, known as Compap (“Compap”) for blending with other APIs (together “APAP”) (MNK SGx product portfolio) . ▪ A variety of Generic Pharmaceuticals across a range of therapeutic areas, which 943.5 931.3 953.5 Cost of sales includes ~ 80 different generic drugs (Endo GxSI product portfolio). 728.5 774.2 865.9 Gross profit ▪ Opioid product formulations for the treatment of pain, including hydrocodone - 147.2 140.4 129.0 SG&A These products are primarily sold and distributed through the following channels: ▪ Generics pharmaceuticals, including opioids and ADHD products, are primarily distributed through the “Big Three” pharmaceutical distributors (McKesson, Cardinal, and Cencora (fka AmerisourceBergen), other generic pharmaceuticals are also sold directly to CVS and other retail pharmaceutical chains . Generics products are also supplied to other specialty pharmaceutical distributors, retail pharmaceutical chains, mass merchandisers, hospital buying groups, and direct contracts with the US government . ▪ Sterile injectables are sold primarily to hospitals and healthcare systems under GPO contracts, and are administered in clinical care settings . ▪ API and APAP products are primarily sold to other pharmaceutical manufacturing companies . In addition, API is used for internal manufacturing of finished dose products . MNK and Endo each emerged from Chapter 11 bankruptcy processes in the Historical Period (Nov 23 and Apr 24 , respectively) . The respective Management teams of each of MNK SGx and Endo GxSI indicated that no operational changes were made as a result of the bankruptcies . All non - cash entries and extraordinary items are removed from Adjusted EBITDA . On March 13 , 2025 Mallinckrodt plc (“ MNK”) and Endo, Inc (“Endo”) announced they would merge to form a combined company, with the transaction planned to close in the second half of 2025 . Concurrently it was announced (i) the Specialty Generics segment (“MNK SGx”) of MNK and (ii) the Generic Pharmaceuticals (“Endo Gx”) and Sterile Injectables (“Endo SI”) segments (together “Endo GxSI”) of Endo , referred to throughout as the “Combined Business” or “Par Health”, intend to be separated to form a new company named Par Health . Par Health will operate as a business of the merged company until a later disposal . Throughout this report detailed analysis of Par Health’s financial performance is primarily presented separately for each of MNK SGx and Endo GxSI as analysis was performed while the companies were operating separately prior to the close of the proposed merger . 650.5 437.8 433.3 258.4 353.5 356.4 398.0 362.3 335.3 108.6 164.7 182.2 222.9 178.5 160.1 106.4 74.6 89.8 119.0 88.5 116.1 - 2,000.0 1,800.0 1,600.0 1,400.0 1,200.0 1,000.0 800.0 600.0 400.0 200.0 FY23 FY24 TTMMar25 Currency $ m Endo Gx Opioids Sterile injectibles ADHD APAP API Other MNK SGx SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 218.7 206.0 206.7 Operating expense 509.8 568.2 659.2 Adjusted EBITDA Currency: $ m FY23 FY24 TTMMar25 Net sales 1,819.4 1,705.5 1,672.0 R&D 77.7 65.7 71.6 2 July 2025 | Par Health Page 11

The Combined Business has headquarters in Webster Groves, MO, and Malvern, PA, with production facilities located in the US and India. Manufacturing and FTEs The Combined Business is headquartered in Webster Groves, MO and Malvern, PA with a combined 3 , 657 FTEs ( 1 , 604 at MNK SGx and 2 , 053 at Endo GxSI excluding 326 FTEs in the Indore, India facility) as of Mar 25 , of which 2 , 857 FTEs ( 1 , 347 at MNK SGx and 1 , 510 at Endo GxSI) are dedicated manufacturing and related operations, and the remaining 800 FTEs are non - manufacturing . The Combined Business has 8 operational production facilities with two additional planned to be operational by the end of FY 26 (Fenton, MO and Indore, India) . Production facilities located in the United States and India for both businesses are listed in the table on the right : ▪ MNK SGx footprint includes two leased facilities and four owned facilities within the US . Outside the US, products are stored and distributed under contracts with third - party logistics providers . While MNK SGx includes legal entities in Canada, the UK and Netherlands to facilitate overseas sales, (primarily of APIs, APAP, and Stearates) less than 15 % of MNK SGx net sales in the TTM period were made outside of the US, limiting exposure to foreign currency fluctuations . Further, of the entities located outside of the US, only the Canadian entity utilizes a reporting currency other than USD . ▪ Endo GxSI’s manufacturing footprint includes one site in the U . S . and two additional manufacturing sites in India . The India locations manufacture a wide range of products for both generic pharmaceuticals and sterile injections . The Company is preparing to open a third manufacturing location in India (Indore) which Endo GxSI Management expects to begin operating in FY 26 . This facility is discussed further in the Quality of earnings – Endo GxSI section . While the Endo GxSI manufactures a variety of products abroad, all sales occur in the US, limiting foreign currency exposure . Foreign exchange gains and losses associated with production in India are discussed further in the Quality of earnings – Endo GxSI section . Business Type Product Location MNK SGx Leased Small - scale oral doses and Admin Webster Groves, MO MNK SGx Owned Controlled substance API, intermediates, and stearates St. Louis, MO MNK SGx Owned Solid and liquid oral dose controlled substances Hobart, NY MNK SGx Owned Compap Greenville, IL MNK SGx Owned Acetaminophen Raleigh, NC MNK SGx Leased ADHD medication Fenton, MO MNK SGx Owned Leased to MNK Brands Hazelwood, MO Endo GxSI Leased Sterile injectables Rochester, MI Endo GxSI Leased Sterile injectables and Branded pharmaceuticals R&D Mumbai, India Endo GxSI Leased Branded pharmaceuticals R&D Chennai, India Endo GxSI Owned Sterile injectables Indore, India Endo GxSI Leased Admin Woodcliff Lake, NJ SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 12

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Combined financial information in this report represents MNK SGx and Endo GxSI in addition to a combined standalone cost and synergy analysis.

The below represents a summary of the basis of presentation for the combined Business. See subsequent page for detailed descriptions.


MNK SGx
Endo GxSI
SAC and synergies
Par Health

MNK SGx

- Derived from the financial records of MNK which are prepared in accordance with US GAAP and audited by PwC (formerly audited by Deloitte through 2023).
- Primarily represents the Specialty Generics reportable segment of MNK and related corporate items. Further, MNK SGx is comprised of distinct legal entities.
- Aligned to Carve-out financial statements ("COFS"). The audit of the COFS is in process.
- Excludes intercompany activity, primarily relating to charges from Parent for shared service allocations - such allocations do not represent standalone costs.

Endo GxSI

- Derived from the Endo financial records which are prepared in accordance with US GAAP and audited by PwC.
- Represents financial information contained within Endo GxSI dedicated profit and cost centers aligned with internal and external reporting segments.
- Preparation of the Carve-out financial statements ("COFS") is in process. The audit of the COFS has not yet commenced.
- Cross-charges and allocations for certain functions between other Endo segments outside Endo GxSI are redistributed between Endo GxSI and other Endo segments to account for these functions on a full cost basis. No cost allocations from Endo for shared service support are included in the historical financial results.

SAC and synergies

- MNK SGx and Endo GxSI to the left present the direct income and costs of the respective businesses, excluding corporate allocations and shared functions.
- Represents SAC and synergies on a bottoms-up build prepared for the combined MNK SGx and Endo GxSI business (e.g., Par Health).
- Starting point for analysis was the Management adjusted income statements for MNK SGx and Endo GxSI, respectively. Management evaluated and considered all diligence adjustments when proposing the standalone adjustment.
- The analysis consisted of reconciling Management's SAC model Direct PL starting point and discussing and understanding key assumptions used to develop the model with Management.

Par Health

- Management's view of deal-basis financial information on a combined basis, including diligence adjustments, synergies and standalone costs.
- The Combined Business represents the aggregate of the two businesses and does not constitute a GAAP consolidation. Additionally, it does not incorporate any operational or product portfolio decisions that may be undertaken for the Combined Business.

2 July 2025 | Par Health
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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

MNK SGX financial information presented in this report represents dedicated MNK SGx entities, excluding shared service allocations.

Basis of presentation of financial information – MNK SGx

Historical financial information of MNK SGx, a reportable segment of MNK, was derived from the books and records of MNK, which reports its consolidated results in accordance with US GAAP. MNK SGx uses JD Edwards ("JDE") as its primary accounting system and reports to MNK via the Oracle HFM ("HFM") consolidation system. The information presented in the report is derived from JDE trial balances for legal entities in which MNK SGx operates. MNK SGx uses COGNOS and HFM to track and monitor sales. For purposes of this report, sales data has been extracted from HFM.

The financial information presented here-in is unaudited and has been adjusted for the following: (i) elimination of intercompany shared service allocations and intracompany transactions as the costs do not represent standalone costs, refer to the *Intercompany* for further information, (ii) certain quality of earnings adjustments resulting from analysis of the historical operations, (iii) exclusion of expenses allocated to / incurred by MNK SGx from MNK related to reorganization and bankruptcy charges and (iv) alignment to the carve-out financial statements. The audit of the carve-out financial statements ("COFS") is in process. Though the amounts presented herein are unaudited, MNK is audited by PwC (and formerly audited by Deloitte through annual 2023). Reported results have been agreed to externally reported MNK segment reporting, see Appendix A: MNK SGx Reconciliation to segment reporting.

Consistent with MNK, MNK SGx's fiscal year is based on a "52-53 week" year ending on the last Friday of December. Fiscal 2023 and 2024 and TTMMar25 each consisted of 52 weeks.

Unless otherwise noted, amounts are presented in USD in millions. Immaterial footing differences may exist due to rounding.

Derivation of reported deal basis income statement

Income statement:

The deal basis income statement is based on the MNK SGx segment operations. The activity attributable to MNK SGx was identified through combining distinct legal entities. See Appendix B: MNK SGx FY23 reconciliation to COFS and Appendix C: MNK SGx FY24 reconciliation to COFS for a reconciliation of the deal basis income statement to the COFS for FY23 and FY24.

Balance sheet:

The deal basis balance sheet reflects the MNK SGx balance sheet from JDE which consolidates into MNK's US GAAP external reporting per HFM, excluding intercompany balances. Net working capital is reconciled to the COFS, see Appendix G: MNK SGx reconciliation from reported NWC to COFS.

Intercompany:

All intercompany and intracompany balances and activity have been eliminated through Management and diligence adjustments.

Intercompany activity primarily represents parent allocations for shared services between MNK and MNK SGx related to IT, quality, logistics, engineering and other above site costs. Shared service allocations are excluded from the deal basis income statement as they do not represent cost to support MNK SGx on a standalone basis on day one. Standalone cost analysis is prepared only on a Combined basis, i.e., presenting MNK SGx and Endo GxSI. Management includes certain cross charges, primarily related to insurance, in the internal QBR reporting. As such, we have not removed these cross charges from diligence EBITDA. There are other intercompany transactions between MNK SGx and Specialty Brands, which were included in the diligence adjusted income statement to the extent these relationships will survive the separation, see section Quality of Earnings - MNK SGx diligence adjustment 8.

MNK SGx has intracompany activity which is fully reconciled in this Historical Period. Intracompany activity is primarily related to inventory transfers between the production facilities.


Mallinckrodt Plc
Specialty Generics
Specialty Brands
Key:
Parent
Segment
MNK SGx

2 July 2025 | Par Health Page 14

Endo GxSI financial information presented in this report represents direct revenue and costs identified in dedicated profit and cost centers for Endo GxSI. Basis of presentation Deal Basis vs. Carve - out financial information Management represented Endo’s reporting segments are identified by profit and cost centers and align with Endo’s internal and external financial reporting segments . The Deal Basis income statements and balance sheets presented in this Report were extracted from Endo’s financial reporting system OneStream with Management and diligence adjustments identified during the diligence process . We reconciled Endo Gx and Endo SI’s adjusted income extracted from OneStream to Endo’s annual reports for FY 23 and FY 24 . Refer to Appendix D : Endo GxSI reconciliation to Auditor’s report for the reconciliation . Deal - basis financial information was prepared for the purpose of providing a representation of the current financial performance of Endo GxSI to be included within the planned Merger . The financial information is grounded in the Endo GxSI segment - level monthly trial balances that includes revenues and expenses that are direct to the Endo GxSI business and based on actual financial details presented throughout the Historical Period . No cost allocations from Endo for shared service support are included in the historical financial results, as such costs are accounted for in a separate ‘corporate’ segment within the consolidated reporting of Endo . Certain functions allocated to/from other Endo segments outside Endo GxSI were redistributed between Endo GxSI and other Endo segment to account for these functions on a full cost basis . We proposed diligence adjustments to remove the allocations of indirect costs from Diligence EBITDA, which netted out to be less than $ ( 0 . 3 )m, to present Diligence EBITDA on a direct costs only basis . Separately from the Deal - basis financial information, Carve - out financial information (on a US GAAP basis) is in process of being prepared for the purpose of providing a set of audited financial statements prior to closing of this proposed merger . Illustrated below is the difference between the Deal Basis and Carve - out financial information . The reconciliations between the Deal Basis and the draft Carve - out income statements for FY 23 and FY 24 are presented in Appendix E : Endo GxSI reconciliation to carve - out income statement – FY 23 . ▪ Corporate allocations are not reflected in the Deal Basis financial information but included in the Carve - out financial information as US GAAP requires a portion of the corporate overheads to be allocated to the segments regardless of use . ▪ Management and Diligence EBITDA adjustments will not be reflected in the Carve - out PL on a US GAAP basis . ▪ Carve - out PL presented in this report may be subject to further updates following completion of audit . Segment trial balances for Endo GxSI extracted from OneStream ▪ Management EBITDA adjustments ▪ Diligence EBITDA adjustments ▪ Shared corporate costs allocation ▪ Potential Carve - out audit adjustments Deal Basis adjusted EBITDA and recast PL Carve - out PL SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 15

Quality of earnings Quality of earnings - MNK SGx Quality of earnings – Endo GxSI

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Combined Standalone EBITDA is $474.8m as of TTMMar25, and includes $(57.7)m of SAC and $22.7m of synergies identified by Management.

The table below represents the combining quality of earnings for Par Health. As previously noted, this does not constitute a GAAP consolidation of Par Health. See following subsections for detailed analysis of adjustments for each respective businesses, as well as a summary of Management's standalone cost and synergies estimate as of TTMMar25.

	A			B			A + B = C		
	MNK SGx			Endo GxSI			Par Health		
Currency: $ m	**FY23**	**FY24**	**TTMMar25**	**FY23**	**FY24**	**TTMMar25**	**FY23**	**FY24**	**TTMMar25**
Reported net income	**544.8**	**131.8**	**161.8**	**276.1**	**(61.0)**	**(102.9)**	**820.9**	**70.8**	**58.9**
Depreciation and amortization	43.1	43.7	41.3	139.1	111.4	104.7	182.2	155.1	146.0
Interest income, net	(3.7)	(3.3)	(3.9)	(0.8)	(0.8)	(0.7)	(4.5)	(4.1)	(4.6)
Income tax	0.2	0.6	0.5	-	-	-	0.2	0.6	0.5
Reported EBITDA	**584.4**	**172.9**	**199.7**	**414.4**	**49.6**	**1.1**	**998.9**	**222.5**	**200.8**
Impairment & non-cash items	85.8	-	-	(7.8)	239.7	239.9	78.0	239.7	239.9
Intercompany	45.1	39.5	42.4	-	-	-	45.1	39.5	42.4
Bankruptcy items	(509.3)	85.5	55.9	-	(48.5)	(47.0)	(509.3)	37.0	8.9
Other	(0.6)	1.1	0.8	25.9	4.7	2.0	25.3	5.9	2.8
Management adjustments	**(379.0)**	**126.2**	**99.1**	**18.1**	**195.9**	**194.9**	**(360.9)**	**322.1**	**294.0**
Management EBITDA	**205.4**	**299.1**	**298.8**	**432.5**	**245.5**	**196.0**	**637.9**	**544.6**	**494.8**
Pro forma	10.2	4.4	5.8	10.2	15.7	16.9	20.4	20.1	22.7
Out-of-period / accounting	7.3	(0.1)	(3.5)	7.3	0.9	(3.4)	14.5	0.8	(6.9)
One-time / non-recurring	4.0	4.1	3.5	(8.0)	1.9	1.3	(4.0)	6.0	4.8
Carve-out	(3.4)	4.3	(2.4)	0.1	(0.3)	0.2	(3.3)	4.1	(2.2)
Non-core / non-operational	(6.4)	(7.3)	(3.5)	-	-	-	(6.4)	(7.3)	(3.5)
Diligence adjustments	**11.7**	**5.3**	**(0.0)**	**9.6**	**18.3**	**14.9**	**21.2**	**23.6**	**14.9**
Diligence EBITDA	**217.1**	**304.3**	**298.8**	**442.1**	**263.8**	**210.9**	**659.2**	**568.2**	**509.8**
Standalone									(57.7)
Synergies									22.7
Standalone adjustments									**(35.0)**
Standalone EBITDA	**217.1**	**304.3**	**298.8**	**442.1**	**263.8**	**210.9**	**659.2**	**568.2**	**474.8**

2 July 2025 | Par Health
Page 17

Quality of earnings - MNK SGx

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence EBITDA increased from $217.1m in FY23 to $298.8m in TTMMar25. Proposed adjustments increased reported EBITDA by $99.1m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Net income		**544.8**	**131.8**	**161.8**
Depreciation & amortization	i	43.1	43.7	41.3
Interest income, net	ii	(3.7)	(3.3)	(3.9)
Income tax expense	iii	0.2	0.6	0.5
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Bankruptcy items	i	(509.3)	85.5	55.9
Intercompany	ii	45.1	39.5	42.4
Other	iii	(0.6)	1.1	0.8
Impairment	iv	85.8	-	-
Management adjustments		(379.0)	126.2	99.1
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	i	10.2	4.4	5.8
One-time / non-recurring	ii	4.0	4.1	3.5
Out-of-period / accounting	iii	7.3	(0.1)	(3.5)
Carve-out	iv	(3.4)	4.3	(2.4)
Non-core / non-operational	v	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA	**C**	**217.1**	**304.3**	**298.8**

Quality of earnings overview

The table at left presents the reconciliation from Reported EBITDA to Diligence EBITDA for the Historical Period. Refer to the descriptions and discussions below and in the following pages for each adjustment category.

A. **Reported EBITDA:** Represents definitional add backs to net income as follows: (i) depreciation and amortization related to depreciation of machinery and equipment and patent amortization, (ii) interest income, net primarily related to capitalized interest for ongoing capitalizable projects, and (iii) federal income tax expense.

B. **Management EBITDA:** Excludes one-time, and non-recurring expenses identified by Management as part of its quarterly reporting. Appendix H: MNK SGx reconciliation to internal Management reporting packages presents a reconciliation of Management EBTIDA at left to the quarterly reporting package. Adjustments to reported EBTIDA primarily include: (i) bankruptcy related items such as fresh start accounting and reorganization expenses (ii) intercompany income and expenses, inclusive of MNK corporate allocations, (iii) other consisting primarily of fx gains and losses, and (iv) impairment of intangible assets.

C. **Diligence EBITDA:** Reflects additional adjustments identified throughout the diligence process, related to the following: (i) one-time / non-recurring, (ii) pro forma, (iii) out-of-period / accounting, (iv) carve-out, and (v) non-core / non-operational.

   Diligence adjustments also include certain other out-of-period adjustments, primarily related to true ups of certain estimates, which had no EBITDA impact on the periods presented in this report, though did impact quarterly trending. These items are reflected in the recast income statement.

2 July 2025 | Par Health

Page 19

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Bankruptcy related items ($55.9m in TTMMar25) are excluded from Management and Diligence EBITDA.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA		**584.4**	**172.9**	**199.7**
Bankruptcy items	1	(509.3)	85.5	55.9
Intercompany	2	45.1	39.5	42.4
Other	3	(0.6)	1.1	0.8
Impairment	4	85.8	-	-
Management adjustments		(379.0)	126.2	99.1
Management EBITDA		**205.4**	**299.1**	**298.8**
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Fresh start accounting	i	38.1	82.5	53.3
Reorganization expense	ii	(643.4)	3.0	2.6
Opioid liability non-cash accretion	iii	96.0	-	-
Bankruptcy items	**1**	**(509.3)**	**85.5**	**55.9**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Advisor fees		5.9	3.0	2.6
Gain on LSTC		(649.3)	-	-
Reorganization expense	**ii**	**(643.4)**	**3.0**	**2.6**

Management adjustments:

1 **Bankruptcy items:** Management removes from EBITDA the income, expenses, gains and losses as a result of transactions and events associated with MNK's bankruptcy proceedings.

i. **Fresh start accounting:** Removes the impact of fresh-start accounting, adopted as part of MNK's emergence from bankruptcies. The activity is non-recurring and non-operational. Activity was derived from distinct trial balance accounts and a distinct entity. Fresh start accounting adjustments primarily relate to the fair value inventory step up ($53.7m in TTMMar25). The step up in inventory to align to fair market value was amortized over each product type's (i.e., generics, controlled substances, stearates, APAP) inventory turn. Further, the adjustment removes the impact of inventory turn changes made as part of fresh-start accounting ($(0.4)m in TTMMar25).

ii. **Reorganization expense:** Primarily relates to removing the gains on settlement of liabilities subject to compromise ("LSTC") in FY23 ($649.3m) and advisor fees incurred as part of the bankruptcies and subsequent restructuring ($2.6m in TTMMar25). Activity is separately tracked in distinct trial balance accounts and is non-recurring and non-operational.

iii. **Opioid liability non-cash accretion:** In connection with the 2020 bankruptcy plan, MNK SGx entered into the Opioid-Related Litigation Settlement, committing to deferred cash payments over eight years. The obligations were originally recorded at fair value using an applicable discount rate with accretion occurring over the future payment period. The accretion was discontinued in Sep23 as the obligations were eliminated in connection with the 2023 bankruptcy plan. This accretion activity was removed given its non-cash, non-recurring nature.

2 July 2025 | Par Health

Page 20

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Shared service allocations ($26.1m in TTMMar25) are excluded from Management and Diligence EBITDA as they are not representative of day one standalone costs.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA		**584.4**	**172.9**	**199.7**
Bankruptcy items	1	(509.3)	85.5	55.9
Intercompany	2	45.1	39.5	42.4
Other	3	(0.6)	1.1	0.8
Impairment	4	85.8	-	-
Management adjustments		(379.0)	126.2	99.1
Management EBITDA		**205.4**	**299.1**	**298.8**
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Parent allocations	i	40.0	31.8	33.3
Intercompany interest, net	ii	5.1	6.6	6.5
Intercompany royalty expense	iii	-	1.1	2.6
Intracompany sales / cost of sales	iv	0.0	0.0	0.0
Intercompany	**2**	**45.1**	**39.5**	**42.4**

Management adjustments:

2 **Intercompany:** Eliminates intercompany transactions between MNK SGx and MNK. Intercompany activity includes the following:

i. **Parent allocations**: Represents shared service cost allocations from MNK ($26.1m in TTMMar25) and bankruptcy advisor fees allocated to MNK SGx ($7.2m in TTMMar25).

Shared service allocations are removed from EBITDA as these costs do not represent costs to support MNK SGx on a standalone basis. This report presents direct MNK SGx income and expenses and does not present a standalone view to reflect any additional costs for support functions that would be required to operate the business on a standalone basis day one. Standalone cost analysis is prepared only on a combined basis, i.e., presenting MNK SGx and Endo GxSI. Refer to discussion within section Standalone cost and synergies for further information.

Bankruptcy advisor fees allocated to MNK SGx are also removed from EBITDA as non-recurring and non-operational.

ii. **Intercompany interest, net**: Represents interest incurred on intercompany loans as part of the MNK cash pooling arrangement. This expense was not included within interest added back in the calculation of Reported EBITDA.

iii. **Intercompany royalty expense**: Removes intercompany royalty expense paid to MNK Specialty Brands, another MNK segment, as part of the Amitiza selling agreement. Though this expense is removed from Management EBITDA, this relationship will continue post-transaction and as such costs are included within Diligence EBITDA in the following section, see diligence adjustment 8i for further details.

iv. **Intracompany sales / cost of sales:** Represents intracompany sales and cost of sales between MNK SGx plants for the transfer of APAP to be used in combination products. Intracompany activity is fully reconciled within MNK SGx.

2 July 2025 | Par Health

Page 21

Other items excluded from Management EBITDA in TTMMar25 include foreign currency gains and losses. Management adjustments: Other : Costs added back primarily represent foreign currency gains and losses . Management removes foreign currency impact, both realized and unrealized from EBITDA . MNK SGx is primarily US based, operating in USD, MNK SGx has limited operations in Canada with CAD as the reporting currency . 3 Impairment : Adjustment to remove non - cash impairments of intangibles in Q 323 related to three assets (Gx Levothyroxine, Gx Xyrem, and Gx Somatuline) . Gx Xyrem and Gx Somatuline assets were impaired as associated future cash flows were not probable . The Gx Levothyroxine asset was impaired as MNK SGx decided not to pursue further development . 4 SAC and synergy Endo GxSI Combined MNK SGx Recast income Quality of Business Summary of statement earnings overview findings Working capital Appendix Currency: $ m Ref. FY23 FY24 TTMMar25 Reported EBITDA 584.4 172.9 199.7 Bankruptcy items 1 (509.3) 85.5 55.9 Intercompany 2 45.1 39.5 42.4 Other 3 (0.6) 1.1 0.8 Impairment 4 85.8 - - Management adjustments (379.0) 126.2 99.1 Management EBITDA 205.4 299.1 298.8 Diligence adjustments 11.7 5.3 (0.0) Diligence EBITDA 217.1 304.3 298.8 2 July 2025 | Par Health Page 22

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Pro forma adjustments for Fentanyl Patch disruption further increase EBITDA by $5.8m in TTM25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Fentanyl Patch disruption	i	8.4	3.1	4.0
Fenton cost removal	ii	-	1.3	1.9
Fentanyl Lozenge discontinuation	iii	1.8	0.0	-
Pro forma	**5**	**10.2**	**4.4**	**5.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reintroduction inventory reserve[1]	a	-	3.1	2.8
Product margin	b	7.6	-	1.3
Opioid NY state tax	c	(0.5)	-	(0.1)
Royalty expense	d	(0.5)	-	(0.1)
Product contribution[2]		6.6	-	1.1
At risk inventory write-off[3]	e	1.8	-	-
Fentanyl Patch disruption	**i**	**8.4**	**3.1**	**4.0**

[1] - FY24 and TTMMar25 impact is related to the FY23 disruption

[2] - Adjustments in FY23 are related to the FY23 disruption, adjustments in TTMMar25 are related to the Q125 disruption

[3] - Impact is related to the FY23 disruption

Diligence adjustments:

5 **Pro forma:** Adjustments for business disruptions and discontinuations on a pro forma basis are as follows:

i. **Fentanyl Patch disruption:** In the beginning of FY23 MNK SGx was forced to discontinue the Fentanyl Patch product due to its supplier's change in materials. MNK SGx purchases the film material used in the patch from 3M, which was discontinued in FY23. The replacement film provided by 3M required additional testing, FDA review, and FDA approval before the product could be reintroduced to the market. The product reentered the market in the beginning of Q124.

Additionally, in Q125 MNK SGx's co-manufacturer, LTS, failed to apply for quota timely, resulting in the inability to manufacture one of the Fentanyl Patch SKUs.

The proposed pro forma adjustment removes the impact of the non-recurring disruption in these two periods and reflects what Management considers typical volume levels (based on 2H24). The components of the adjustment are as follows:

a. **Reintroduction inventory reserve:** When the product was reintroduced to the market in Q124, Management forecasted to immediately capture a similar market share to the pre-disruption period. Fentanyl Patch sales did not reach the same volumes as the pre-disruption period and Management reserved excess inventory for projected short-dating. As of Q125, of the $3.1m reserved, $0.3m has been released due to increased sales. The release has been considered in the adjustment.

b. **Product contribution - Product margin impact:** Management considers 2H24 Fentanyl patch sales volumes typical. As such, the adjustment estimates the margin loss through disruption based on: 2H24 sales volume and standard margin for the product set at the beginning of each year. We note the annual run-rate of 2H24 volumes broadly aligns to the volume forecast for FY25.

2 July 2025 | Par Health

Page 23

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Pro forma adjustments for Fentanyl Patch disruption further increase EBITDA by $5.8m in TTM25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Fentanyl Patch disruption	i	8.4	3.1	4.0
Fenton cost removal	ii	-	1.3	1.9
Fentanyl Lozenge discontinuation	iii	1.8	0.0	-
Pro forma	**5**	**10.2**	**4.4**	**5.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reintroduction inventory reserve[1]	a	-	3.1	2.8
Product margin	b	7.6	-	1.3
Opioid NY state tax	c	(0.5)	-	(0.1)
Royalty expense	d	(0.5)	-	(0.1)
Product contribution[2]		6.6	-	1.1
At risk inventory write-off[3]	e	1.8	-	-
Fentanyl Patch disruption	**i**	**8.4**	**3.1**	**4.0**

1 - FY24 and TTMMar25 impact is related to the FY23 disruption

2 - Adjustments in FY23 are related to the FY23 disruption, adjustments in TTMMar25 are related to the Q125 disruption

3 - Impact is related to the FY23 disruption

Diligence adjustments:

5 Pro forma (continued):

i. **Fentanyl Patch disruption continued:**

c. **Product contribution - Opioid NY tax:** Adjusts excise tax expense for Fentanyl Patches during the disruption periods to typical levels based on 2H24 expense incurred.

d. **Product contribution - Royalty expense:** MNK SGx remits a royalty payment of 5% of Fentanyl Patch net sales to LTS, quarterly. This adjustment includes the royalty expense for estimated net sales during the disruption period.

e. **At risk inventory write-off:** During the FY23 disruption period, MNK SGx manufactured Fentanyl Patch batches at risk utilizing two film alternatives. All inventory manufactured that did not meet specifications was written off in Q223. This adjustment removes the impact of the write-off from EBITDA.

ii. **Fenton cost removal:** MNK SGx began construction on a new production facility in Apr24, which is expected to become operational in the beginning of FY26. This adjustment removes the non-operational set-up costs of the facility (e.g. utilities and personnel costs) as the income statement does not include the benefit of the new facility.

iii. **Fentanyl Lozenge discontinuation:** In Mar24, MNK SGx discontinued the production and sale of Fentanyl Lozenges due to low profitability. The proposed adjustment removes the inventory reserve associated with the discontinued product ($1.1m in FY23) and the TIRF/REMS program expense associated with the distribution of the product ($0.7m in FY23), on a pro forma basis. The impact in FY24 is negligible. The TIRF/REMS is an FDA required program to ensure informed decisions before initiating treatment and while undergoing treatment involving opioids. The distributor of the opioid incurs expense related to this program. Contribution was not removed from EBITDA in this adjustment as the impact was insignificant ($145k in TTMMar25).

2 July 2025 | Par Health

Page 24

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
CIP project write-off	i	0.4	2.0	1.9
Beetle reserve reversal	ii	-	1.0	1.0
Asbestos remediation	iii	-	-	0.5
Salary severance and retention	iv	1.1	0.9	0.1
Big Mac refurbishment	v	0.5	0.1	0.0
Bonus - KEIP removal	vi	1.3	-	-
Vopak adjustments	vii	0.7	-	-
One-time / non-recurring	**6**	**4.0**	**4.1**	**3.5**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Post-emergence CIP spend	a	-	(1.5)	(1.4)
Solar farm	b	-	(0.5)	(0.5)
MASC project	c	(0.4)	-	-
CIP project write-off	**i**	**0.4**	**2.0**	**1.9**

Diligence adjustments:

6 **One-time / non-recurring:** Adjustments for one-time / non-recurring items are as follows:

i. **CIP project write-off:** Throughout the Historical Period MNK SGx wrote off certain projects, which is considered non-recurring:

   a. **Post-emergence CIP spend**: In FY24, Management identified and expensed $1.5m from CIP accounts related to subsequent project spend that exceeded the previously ascribed FMV at bankruptcy emergence.

   b. **Solar farm:** In FY24, Management explored the use of solar farms as an alternative form of power. The project was discontinued, and all associated CIP was written off. MNK SGx does not use solar farms in the normal course of business.

   c. **MASC project:** The Mallinckrodt Ammonium Sulphate Crystallization ("MASC") project was initiated to realize value in production byproducts; however, the project was cancelled in FY23 and all cost previously capitalized were written-off in FY23.

ii. **Beetle reserve reversal:** In Q424 the Watco Gateway warehouse experienced a beetle infestation resulting in the inventory at Watco being fully reserved and subsequently destroyed ($1.0m). This event is considered non-recurring and the corresponding expense removed from EBITDA. MNK SGx has since severed the relationship with Watco and moved warehousing to St. Louis. The warehouse move did not result in significant expenses or cost savings.

iii. **Legal product liability:** The proposed adjustment removes non-recurring costs incurred in relation to asbestos remediation at a legacy business site.

2 July 2025 | Par Health

Page 25

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
CIP project write-off	i	0.4	2.0	1.9
Beetle reserve reversal	ii	-	1.0	1.0
Asbestos remediation	iii	-	-	0.5
Salary severance and retention	iv	1.1	0.9	0.1
Big Mac refurbishment	v	0.5	0.1	0.0
Bonus - KEIP removal	vi	1.3	-	-
Vopak adjustments	vii	0.7	-	-
One-time / non-recurring	**6**	**4.0**	**4.1**	**3.5**

Diligence adjustments:

6 **One-time / non-recurring (continued):**

iv. **Salary severance and retention:** MNK SGx incurred one-time, non-recurring employee-related severance and retention payments in the Historical Period which are removed from EBITDA:

- **Chapter 11 retention:** As part of the Chapter 11 bankruptcy proceedings, MNK SGx offered retention bonuses to retain certain employees ($0.1m in TTMMar25). The adjustment removes the impact of these retention payments as non-recurring.
- **R&D restructuring severance:** The adjustment removes one-time expense related to the restructuring of R&D leadership. The severance is fully paid as of the date of this report ($0.9m in FY24).

v. **Big Mac refurbishment:** During FY22, a leak was discovered in the lining of the Big Mac storage tank ("Big Mac") at the Raleigh plant. MNK SGx rented a temporary tank and pumping system from Rain for Rent while it refurbished the tank to limit production disruption. This adjustment reflects the add-back of one-time costs incurred to rent a temporary tank and pumping system. The costs associated with investigating and repairing the leak in the lining of the Big Mac tank were borne by the supplier and are not considered part of the adjustment. The rental period discontinued in Sep24.

vi. **Bonus – KEIP removal:** In FY23 certain executives at MNK SGx received bonuses in addition to the annual incentive plan. These bonuses are considered one-time.

vii. **Vopak adjustments:** This adjustment adds back one-time decommissioning expenses ($0.4m) and clean-out fees ($0.2m) incurred in FY23 related to a change in storage tank providers from Vopak to Chemserve.

2 July 2025 | Par Health

Page 26

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting items decrease EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Bad debt expense adjustment	i	3.0	0.5	(2.4)
Bonus adjustment	ii	0.4	1.3	2.3
Inventory variance cap. adjustment	iii	0.7	(4.1)	(1.6)
Price protection accrual reversal	iv	1.5	(1.5)	(1.5)
Asbestos accrual release	v	-	(0.5)	(0.5)
APAP Customer 1 related adjustments	vi	1.4	0.3	0.3
Narrow exception impact adjustment	vii	(0.1)	3.7	-
Amitiza Medicaid adjustment	viii	-	0.6	-
Webster Groves-real estate taxes paid adj	ix	(0.6)	(0.2)	-
FOB destination accrual	x	2.8	-	-
Out-of-period inventory reserve release	xi	(1.7)	-	-
Out-of-period / accounting	**7**	**7.3**	**(0.1)**	**(3.5)**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Bad debt expense, as reported		3.1	0.6	(2.3)
Average write-offs		0.1	0.1	0.1
Bad debt expense adjustment	**i**	**3.0**	**0.5**	**(2.4)**

Diligence adjustments:

7 **Out-of-period / accounting:** Adjustments for out-of-period and accounting items in the Historical Period are as follows:

i. **Bad debt expense adjustment:** MNK SGx reserves for bad debt through three mechanisms (summarized in the table below): (i) an overall percentage of outstanding AR ("Aging reserve"), (ii) average actual three-year write-offs experience ("General reserve"), and (iii) specifically identified balances ("Specific reserve") based on Management's assessed collection risk, primarily related to accounts in collections and memos on credit holds. Throughout the Historical Period MNK SGx has subsequently collected balances from customers in collections. See the table below for movements in the Specific reserve. To remove the out-of-period impact of the reserved balance and corresponding reserve release bad debt is adjusted to reflect the average actual write-offs for the Historical Period ($0.1m per year).

Currency: $ m	Dec23	Dec24	Mar25
Specific reserve	3.0	3.1	1.6
Aging reserve	0.1	0.4	0.3
General reserve	0.0	0.0	0.0
Total reserve	**3.2**	**3.6**	**2.0**

ii. **Bonus adjustment:** MNK SGx accrues for the bonus ratably throughout the year, estimating the expected payout each month. Management initially accrues for the bonus at an expected payout of 1.0x and updates the accrual throughout the year based on MNK SGx performance and estimates. In the Historical Period the MNK SGx bonus was 1.65x in FY23 and 1.9x in FY24. The proposed adjustment presents bonus expense ratably throughout the year based on the actual payout. In Q125 Management accrued the bonus at an expected payout of 1.0x, as such no adjustment was made to Q125 for the FY25 bonus accrual.

2 July 2025 | Par Health
Page 27

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting items decrease EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Bad debt expense adjustment	i	3.0	0.5	(2.4)
Bonus adjustment	ii	0.4	1.3	2.3
Inventory variance cap. adjustment	iii	0.7	(4.1)	(1.6)
Price protection accrual reversal	iv	1.5	(1.5)	(1.5)
Asbestos accrual release	v	-	(0.5)	(0.5)
APAP Customer 1 related adjustments	vi	1.4	0.3	0.3
Narrow exception impact adjustment	vii	(0.1)	3.7	-
Amitiza Medicaid adjustment	viii	-	0.6	-
Webster Groves-real estate taxes paid adj	ix	(0.6)	(0.2)	-
FOB destination accrual	x	2.8	-	-
Out-of-period inventory reserve release	xi	(1.7)	-	-
Out-of-period / accounting	**7**	**7.3**	**(0.1)**	**(3.5)**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Variance release, as reported		95.1	136.2	149.2
Variance release, as adjusted		94.4	140.3	150.8
Inventory variance cap. adjustment	**iii**	**0.7**	**(4.1)**	**(1.6)**

Diligence adjustments:

7 **Out-of-period / accounting (continued)**

iii. **Inventory variance cap. adjustment:** MNK SGx expenses capitalized variances incurred (PPV and other variances) at the end of each product type's estimated inventory turn. This adjustment presents the impact of amortizing the capitalized variance over the respective inventory turns, rather than Management's approach of expensing the variance at the end of the turn. See at left for the as reported versus as adjusted activity.

iv. **Price protection accrual reversal:** In Jul23 MNK SGx accrued for a price protection rebate owed to McKesson, however McKesson did not invoice MNK SGx for the rebate. In Aug24 MNK SGx reversed the accrual. The adjustment removes both the initial reserve and the corresponding release.

v. **Asbestos accrual release:** In 2020 MNK SGx accrued for expenses related to asbestos abatement at the St. Louis plant, but released the accrual in Q224 as MNK SGx had yet to approve a plan to remediate the issue in the near term. The out-of-period income was reversed as part of this adjustment.

vi. **APAP Customer 1 related adjustments:** Represents adjustments relating to APAP Customer 1 as follows:

- **Failure to supply agreed upon volumes**: FY22 lost PAP production caused MNK SGx to incur a failure to supply ("FTS") penalty of $1.7m payable to APAP Customer 1. The expense was recorded in FY23, the adjustment reclassifies the expense to FY22 when it was incurred.
- **Minimum purchase commitment**: In FY23 APAP Customer 1 lowered its volume commitment by 650 MTs resulting in a $0.7m penalty payable to MNK SGx. The receipt of this penalty payment is removed from Diligence EBITDA as one-time.

2 July 2025 | Par Health
Page 28

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting items decrease EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Bad debt expense adjustment	i	3.0	0.5	(2.4)
Bonus adjustment	ii	0.4	1.3	2.3
Inventory variance cap. adjustment	iii	0.7	(4.1)	(1.6)
Price protection accrual reversal	iv	1.5	(1.5)	(1.5)
Asbestos accrual release	v	-	(0.5)	(0.5)
APAP Customer 1 related adjustments	vi	1.4	0.3	0.3
Narrow exception impact adjustment	vii	(0.1)	3.7	-
Amitiza Medicaid adjustment	viii	-	0.6	-
Webster Groves-real estate taxes paid adj	ix	(0.6)	(0.2)	-
FOB destination accrual	x	2.8	-	-
Out-of-period inventory reserve release	xi	(1.7)	-	-
Out-of-period / accounting	**7**	**7.3**	**(0.1)**	**(3.5)**

Diligence adjustments:

7

Out-of-period / accounting (continued)

vi. APAP Customer 1 adjustments (continued)

- **Patheon volume discount:** APAP Customer 1 entered a new contract manufacturing relationship, which allows for favorable pricing, but did not alert MNK SGx timely in accordance with the agreement. APAP Customer 1 did not receive the favorable pricing in FY23 due to the delay. On a go-forward basis the favorable pricing would reduce sales by $0.5m, therefore sales have been reduced in FY23 to align with the go-forward.
- **True-up charges – out-of-period:** Throughout the Historical Period Management recorded certain cost pass through true-ups out of period. The adjustment captures the true-up in the period incurred ($0.3m in the TTM period).

vii. Narrow exception impact normalization: MNK SGx requested a narrow exception in 2017 from the Centers for Medicare & Medicaid Services, which was rejected in Mar24. The exception rejection resulted in additional Medicaid rebates of $3.7m related to the periods from 1991 through Q124 which were expensed in Mar24 at the time of the rejection. The proposed adjustment removes the one-time expense in Mar24 and reflects the rebates in the periods in which they were incurred.

viii. Amitiza Medicaid adjustment: In Apr24 MNK SGx entered into an agreement with MNK Specialty Brands to distribute Amitiza. At that time, Management estimated Medicaid utilization for Amitiza at 75% using estimates from its largest customer, Takeda. The estimate was trued up to actual utilization of 37% in Feb25. The proposed adjustment (i) applies the actual utilization to the accrual from Apr24 and (ii) considers the corresponding increased royalty expense incurred as a result of the utilization adjustment.

2 July 2025 | Par Health

Page 29

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting items decrease EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Bad debt expense adjustment	i	3.0	0.5	(2.4)
Bonus adjustment	ii	0.4	1.3	2.3
Inventory variance cap. adjustment	iii	0.7	(4.1)	(1.6)
Price protection accrual reversal	iv	1.5	(1.5)	(1.5)
Asbestos accrual release	v	-	(0.5)	(0.5)
APAP Customer 1 related adjustments	vi	1.4	0.3	0.3
Narrow exception impact adjustment	vii	(0.1)	3.7	-
Amitiza Medicaid adjustment	viii	-	0.6	-
Webster Groves-real estate taxes paid adj	ix	(0.6)	(0.2)	-
FOB destination accrual	x	2.8	-	-
Out-of-period inventory reserve release	xi	(1.7)	-	-
Out-of-period / accounting	**7**	**7.3**	**(0.1)**	**(3.5)**

Diligence adjustments:

7 **Out-of-period / accounting (continued)**

ix. **Webster Groves real estate taxes paid adj:** Adjusts the real estate expense to be presented on an as paid basis, incurred ratably throughout the period. Additionally, this adjustment reverses any out-of-period correction entries made to adjust the accrual to the actual payment.

x. **FOB destination accrual:** Title transfers for most customers of MNK SGx when the product is shipped, however title transfers at receipt for certain international customers. All net sales are initially recorded as FOB shipping point and an accrual is made to reduce net sales at each quarter end for FOB destination point customers. The accrual is reversed in the subsequent quarter and the net sales are recognized. At Dec22, Management did not accrue for this timing difference in revenue recognition. The proposed adjustment estimates the net sales that should have been recognized in Q123 to align with FOB destination terms using the FY22 quarterly average accrual. The accrual is correctly reflected in Reported financial information in-line with MNK SGx policy for other quarters throughout the Historical Period.

xi. **Out-of-period inventory reserve release:** MNK SGx launched Posaconazole, a new product, in Q322. Upon initial launch, sales were lower than forecast which created an inventory reserve for the slow-moving inventory through 2H22. In FY23 sales improved and the reserve was released. With the benefit of hindsight, this adjustment applies the FY23 reversal to when the reserve was recorded in FY22.

2 July 2025 | Par Health
Page 30

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments of $(2.4)m in TTMMar25 align the deal basis income statement to the carve-out financial statements.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Amitiza royalty expense	i	-	(1.1)	(2.6)
Sublease rent expense	ii	0.3	0.3	0.3
Passed year end adjustments	iii	(3.6)	5.2	-
Carve-out	**8**	**(3.4)**	**4.3**	**(2.4)**

Diligence adjustments:

8 **Carve-out:** Adjustments to align the deal basis income statement to the COFS are as follows:

i. **Amitiza royalty expense**: As noted above, in Apr24 MNK SGx entered into an agreement with MNK Specialty Brands to distribute Amitiza. As part of the agreement MNK SGx receives Amitiza product from MNK Specialty Brands and sells the product domestically, remitting 65% of net profits to MNK Specialty Brands as a royalty. The expense is initially recorded in the intercompany account, the activity is adjusted to reflect the expense in cost of sales. The royalty payment is considered the cost of sales for MNK SGx. The proposed adjustment includes the previously eliminated intercompany relationship and royalties payable by MNK SGx as an EBITDA reduction. The agreement will continue post separation.

ii. **Sublease rent income:** MNK SGx owns the Hazelwood facility and leases it to MNK Specialty Brands. This adjustment captures the sublease income related to the lease agreement. The income was previously eliminated as an intercompany transaction. The agreement will continue post separation.

iii. **Passed year end adjustments:** As part of year end procedures Management prepares a listing of proposed adjustments to be included in the current year's books and records. Management may pass on recording the entry and record it in the following fiscal year due to materiality. As part of the carve-out financial statement preparation all passed adjustments have been recorded in the correct fiscal year and the entry recorded by Management in the subsequent fiscal year has been reversed as it is out of period. This adjustment aligns the deal basis income statement to the COFS, see Appendix B: MNK SGx FY23 reconciliation to COFS and Appendix C: FY24 reconciliation to COFS for a reconciliation to FY23 and FY24 COFS.

2 July 2025 | Par Health
Page 31

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for non-core / non-operational items decrease EBITDA by $3.5m in TTMMar25.

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Reported EBITDA	**A**	**584.4**	**172.9**	**199.7**
Management EBITDA	**B**	**205.4**	**299.1**	**298.8**
Pro forma	5	10.2	4.4	5.8
One-time / non-recurring	6	4.0	4.1	3.5
Out-of-period / accounting	7	7.3	(0.1)	(3.5)
Carve-out	8	(3.4)	4.3	(2.4)
Non-core / non-operational	9	(6.4)	(7.3)	(3.5)
Diligence adjustments		11.7	5.3	(0.0)
Diligence EBITDA		**217.1**	**304.3**	**298.8**

Currency: $ m	Ref.	FY23	FY24	TTMMar25
Gain on disposal of fixed assets	i	(0.1)	(4.9)	(2.9)
Pension & employee benefit programs	ii	(7.0)	(2.9)	(1.3)
Legal - environmental	iii	0.4	0.2	0.4
Idle plant depreciation - Hobart	iv	0.3	0.3	0.2
Non-core / non-operational	**9**	**(6.4)**	**(7.3)**	**(3.5)**

Diligence adjustments:

9 **Non-core / non-operational:** Adjustments to remove non-core / non-operational items are as follows:

i. **Gain on disposal of fixed assets:** Removes gains on disposal of fixed assets as the gain is considered non-operational.

ii. **Pension & employee benefit programs:** Represents non-operational rabbi trust investment gains and losses, fair value changes in the cash surrender value of life insurance policies, and other pension and post-retirement related expenses. The expenses and income are considered non-operational.

iii. **Legal - environmental:** Removes the quarterly true-ups of the present value of environmental liabilities based on the current market interest rate. The net difference flows through the income statement akin to non-cash interest expense.

iv. **Idle plant depreciation - Hobart:** Removes depreciation for an unused production line at the Hobart plant. The expense was not included in the prior depreciation adjustment as Management tracks this separately.

2 July 2025 | Par Health

Page 32

Quality of earnings – Endo GxSI

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence EBITDA decreased from $442.1m in FY23 to $210.9m in TTMMar25. Proposed adjustments increased reported EBITDA by $209.9m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Depreciation and amortization		139.1	111.4	104.7
Interest income, net		(0.8)	(0.8)	(0.7)
Definitional adjustments		**138.3**	**110.6**	**104.0**
Reported EBITDA	**A**	**414.4**	**49.6**	**1.1**
Non-cash adjustments	i	(7.8)	239.7	239.9
Bankruptcy items	ii	-	(48.5)	(47.0)
Other	iii	25.9	4.7	2.0
Management adjustments		**18.1**	**195.9**	**194.9**
Management EBITDA	**B**	**432.5**	**245.5**	**196.0**
Pro forma	i	10.2	15.7	16.9
Out of period / accounting	ii	7.3	0.9	(3.4)
One-time / non-recurring	iii	(8.0)	1.9	1.3
Carve-out	iv	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA	**C**	**442.1**	**263.8**	**210.9**
Margin:				
Reported EBITDA		*38.4*	*6.2*	*0.1*
Management EBITDA		*40.1*	*30.8*	*25.6*
Diligence EBITDA		*42.2*	*33.0*	*27.4*

Quality of earnings overview

The table at left presents the reconciliation from Reported EBITDA to Diligence EBITDA for the Historical Period. Refer to the descriptions and discussions below and in the following pages for each adjustment category.

A. **Reported EBITDA:** Represents definitional add backs to net income, including depreciation and amortization, and interest income.

B. **Management EBITDA:** Management tracks non-operational costs on a quarterly basis for SEC reporting compliance. All Management adjustments are recorded separately in discreet trial balance accounts. Appendix D: Endo GxSI reconciliation to Auditor's report presents a reconciliation of Management EBTIDA at left to Endo's 10-K for FY23 and FY24 and 10-Q for Q125. We reconciled the Management adjusted EBITDA for Endo GxSI to Management's internal reporting packages. Adjustments to reported EBTIDA primarily include: (i) non-cash adjustments including intangible asset impairments, contingent consideration revaluation, and gain/loss on disposal of fixed assets, (ii) bankruptcy related items such as fresh start accounting, and (iii) other items excluded from Management adjusted EBITDA, such as milestone payments, and realized / unrealized gains on FX.

C. **Diligence EBITDA:** Reflects additional adjustments identified throughout the diligence process, related to the following: (i) pro forma, (ii) out-of-period / accounting, (iii) one-time / non-recurring, and (iv) carve-out.

2 July 2025 | Par Health

Page 34

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Non-cash adjustments ($239.9m in TTMMar25) and bankruptcy related items ($(47.0)m in TTMMar25) are excluded from Management EBITDA.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Non-cash adjustments	1	(7.8)	239.7	239.9
Bankruptcy items	2	-	(48.5)	(47.0)
Other	3	25.9	4.7	2.0
Management adjustments		**18.1**	**195.9**	**194.9**
Management EBITDA		**432.5**	**245.5**	**196.0**
Diligence adjustments		9.6	18.3	14.9
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Intangible asset impairments	i	0.5	245.7	245.4
Contingent consideration revaluation	ii	(8.4)	(5.5)	(5.1)
Gain/Loss on disposal of fixed assets		0.2	(0.5)	(0.4)
Non-cash adjustments	**1**	**(7.8)**	**239.7**	**239.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Asset revaluation	i	-	(291.2)	(291.2)
Amortization of inventory step-up	ii	-	205.2	212.7
Fresh start accounting entry	iii	-	37.5	31.5
Bankruptcy items	**2**	**-**	**(48.5)**	**(47.0)**

Management adjustments:

1 **Non-cash adjustments:** Primarily represents (i) impairment of intangible assets and (ii) annual revaluation of contingent considerations.

i. **Impairment of intangible assets:** Management added back the impairment charges against the IP of certain products. Impairment assessments on intangible assets are carried out at least annually (for in-process research and development assets) or more frequently as necessary if indicators of potential impairment exist.

ii. **Revaluation of contingent considerations –** Management added back the non-cash revaluation of contingent consideration liability associated with acquisition or licensing of various products.

2 **Bankruptcy items**

i. **Asset revaluation:** In Apr24, Endo emerged from Chapter 11 bankruptcy and adopted fresh start accounting while the normal business operations continued uninterrupted. Management excluded from EBITDA the non-cash entries regarding asset revaluation.

ii. **Amortization of inventory step-up:** Upon the adoption of fresh starting accounting in Apr24, inventory was revalued to fair value. The step-up of inventory value was tracked separately and amortized as inventory was sold. Management added back the amortization of the inventory value step-up due to its non-cash nature.

iii. **Fresh start accounting entries:** In Apr24, Management adopted fresh start accounting upon emergence from bankruptcy. As part of the emergence process Management also recorded several reconciling entries related to India operations which Management represented net to $0 on a consolidated basis. However, these adjustments do impact Endo GxSI on a segment level. Management removed the impact of the entries as they are non-recurring. Further, Management added back $6.0m of reserve for the unsecured claims from a contract termination ordered by the Bankruptcy court in Q124.

2 July 2025 | Par Health

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Other items excluded from Management EBITDA in TTMMar25 include milestone payments and realized and unrealized gains on foreign exchange.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Non-cash adjustments	1	(7.8)	239.7	239.9
Bankruptcy items	2	-	(48.5)	(47.0)
Other	3	25.9	4.7	2.0
Management adjustments		**18.1**	**195.9**	**194.9**
Management EBITDA		**432.5**	**245.5**	**196.0**
Diligence adjustments		9.6	18.3	14.9
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Milestone payments - acquired R&D	i	0.3	2.5	3.3
Realized and unrealized G/L on FX	ii	(0.4)	(2.6)	(2.2)
Severance, retentions and benefits	iii	7.0	4.1	(0.0)
Non-recurring legal settlements	iv	17.1	-	-
Inventory write offs	v	1.2	-	-
Other		0.9	0.7	0.9
Other	**3**	**25.9**	**4.7**	**2.0**

Management adjustments:

3 **Other**

i. **Milestone payments – acquired R&D:** Management added back all upfront and event driven payments in relation to the acquired in-licensed products. All regular royalty expenses are still burdening EBITDA.

ii. **Realized and unrealized gains on foreign exchange:** Primarily attributed to the operations and inventory held in India. Management removed the realized and unrealized gains from EBITDA to present Management EBITDA on a consistent basis.

iii. **Severance, retentions and benefits**: Represents all severance and retention bonuses and related payroll taxes regarding the restructuring efforts in FY23 and Q124. We understand these amounts are tracked in a separate trial balance account.

iv. **Non-recurring legal settlements**: Represents adjustments to the settlement with the unsecured creditor committee during the bankruptcy process which we understand are tracked in a separate trial balance account.

v. **Inventory write-offs**: Represents non-recurring inventory write-off due to quality issues that were added back to EBITDA by Management.

2 July 2025 | Par Health
Page 36

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Pro forma adjustments for Indore facility ramp up increase Diligence EBITDA by $16.9m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Indore facility ramp up cost	4	10.2	15.7	16.9
Pro forma		10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Personnel		3.3	4.7	5.0
Non-personnel		4.0	7.4	7.8
Cost of sales labor & OH		7.3	12.1	12.8
G&A		1.3	1.8	2.2
R&D		1.7	1.9	1.9
Indore facility ramp up cost	**4**	**10.2**	**15.7**	**16.9**

Diligence adjustments:

4

Proforma adjustment: Removes the impact of scaling up SI operations at the Indore production facility during the Historical Period. This adjustment is based on the expectation that, upon the facility's launch, Endo SI will be able to (i) reduce certain existing costs by relocating the production of various products, and (ii) generate additional revenue from newly introduced products. The adjustment aims to align Endo GxSI's cost structure with the current revenue stream.

Indore facility ramp up costs: Endo owns the manufacturing facility in Indore, India. While the Indore facility is currently utilized to manufacture a limited number of Endo Gx products, Endo GxSI has been investing in Indore to house SI manufacturing and plans to move a number of SI production lines from its Rochester facility as well as expanding overall capacity. Endo SI received FDA approval in Dec24 on the first product to be manufactured at the Indore facility. It is expected that commercial production will begin in 2026. Endo GxSI has been incurring costs to prepare for SI operations (primarily associated with equipment testing, maintenance and water/media trials on the new production lines). The ramp up process is expected to continue during 2025, before the SI manufacturing processes kick off in 2026. The proposed pro forma adjustment removes the costs directly related to SI production incurred at Indore. Management represented costs removed are directly attributed to the SI production lines that had not been generating revenue in the Historical Period.

The table at left presents the direct Indore ramp up costs as they are recorded in the income statement. Personnel costs represent manufacturing personnel costs related to facility set-up, equipment testing and other preparation work. Non-personnel costs within cost of sales represent primarily utilities, machinery maintenance, and other consumables. All costs within cost of sales added back are related to the preparation of the Indore facility to get ready for commercial production. G&A expenses include HR, Finance, IT and other G&A functions. Costs mainly comprise (i) salaries and wages primarily for HR function, (ii) other personnel related expenses (such as costs for uniforms and auto) and (iii) building expenses (such as cleaning and security).

2 July 2025 | Par Health
Page 37

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting adjustments decrease EBITDA by $(3.4)m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Dexlan Deerfield Partnership true-up	i	2.1	1.4	(2.7)
Partnership true up Q423	ii	2.5	-	-
Royalty true up - Vasostrict AG	iii	1.6	-	-
Other	iv	1.0	(0.5)	(0.7)
Out of period / accounting	5	7.3	0.9	(3.4)
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Diligence adjustments:

5 **Out-of-period/accounting adjustments:** Include various items identified that were recorded during the Historical Period relating to prior periods. The adjustment removes settlements, true ups and credits received to align them with the respective periods incurred.

i. **Dexlan Deerfield partnership true-up:** In Q125, Management recorded a $3.7m royalty credit due from Deerfield regarding the Dexlansoprazole license. A credit was recorded due to the omission of distribution fees in calculating historical gross profits of Dexlansoprazole, which led to higher royalty expenses paid to Deerfield in the Historical Period. Management represented the correction of partnership fees recorded in Q125 related to FY23, FY24 and prior to FY23. We understand the reallocation to the periods incurred is based on royalty statements.

ii. **Partnership royalty true-up:** Prior to the Historical Period, Endo GxSI had been distributing Colchicine and Candesartan products under license agreements with Takeda and Astra Zeneca, respectively. The agreements stipulated royalty payments based on gross profit earned by Endo GxSI upon distribution of these products. Endo GxSI discontinued the distribution of Colchicine and Candesartan in 2022 due to low profitability and negative outlook. Before product discontinuation, decreased sales resulted in negative gross profit for both products and accrual of 'negative' royalty in relation to these products during FY22 – FY23. The negative royalty was recognized as a receivable of $3.6m as of Nov23. Considering these receivables were not subject to recovery, Management wrote off the amounts in Dec23. The proposed diligence adjustment removes the impact of the write-off of the royalty receivable as well as the negative royalty expenses recognized during FY23.

2 July 2025 | Par Health

Page 38

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for out-of-period / accounting adjustments decrease EBITDA by $(3.4)m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Dexlan Deerfield Partnership true-up	i	2.1	1.4	(2.7)
Partnership true up Q423	ii	2.5	-	-
Royalty true up - Vasostrict AG	iii	1.6	-	-
Other	iv	1.0	(0.5)	(0.7)
Out of period / accounting	5	7.3	0.9	(3.4)
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Diligence adjustments:

5

Out-of-period/accounting adjustments (continued):

iii. **Royalty true-up for Vasostrict**: In Q223, Management recorded a true-up of royalty due from Aurobindo. In FY22, Endo accrued for the estimated royalty from Aurobindo for FY22 without any financial information provided. In FY23, Management trued up the royalty from Aurobindo related to FY22 upon the receipt of sales statements. The proposed adjustment removes the impact of true up adjustment related to FY22 royalty.

iv. **Other**: Represents Management's accounting entries made in the following quarters to correct certain issues after the books had been closed. The proposed adjustment reflects the true ups in the correct period.

2 July 2025 | Par Health

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Propranolol	a	-	1.4	1.4
Dutas tams HCl caps	b	-	0.8	0.8
Hydrocodone tabs	c	-	0.5	0.5
Amphetamine salts XR	c	-	0.4	0.4
Doxycycline	d	(0.2)	0.6	0.4
GTN charges on discontinued products		**(0.2)**	**3.8**	**3.5**
Adrenalin nasal solution 30mg/30mL		-	0.8	0.8
Phenoxybenzamine HCl caps 10mg 100s		-	0.3	0.3
Treprostinil injection 20mg/20mL		-	0.1	0.1
Return for recall of discontinued products		**-**	**1.2**	**1.2**
GTN charges on discontinued products	**6.i**	**(0.2)**	**4.9**	**4.7**

Diligence adjustments:

6 **One-time / non-recurring:** Adjustments for one-time / non-recurring items are as follows:

i. **GTN charges on discontinued products**:

GTN charges on discontinued products: Management reviews the profitability at a product level on a regular basis to rationalize its portfolio and potentially to discontinue products with insufficient margin. Management represented the returns, rebates and other GTN items regarding the discontinued products are typically trued up on the income statement. The proposed adjustment removes GTN charges for discontinued products with no corresponding revenue in the Historical Period. Refer to table at left for a summary of the items adjusted and brief comments below:

a. **Propranolol** has no gross revenue recorded since Oct23. The adjustment related to a failure to supply claim raised by Walmart after completion of an audit upon discontinuation of product. The claim is related to prior to FY23.

b. **Dutas** represents an add back of a failure to supply rebate charged by a distributor in FY24 which resulted from a backordered product with an expected delivery date after the discontinuation of Dutas in Mar24.

c. **Hydrocodone / Amphetamine** both products were discontinued prior to Historical period. The proposed adjustment represents a reversal of a rebate charged by McKesson in Q324 relating to prior periods before the product was discontinued.

d. **Doxycycline** primarily relates to a non-recurring return claim by Cardinal in FY24 relating to sales in FY22.

Return for recall of discontinued products: Management noted two instances of product recalls which resulted in returns of discontinued products. Adrenalin Nasal, was removed from the market by Endo GxSI after approval was granted to a competitor to market the product. The proposed diligence adjustment removes the non-recurring GTN true-ups for these two recalled products.

2 July 2025 | Par Health

Page 40

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Varenicline royalty settlement received		-	(1.7)	(1.7)
Legal expenses		2.4	1.4	0.6
Non-recurring Varenicline lawsuit		**2.4**	**(0.2)**	**(1.0)**
Run rate royalty income		0.3	0.3	0.3
Less: Reported regular royalty income		-	-	0.0
Run rate Varenicline royalty income adj.		**0.3**	**0.3**	**0.3**
Varenicline royalty settlement adj.	**6.iii**	**2.8**	**0.1**	**(0.7)**

Diligence adjustments:

6

One-time / non-recurring (continued):

ii. Vendor credit: Removes a $3.2m settlement received in Q324 from a Chinese vendor for delivering unusable API. Management represented this API was purchased in Q223 and Q323 for a total of $4.0m and was subsequently deemed unusable. The proposed adjustment excludes both initial purchase and subsequent credit for unusable API as non-recurring nature.

iii. Varenicline royalty settlement: In FY23, several competitors were granted FDA approvals for generic Varenicline tabs, the largest product for Endo Gx at a time. Endo filed a lawsuit against a competitor for patent infringement over the newly issued U.S. patent covering Endo's process for making Varenicline tabs. A settlement agreement was reached in Q424 allowing the competitors to continue selling their products with a royalty due to Endo. The settlement agreement also provided for a lump sum compensation received in Q424. The quarterly royalty has since been recognized on net sales reported by competitors. The proposed diligence adjustment (i) removes the legal expenses related to the lawsuit, (ii) removes the lump sum royalty received in Q424, and (iii) normalizes the historical royalty income from these competitors based on Q125 run-rate as if the royalty agreement was in place throughout the Historical Period.

2 July 2025 | Par Health
Page 41

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Everolimus	a	1.3	-	-
Argatroban	a	2.3	(0.0)	-
Posaconazole	b	1.0	0.3	(0.2)
Levo	b	0.6	(0.5)	-
Aplisol batch	c	2.4	0.6	0.5
Dutas Tams HCl Caps	d	1.5	(0.0)	(0.0)
Zafirlukast Tabs	e	1.0	-	-
Vasostrict Pre-mix Bottles	f	(1.0)	-	-
Excess inventory reserves	**6.iv**	**9.1**	**0.3**	**0.2**

Diligence adjustments:

6 **One-time / non-recurring (continued):**

iv. **Excess inventory reserve**: Endo GxSI reserves for excess inventory based on its sales forecasts by product and inventory expiry by batch to identify product that may not be sold before becoming short dated (<12 months remaining). During the Historical Period, many Endo GxSI products encountered competitive pressures that led to a significant decrease in revenue in FY24 compared to FY23, thereby increasing the likelihood that more finished goods would become short dated prior to being sold. Management represented throughout the Historical Period reserves reflected the best estimate based on the latest forecast, however, for certain products in FY24, subsequent sales were more favorable than anticipated resulting in unusually high releases of provisions in early FY24.

The proposed adjustment aims to normalize the level of excess provision in FY23 and FY24 by excluding above-normal reserves and releases identified by Management on a product-by-product basis as summarized in the table at left.

Further discussion of the product-by product reserve adjustment:

a. Net sales for both products decreased in FY24 as compared to FY23 from $9.5m to $4.2m and from $1.9m to $0.6m for Everolimus and Argatroban respectively resulting in substantial one time reserves booked as of the end of FY23 as sales of both products decreased considerably.

2 July 2025 | Par Health

Page 42

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Everolimus	a	1.3	-	-
Argatroban	a	2.3	(0.0)	-
Posaconazole	b	1.0	0.3	(0.2)
Levo	b	0.6	(0.5)	-
Aplisol batch	c	2.4	0.6	0.5
Dutas Tams HCl Caps	d	1.5	(0.0)	(0.0)
Zafirlukast Tabs	e	1.0	-	-
Vasostrict Pre-mix Bottles	f	(1.0)	-	-
Excess inventory reserves	**6.iv**	**9.1**	**0.3**	**0.2**

Diligence adjustments:

6

One-time / non-recurring (continued):

iv. Excess inventory reserve (continued)

b. Endo GxSI experienced a decrease in sales of Posaconazole, with net revenue decreasing from $5.9m in FY23 to $3.1m in FY24. Endo GxSI could not adjust production levels due to existing purchase commitments with a CMO, which could not be cancelled without incurring penalties. This resulted in significant non-recurring excess reserves being recognized as of the end of FY23. Sales for Levothyroxine were originally projected to decrease more sharply than what actually occurred, leading to the release of the provision as of Dec23.

c. Due to production issues in FY23 and FY24, two batches of Aplisol were released with significant delays due to additional QA process, resulting in a shorter shelf life than anticipated and consequently causing excess reserves. We understand that Endo GxSI has established a process to rectify these production issues to prevent similar incidents in the future.

d. In Q423, Management reserved $1.5m for Dutas of which $1.0m is related to a significant decrease in demand from CVS. $0.5m was associated with a non-recurring production related issue as certain batches were produced earlier than expected hence being dated with a 4-5 months shorter period than planned.

e. Zafirlukast had no revenue in the Historical Period. Management wrote off $1.0m API with short shelf life in Q423 as no revenue was forecast for the product in the following 12 months. This item is considered non-recuring as no revenue is expected going forward.

f. Vasostrict relates to one time production issues in FY22 as a batch was placed on hold for a period resulting in shorter shelf life and hence reserve. In Q123 Endo GxSI was able to sell through the reserved inventory due to increased market demand and provision has been released.

2 July 2025 | Par Health

Page 43

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Nitrosamine related issues in production	a	6.0	2.0	0.2
Vaso production issues	b	1.2	-	-
Problem lot inv. write off	**6.v**	**7.2**	**2.0**	**0.2**
Inventory write-off (problem lot) adjusted		**14.6**	**15.0**	**11.1**

Diligence adjustments:

6 **One-time / non-recurring (continued):**

v. **Problem lot inventory write off:** Management identified certain write offs for problem lots that it considers one-time and non-recurring as described below. An ongoing level of problem lot write offs remains in the income statement.

a. **Nitrosamine related issues in production:** Inventory write-off due to revised FDA guidance. In Aug23, the FDA issued a revised guidance on nitrosamine intake limits. The revised guidance resulted in Endo GxSI's products exceeding limits after stress tests conducted internally, which led to significant non-recurring write-offs of nitrosamine. The proposed diligence adjustment excludes from EBITDA the non-recurring write-off of nitrosamine following the updated FDA guidance.

b. **Vasostrict production issues:** Inventory write-off due to production issues. In Q323, upon the adoption of a new manufacturing process, a batch of Vasostrict pre-mix bottle was flagged for quality review. The product was written off due to the quality issue stemming from the new manufacturing process. Production of Vasostrict, the third largest Endo SI product, was halted briefly to address the production quality issue. The proposed adjustment reverses the $1.2m of products that were written off in conjunction with the non-recurring production issue.

2 July 2025 | Par Health

Page 44

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for one-time/non-recurring items increase EBITDA by $1.3m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
GTN charges on disc. products	i	(0.2)	4.9	4.7
Vendor credit	ii	4.0	(3.2)	(3.2)
Varenicline royalty settlement	iii	2.8	0.1	(0.7)
Excess inventory reserve	iv	9.1	0.3	0.2
Problem lot inv. write off	v	7.2	2.0	0.2
Short-date inventory reserve	vi	2.3	(2.3)	-
Novavax settlement	vii	(28.8)	0.2	0.1
Vendor contract breach	viii	(4.4)	-	-
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Novavax settlement received		(33.1)	-	-
Novavax related cost of sales		(0.3)	-	-
Legal and litigation expenses		4.6	0.2	0.1
Novavax settlement	vii	**(28.8)**	**0.2**	**0.1**

Diligence adjustments:

6 **One-time / non-recurring (continued):**

vi. **Short-dated inventory reserve:** Management represented a batch of Vasostrict was reserved for due to the shorter than normal shelf life. In the subsequent quarter, Endo SI was able to sell through the products reserved for due to higher demand and thus reversed the majority of the reserves made in Q423. The proposed diligence adjustment removes the non-recurring impact of the higher reserve in Q423 and the sell through in the following quarter.

vii. **Novavax settlement**: Prior to the Historical Period, Endo SI entered into an agreement with Novavax to produce Covid-19 vaccines. Novavax was unable to meet the minimum order volume commitments during the contracted period due to delay of vaccine launch. In Q223, a settlement was reached between Endo and Novavax to terminate the agreement and a lump sum compensation was received and recognized as revenue. Management noted minimal costs associated with the Novavax contract were incurred in FY23. The proposed adjustment removes the non-recurring settlement amount received from Novavax and the costs associated with the matter (which primarily include legal expenses of $4.9m in FY23 in conjunction with the settlement) considering its non-recurring nature.

viii. **Vendor contract breach:** Removes a true up of third-party development expenses recorded in Q223 and Q323 of $1.4m and $3.0m respectively, which was related to the original accrual made prior to Historical Period. Endo GxSI outsources the development and commercialization of Ephedrine formulations to Curia. As Curia, a former CMO, was unable to maintain production quality, which resulted in a breach of contract. The amounts accrued originally were settled for a fraction of the outstanding balances in FY23. Management represented all costs related to the true up were incurred prior to FY23. Endo GxSI switched to a different CMO after the contract breach and Management confirmed no material expenses have been incurred in conjunction with the change in vendors.

2 July 2025 | Par Health
Page 45

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for carve-out allocations increase EBITDA by $0.2m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Allocations from RemainCo to Endo GxSI	i	6.9	6.4	6.6
Allocations from GxSI to RemainCo	ii	(6.7)	(6.6)	(6.4)
Carve-out	7	**0.1**	**(0.3)**	**0.2**

Currency: $ m		FY23	FY24	TTMMar25
Regulatory affairs	RemainCo	5.5	5.6	5.7
Medical information	RemainCo	5.7	5.6	5.6
Pharmacovigilance	RemainCo	5.2	4.3	4.1
Medical affairs	RemainCo	3.8	4.2	4.0
R&D risk management	RemainCo	0.7	0.9	0.9
Total original expense		**20.9**	**20.5**	**20.2**
Allocated to other		14.1	14.1	13.6
Remained at GxSI	i	6.9	6.4	6.6
Total amounts allocated		**20.9**	**20.5**	**20.2**

Diligence adjustments:

7 **Carve out:** Historically, Endo GxSI recorded two types of allocations: (i) costs recorded in cost centers outside Endo GxSI that were allocated to Endo GxSI and (ii) costs recorded within Endo GxSI cost centers being further allocated to cost centers outside Endo GxSI. The proposed diligence adjustment removes costs recorded outside of Endo GxSI and subsequently allocated to Endo GxSI. Additionally, the adjustment removes direct costs recorded within Endo GxSI that were allocated to other cost centers outside the Transaction Perimeter. The table at left below presents both allocations which partially offset.

Management represents these allocations between cost centers are primarily based on an annual analysis of employee's time spent on different segments. The percentage determined by time spent on each segment is applied to both personnel expenses and other overhead expenses.

i. **Allocations to Endo GxSI:** Allocated through R&D expenses and include primarily (i) regulatory affairs, (ii) medical information, (iii) pharmacovigilance and (iv) medical affairs as presented in the table below. Direct expenses are recorded at the Branded segment and primarily relate to personnel expense of ~$12.6m and third party call center costs of $3.2m in TTMMar25.

2 July 2025 | Par Health
Page 46

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjustments for carve-out allocations increase EBITDA by $0.2m in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Net income (loss)		**276.1**	**(61.0)**	**(102.9)**
Reported EBITDA		**414.4**	**49.6**	**1.1**
Management adjustments		18.1	195.9	194.9
Management EBITDA		**432.5**	**245.5**	**196.0**
Pro forma	4	10.2	15.7	16.9
Out of period / accounting	5	7.3	0.9	(3.4)
One-time / non-recurring	6	(8.0)	1.9	1.3
Carve-out	7	0.1	(0.3)	0.2
Diligence adjustments		**9.6**	**18.3**	**14.9**
Diligence EBITDA		**442.1**	**263.8**	**210.9**

Currency: $ m	Ref	FY23	FY24	TTMMar25
Allocations from RemainCo to Endo GxSI	i	6.9	6.4	6.6
Allocations from GxSI to RemainCo	ii	(6.7)	(6.6)	(6.4)
Carve-out	**7**	**0.1**	**(0.3)**	**0.2**

Currency: $ m		FY23	FY24	TTMMar25
Quality	EndoGx	7.2	6.5	7.1
Supply chain	EndoGx	6.9	6.9	6.4
Technical operations	EndoGx	3.3	3.0	2.8
Sourcing	EndoGx	3.5	3.0	2.6
Logistics	EndoGx	0.7	0.5	0.5
Other	EndoGx	0.1	0.6	0.6
Total original expense		**21.8**	**20.5**	**19.9**
Remained at GxSI		15.0	13.8	13.5
Allocated to Other	ii	6.7	6.6	6.4
Total amounts allocated		**21.8**	**20.5**	**19.9**

Diligence adjustments:

7

Carve out (continued)

ii. **Allocations out of Endo GxSI:** Primarily include (i) quality, (ii) supply chain, (iii) technical operations and (iv) sourcing as presented in the table below. Direct expenses are incurred at the Endo Gx segment and mainly include personnel expenses of $15.8m in TTMMar25. The adjustment removes the expenses allocated to other segments outside of Endo GxSI as presented in the table at left below. A small portion of the original expenses incurred at Endo Gx is not part of the allocation as these expenses are already reversed through Management's non-GAAP adjustments. These expenses primarily relate to special compensation items such as severance and retention bonus.

2 July 2025 | Par Health

Page 47

Recast income statement Recast income statement - MNK SGx Recast income statement - Endo GxSI

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

TTMMar25 recast income statement reflects Management and diligence EBITDA adjustments and standalone costs.

The table below presents the combining recast income statement of Par Health. As previously noted, this does not constitute a GAAP consolidation of Par Health. Refer to the following slides for income statement trending discussed for each of the MNK SGx and Endo GxSI businesses.

	A			B			C = A + B			D	E = C + D
	MNK SGx			Endo GxSI			Par Health			Standalone + Synergies	Par Health Standalone
Currency: $ m	**FY23**	**FY24**	**TTMMar25**	**FY23**	**FY24**	**TTMMar25**	**FY23**	**FY24**	**TTMMar25**	**TTMMar25**	**TTMMar25**
Gross sales	2,163.6	2,386.4	2,359.0	3,212.2	2,548.5	2,510.3	5,375.8	4,934.8	4,869.3	-	4,869.3
Gross sales reductions	(1,392.7)	(1,480.9)	(1,455.6)	(2,163.7)	(1,748.4)	(1,741.6)	(3,556.4)	(3,229.3)	(3,197.3)	-	(3,197.3)
Net sales	770.9	905.4	903.4	1,048.5	800.1	768.6	1,819.4	1,705.5	1,672.0	-	1,672.0
Cost of sales	444.9	481.5	476.4	508.6	449.9	467.1	953.5	931.3	943.5	-	943.5
Gross profit	**325.9**	**424.0**	**426.9**	**539.9**	**350.2**	**301.6**	**865.9**	**774.2**	**728.5**	**-**	**728.5**
Personnel	26.3	27.6	27.6	30.0	28.5	26.9	56.3	56.1	54.5	11.6	66.0
Non-personnel	56.9	66.4	75.6	15.8	17.8	17.1	72.7	84.3	92.7	28.8	121.5
SG&A	83.2	94.1	103.2	45.8	46.3	44.0	129.0	140.4	147.2	40.4	187.5
Personnel	8.7	9.4	9.1	13.9	15.1	15.3	22.6	24.5	24.4	(2.7)	21.7
Non-personnel	17.0	16.2	15.8	38.1	25.0	31.3	55.1	41.2	47.1	(2.7)	44.4
R&D	25.7	25.6	24.9	52.0	40.1	46.7	77.7	65.7	71.6	(5.4)	66.2
Operating expenses	**108.9**	**119.6**	**128.1**	**97.8**	**86.4**	**90.6**	**206.7**	**206.0**	**218.7**	**35.0**	**253.7**
EBITDA[1]	**217.1**	**304.3**	**298.8**	**442.1**	**263.8**	**210.9**	**659.2**	**568.2**	**509.8**	**(35.0)**	**474.8**
Average headcount	1,452	1,583	1,667	1,937	1,966	1,992	3,389	3,549	3,659	(23)	3,636
KPIs											
Gross margin	*42.3*	*46.8*	*47.3*	*51.5*	*43.8*	*39.2*	*47.6*	*45.4*	*43.6*		*43.6*
Standalone EBITDA margin	*28.2*	*33.6*	*33.1*	*42.2*	*33.0*	*27.4*	*36.2*	*33.3*	*30.5*		*28.4*

Note 1: Represents diligence for MNK SGx and Endo GxSI as the standalone adjustment was calculated on a combined basis.

2 July 2025 | Par Health

Page 49

Recast income statement – MNK SGx

258.4 353.5 356.4 108.6 164.7 182.2 222.9 178.5 160.1 106.4 119.0 116.1 74.6 89.7 88.6 - 200.0 400.0 600.0 800.0 1,000.0 FY23 FY24 TTMMar25 Currency: $ (millions) Net sales by product category Opioids ADHD APAP API Others The diligence adjusted income statement reflects both Management and diligence adjustments quantified in the Historical Period. Quality of earnings - MNK SGx section . Refer to the basis of presentation in the Business overview section of the report for further discussion of the development of deal basis financials . volumes sold and a new product launch and (ii) increases in gross margin with lower cost of sales growth as compared to the growth in sales ( $ 38 . 4 m, based on FY 23 net sales at TTMMar 25 gross margin) . The increases were offset by increased legal spend ( $ 4 . 0 m in FY 23 to $ 23 . 3 m in TTMMar 25 ) . 1. Net sales : Increased $ 132 . 5 m ( 17 . 2% ) across the Historical Period from $ 770 . 9 m in FY 23 to $ 903 . 4 m in TTMMar 25 . Increases in net sales were primarily driven by (i) favorable net sales pricing in the Opioid product family ( $ 112 . 9 m) and (ii) Gx Vyvanse product launch ( $ 37 . 7 m) . Increases were identified primarily within o pioid medications and ADHD treatments ( $ 98 . 0 m and $ 73 . 6 m increase across the Historical Period, respectively) . The increases mentioned above are offset by a decrease of APAP net sales ( $ 62 . 8 m decrease across the Historical Period) . See subsequent slides for further details on net sales trends, gross to net trends and price/volume impacts . 2. Gross margin : Increased by 5 . 0 ppts from 42 . 3 % in FY 23 to 47 . 3 % in TTMMar 25 primarily due to contract price increases mentioned above . The increase in net sales out paced the increases in cost of sales as seen at left, leading to margin expansion . Further, the launch of Gx Vyvanse in Aug 23 contributed to the higher margins in recent periods, as sales increased by $ 37 . 7 m from $ 23 . 6 m in FY 23 to $ 61 . 3 m in TTMMar 25 and standard margin for the product is ~ 95% . 3. EBITDA margin : Increased by 4 . 9 ppts from 28 . 2 % in FY 23 to 33 . 1 % in TTMMar 25 due to the net sales and gross margin increases noted above . The increase in gross margin as it relates to EBITDA margin was partially offset by increased legal spend in SG&A over the Historical Period . The adjacent table presents MNK SGx summary income statement on a TTMMar25 FY24 FY23 Currency: $ m diligence adjusted basis, inclusive of Management and diligence adjustments 2,359.0 2,386.4 2,163.6 Gross sales (i.e., Diligence EBITDA). The adjusted income statement is derived from the (1,455.6) (1,480.9) (1,392.7) Gross to net sales adjustments deal basis income statement and adjusted for Management and diligence 903.4 905.4 770.9 Net sales adjustments (includes adjustments to align to the COFS) discussed in the 476.4 481.5 444.9 Cost of sales 770.9 905.4 903.4 SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 426.9 424.0 325.9 Gross profit 27.6 27.6 26.3 Personnel 75.6 66.4 56.9 Non - personnel Diligence EBITDA increased by $81.7m (37.7%) from $217.1m in FY23 to 103.2 94.1 83.2 SG&A $298.8m in TTMMar25, primarily driven by increasing net sales ($56.0m, using 9.1 9.4 8.7 Personnel TTMar25 net sales at FY23 gross margins) due to favorable pricing, higher 15.8 16.2 17.0 Non - personnel 128.1 119.6 108.9 Operating expenses 298.8 304.3 217.1 Diligence EBITDA R&D 25.7 25.6 24.9 KPIs Gross margin 42.3 46.8 47.3 EBTIDA margin 28.2 33.6 33.1 Year on year growth: (0.2) 17.5 n/a % growth in net sales (1.0) 8.2 n/a % growth in COS (1.8) 40.2 n/a % growth in EBITDA 2 July 2025 | Par Health Page 51

Increases in EBITDA throughout the Historical Period were primarily driven by an increase of $132.5m in net sales from $770.9m in FY23 to $903.4m in TTMMar25. 1 2 3 4 5 6 7 8 FY23 to FY24 • 1 Sales : The increase in net sales of $134.6m (17.5%) is due to favorable pricing and the new product launch of Gx Vyvanse. • 2 COS : The increase in cost of sales of $ 36 . 5 m ( 8 . 2% ) is attributable to (i) increased generics volumes sold (increasing by 79 . 1 m doses) (ii) increased period costs year over year, which increased by $ 10 . 7 m from $ 15 . 6 m in FY 23 to $ 26 . 3 m in FY 24 and (iii) higher bonus plan payout in FY 24 ( 1 . 9 x) of $ 16 . 2 m as compared to $ 12 . 6 m in in FY 23 ( 1 . 65 x) . The increase in net sales ( 17 . 5% ) outpaced increases in cost of sales ( 8 . 2% ) across the same period . • 3 SGA : The increase of $ 10 . 9 m ( 13 . 1% ) is primarily driven by increased legal spend of $ 10 . 8 m in FY 24 as MNK SGx continues to produce materials and otherwise comply with the grand jury subpoenas . • 4 R&D: Expenses remained flat year over year with R&D expenses at $25.7m in FY23 and $25.6m in FY24. FY24 to TTMMar25 • 5 Sales : Remained broadly flat period over period with net sales of $905.4m in FY24 as compared to $903.4m in TTMMar25. • 6 COS: The decrease in cost of sales of $5.0m (1.1%) is primarily attributable to (i) decreased generics volumes sold in the Q125 as compared to Q124 and (ii) decrease in the inventory reserve due to LOCM calculations ($0.9m of income recognized in Q125). • 7 SGA: The increase of $9.2m (9.8%) is primarily driven by an $8.5m increase in legal spend period over period. Significant subpoena expenses were not incurred until Q224. • 8 R&D: Expenses remained flat year over year with R&D expenses at $25.6m in FY24 and $24.9m in TTMMar25. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 52

Gross to net reductions decreased as a percentage of Generics gross sales throughout the Historical Period from 75.8% in FY23 to 69.8% in TTMMar25. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix TTMMar25 FY24 FY23 Ref Currency: $ m Generics 1,153.7 1,204.5 1,169.5 Opioids 707.0 664.2 457.7 ADHD 217.0 214.7 200.2 Others 2,077.6 2,083.4 1,827.4 i Gross sales Reductions to gross sales: (1,213.2) (1,245.1) (1,186.9) ii Chargebacks (88.4) (83.6) (50.4) iii GPO, Distributor & Managed Care fees (68.6) (66.1) (64.5) iv Rebates (47.1) (47.1) (40.9) v Discounts (15.0) (12.6) (10.8) vi Medicaid (7.8) (8.8) (3.8) vii Returns (10.3) (12.2) (28.3) viii Others (1,450.5) (1,475.4) (1,385.7) Reductions to gross sales: 627.1 608.0 441.7 Net sales - Generics 160.1 178.5 222.9 APAP net sales 116.1 119.0 106.4 API net sales 903.4 905.4 770.9 Net sales As a % of gross sales: 58.4 59.8 65.0 Chargebacks 4.3 4.0 2.8 GPO, Distributor & Managed Care fees 3.3 3.2 3.5 Rebates 2.3 2.3 2.2 Discounts 0.7 0.6 0.6 Medicaid 0.4 0.4 0.2 Returns 0.5 0.6 1.5 Others The adjacent table represents gross sales and various deductions for MNK SGx’s generic products and is inclusive of Management and diligence adjustments . This analysis is segregated by generic products and APAP and API . With the exception of returns and other minor deductions, there are no gross to net sales deductions for APAP and API products . Net sales for APAP and API are discussed in further details on the subsequent pages . Generic gross sales increased by $ 256 . 1 m ( 14 . 0% ) in FY 24 compared to FY 23 and remained broadly flat from FY 24 to TTMMar 25 . The increase from FY 23 to FY 24 was primarily due to favorable price increases in opioid products and higher demand for ADHD medication (including Gx Vyvanse, a product launched in Aug 23 ) . Further details of trending by product category is discussed on a net sales basis . Refer to the following pages for further details . Reductions to gross sales comprise a variety of arrangements with customers and accounted for 75 . 8% , 70 . 8 % and 69 . 8 % of generics gross sales in FY 23 , FY 24 and TTMMar 25 , respectively . Management accrues for deductions and amounts due to customers at the time of sale based on contracted or estimated rates (as applicable) and volume . Chargebacks, rebates, GPO, distributor and managed care fees represent payments to customers based on contract pricing . Estimates are developed using historical purchase activity by customer by SKU . Management adjusts to true - up accruals on a monthly basis . A description of various reductions to gross sales is as follows : i . Chargebacks : Represent the difference between the price paid by wholesalers, referred to as wholesale acquisition cost (“WAC”), and the contract price paid by end customers to the wholesaler . The wholesaler will seek payment for this difference from MNK SGx when sales to end customers occur . The expense is recorded based on an advanced rate estimate using the three - month average purchases at the SKU contract level . Chargebacks were 65% , 59 . 8% , and 58 . 4 % of generics gross sales in FY 23 , FY 24 , and TTMMar 25 , respectively . The decrease in chargebacks relative to gross sales was primarily driven by increases in general contract prices . Gross to net reductions 75 . 8 70 . 8 69 . 8 1 – Classification differences between the two business are as follows : (i) Endo GxSI classifies DSA fees within “Rebates” whereas MNK SGx classifies DSA fees in “GPO, distributor & managed care fees”, (ii) managed care rebates are classified in “Rebates” at Endo GxSI whereas MNK SGx classifies these within “GPO, distributor & managed care fees” and (iii) shelf - stock adjustments are included in “Failure to supply fee” at Endo GxSI while MNK SGx records these expenses in “Others” . 2 July 2025 | Par Health Page 53

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Gross to net reductions decreased as a percentage of Generics gross sales throughout the Historical Period from 75.8% in FY23 to 69.8% in TTMMar25.

Currency: $ m	Ref	FY23	FY24	TTMMar25
Generics				
Opioids		1,169.5	1,204.5	1,153.7
ADHD		457.7	664.2	707.0
Others		200.2	214.7	217.0
Gross sales	i	**1,827.4**	**2,083.4**	**2,077.6**
Reductions to gross sales:				
Chargebacks	ii	(1,186.9)	(1,245.1)	(1,213.2)
GPO, Distributor & Managed Care fees	iii	(50.4)	(83.6)	(88.4)
Rebates	iv	(64.5)	(66.1)	(68.6)
Discounts	v	(40.9)	(47.1)	(47.1)
Medicaid	vi	(10.8)	(12.6)	(15.0)
Returns	vii	(3.8)	(8.8)	(7.8)
Others	viii	(28.3)	(12.2)	(10.3)
Reductions to gross sales:		**(1,385.7)**	**(1,475.4)**	**(1,450.5)**
Net sales - Generics		**441.7**	**608.0**	**627.1**
APAP net sales		222.9	178.5	160.1
API net sales		106.4	119.0	116.1
Net sales		**770.9**	**905.4**	**903.4**
As a % of gross sales:				
Chargebacks		*65.0*	*59.8*	*58.4*
GPO, Distributor & Managed Care fees		*2.8*	*4.0*	*4.3*
Rebates		*3.5*	*3.2*	*3.3*
Discounts		*2.2*	*2.3*	*2.3*
Medicaid		*0.6*	*0.6*	*0.7*
Returns		*0.2*	*0.4*	*0.4*
Others		*1.5*	*0.6*	*0.5*
Gross to net reductions		*75.8*	*70.8*	*69.8*

[1] – Classification differences between the two business are as follows: (i) Endo GxSI classifies DSA fees within "Rebates" whereas MNK SGx classifies DSA fees in "GPO, distributor & managed care fees", (ii) managed care rebates are classified in "Rebates" at Endo GxSI whereas MNK SGx classifies these within "GPO, distributor & managed care fees" and (iii) shelf-stock adjustments are included in "Failure to supply fee" at Endo GxSI while MNK SGx records these expenses in "Others".

iii. **GPO, distributor & managed care fees;** Represents fees paid for distribution, logistics, administration and inventory management services by MNK SGx to wholesalers, distributors and Group Purchasing Organizations ("GPO"). The fees increased as a percentage of gross sales throughout the Historical Period due to the customer mix related to Gx Vyvanse sales (fees as a percentage of gross sales were 4.5%, 5.3% and 5.1% in FY23, FY24, and TTMMar25, respectively). Additionally, Oxycodone-APAP (fees as a percentage of gross sales were 1.7% in FY23 increasing to 3.7% in TTMMar25) and Hydrocodone-APAP (fees as a percentage of gross sales were 3.0% in FY23 increasing to 4.4% in TTMMar25) increased throughout the Historical Period due to a mapping change in Q124 as it relates to the Cardinal Source program from rebates to fees.

iv. **Rebates:** MNK SGx pays various rebates to distributors, wholesalers and retailers on purchases of generics including base rebates (percentage of sales) and retention rebates for significant buyer groups based on retaining primary award position.

v. **Discounts:** MNK SGx typically offers a 2.0% discount for prompt pay, which is accrued for all customers at the time of sale. Higher discount percentages are offered to the larger customers, given the increased volumes sold as compared to other customers.

vi. **Medicaid:** Medicaid is accrued based on Medicaid utilization and updated on the second month of each quarter. Medicaid remained relatively flat over the Historical Period.

vii. **Returns:** Returns are accrued based on 18-month trending of each product group and updated on a quarterly basis.

viii. **Others:** Includes (i) failure to supply fees, (ii) wholesaler differentials paid to end customers for difference between the price paid by the customer to wholesalers and the contract price with MNK SGx, and (iii) allowance adjustments for WAC changes and shelf stock adjustments. The decrease across the Historical Period is largely driven by a decrease in failure to supply fees incurred ($19.2m in FY23 to $1.6m in TTMMar25). Competitors began leaving the market in 2022, leading to increased market share and increased failure to supply fees as MNK SGx absorbed the additional demand. These costs have subsided in FY24 and TTMMar25 as Management has worked with customers to reach various agreements to waive or renegotiate FTS for quota related issues.

2 July 2025 | Par Health
Page 54

770.9 905.4 903.4 95.1 56.1 12.6 15.2 2.9 17.5 700 750 800 850 900 950 Net sales FY23 Opioids ADHD APAP API Others Net sales FY24 Opioids ADHD APAP API Others Net sales TTMMar25 Currency: $ m P: $96.6m V/M: ($1.5m) P: $7.1m V/M: $49.0m P: $2.8m V/M: $9.8m P: $13.6m V/M: $1.6m P: $5.6m V/M: $11.9m (2.8) P: $0.5m (1.3) P: ($0.2m) V/M: ($3.3m) V/M: ($1.1m) (18.4) P: ($3.7m) V/M: ($14.7m) (44.4) P: ($3.1m) V/M: ($41.3m) P: $16.3m V/M: ($13.4m) Net sales increased from $770.9m in FY23 to $905.4m in FY24 primarily due to increased prices in opioids ($97.8m) and increased volumes of Gx Vyvanse ($39.1m). FY23 to FY24 1. Opioids : Increased sales driven by price ( $ 96 . 6 m), partially offset by declining volume ( $ ( 1 . 5 )m) . The price component is primarily driven by price increases, the majority of which were effective Feb 24 , for Hydrocodone - APAP, Oxycodone - APAP, and Oxycodone IR resulting in a $ 37 . 2 m, $ 22 . 9 m, and $ 8 . 8 m increases, respectively . Declining volumes for Fentanyl Patch and Morphine ER are driving the decrease in volume . 2. ADHD : Increased sales driven by price ( $ 7 . 1 m) and volume ( $ 49 . 0 m) . The primary driver of sales growth was the change in volume attributable to (i) increased volumes of Gx Vyvanse sold as product launched in Aug 23 ( $ 39 . 1 m impact) and (ii) higher demand for Gx Adderall XR medication as compared to FY 23 ( $ 9 . 6 m impact) . The price impact of $ 7 . 1 m is driven by (i) increase of Metadate products on average by $ 0 . 25 per dose ( $ 7 . 4 m impact), and (ii) increased price of Gx Adderall XR sold due to backup sales, which are sold at a higher price because they are “ad hoc” sales to customers and not at a contracted rate ( $ 11 . 3 m impact), and (iii) offset by the decrease in sales due to price changes of other products including Gx Vyvanse ( $ ( 5 . 3 )m impact) . 3. APAP : Decreased sales driven by price ( $ ( 3 . 1 )m) and volume ( $ ( 41 . 3 )m) . APAP units sold decreased by 5 . 8 m MT ( 21 . 6% ) from 26 . 9 m MT in FY 23 to 21 . 1 m MT in FY 24 . APAP Customer 1 and 2 comprise of 32 . 8 % of APAP net sales, both drive the overall volume impact due to the decrease in units sold ( $ ( 22 . 3 )m and $ ( 4 . 2 )m volume impact, respectively) . A price reduction for APAP Customer 1 related to $ ( 3 . 1 )m of the total price impact . 4. API : Increased sales due to price ( $ 2 . 8 m) and volume ( $ 9 . 8 m) . The price impact is attributable to favorable pricing for Nals API, leading to an increase of $ 1 . 6 m . The volume impact is primarily driven by (i) increased demand for Nals API ( $ 11 . 8 m), (ii) higher volumes of Stearates sold as a function of higher demand and low customer inventories ( $ 1 . 3 m), and (iii) offsetting volumes decrease in Methylphenidate ( $ ( 3 . 4 )m) . 5. Others : Other is made up of addiction treatment medications and other generic drugs . Increased sales due to price ( $ 13 . 6 m) resulted from (i) Naltrexone prices increasing by ~ $ 0 . 22 per dose ( $ 11 . 1 m) and (ii) in Apr 24 MNK SGx entered an agreement with MNK Brands to distribute Amitiza ( $ 2 . 8 m) . The volume impact of $ 1 . 6 m is largely attributable to Buprenorphine/Naloxone ( $ 1 . 1 m) . MNK SGx net sales by product FY24 FY23 Currency: $ m 142.9 104.2 Hydrocodone - APAP 70.1 46.8 Oxycodone - APAP 48.7 38.8 Oxycodone IR 32.1 27.2 Codeine - APAP 60.8 41.4 Other 354.6 258.4 Opioids 57.4 23.6 Gx Vyvanse 29.6 8.6 Gx Adderall XR 14.6 6.2 Metadate 12.6 11.6 Mixed Salts 51.4 58.6 Other 165.5 108.6 ADHD 87.8 74.6 Others 178.5 222.9 APAP 119.0 106.4 API 905.4 770.9 Net sales SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 55

MNK SGx net sales by product Currency: $ m FY24 TTMMar25 Hydrocodone - APAP 142.9 142.4 Oxycodone - APAP 70.1 76.0 Oxycodone IR 48.7 48.0 Codeine - APAP 32.1 29.6 Other 60.8 59.7 Opioids 354.6 355.7 Gx Vyvanse 57.4 61.3 Gx Adderall XR 29.6 34.8 Metadate 14.6 15.9 Mixed Salts 12.6 15.6 Other 51.4 54.2 ADHD 165.5 181.8 Others 87.8 89.7 APAP 178.5 160.1 API 119.0 116.1 Net sales 905.4 903.4 Net sales remained flat from $905.4m in FY24 to $903.4m in TTMMar25 due to ADHD volume increases ($17.5m) offset by APAP volume decreases ($18.4m). FY24 to TTMMar25 1. Opioids : Increased sales driven by price ( $ 16 . 3 m), offset by declining volume ( $ ( 13 . 4 )m) . Most of the price component is attributable to the impact of the Feb 24 price increase for Hydrocodone - APAP and Oxycodone - APAP, the combined effects result in an $ 8 . 2 m and $ 7 . 1 m increase, respectively . The volume impact of Hydrocodone - APAP and Codeine - APAP was $ ( 8 . 8 )m and $ ( 3 . 1 )m as compared to FY 24 . Volume decreases are driven by competitive pressures arising from competitors re - entering the market . 2. ADHD : Experienced increased sales of $ 17 . 5 m, comprising of a price impact of $ 5 . 6 m largely relating to favorable price increases on Metadate and Mixed Salts ( $ 1 . 5 m and $ 2 . 2 m increase, respectively) . The volume impact of $ 11 . 9 m is primarily attributable to incremental volume growth for Gx Adderall XR and Gx Vyvanse of $ 4 . 9 m each . 3. APAP : Decreased sales driven by decreases in price ( $ ( 3 . 7 )m) and volume ( $ ( 14 . 7 )m) . While prices for APAP Customer 1 increased as compared to FY 24 ( $ 2 . 4 m price impact), change in prices among other APAP customers resulted in an overall decrease of $ ( 5 . 6 )m in sales . APAP Customer 1 purchased fewer volumes in TTMMar 25 , resulting in a $ ( 5 . 1 )m volume impact . Management notes decreases in volume sold of APAP in the TTMMar 25 period are also due to decreased production at the Raleigh facility . 4. API : Decreased sales driven by volume ( $ ( 3 . 3 )m) and offset slightly by price ( $ 0 . 5 m) . While Stearate sales increased and resulted in a $ 0 . 5 m price impact, a reduction in demand for Nals API in Q 125 is the largest driver of the volume decrease ( $ ( 7 . 8 )m volume impact) . Increases in the volumes sold of Codeine ( $ 1 . 2 m) and Methylphenidate ( $ 1 . 1 m), among other controlled substances and stearate products offset the impact from Nals API, resulting in a net decrease of $ ( 3 . 3 )m due to volume . 5. Others: Net sales in other products remained relatively consistent period over period. 770.9 905.4 903.4 95.1 56.1 12.6 15.2 2.9 17.5 700 750 800 850 900 950 Net sales FY23 Opioids ADHD APAP API Others Net sales FY24 Opioids ADHD APAP API Others Net sales TTMMar25 Currency: $ m P: $96.6m V/M: ($1.5m) P: $7.1m V/M: $49.0m P: $2.8m V/M: $9.8m P: $13.6m V/M: $1.6m P: $5.6m V/M: $11.9m (2.8) P: $0.5m (1.3) P: ($0.2m) V/M: ($3.3m) V/M: ($1.1m) (18.4) P: ($3.7m) V/M: ($14.7m) (44.4) P: ($3.1m) V/M: ($41.3m) P: $16.3m V/M: ($13.4m) SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 56

As a % of salaries TTMMar25 FY24 FY23 TTMMar25 FY24 FY23 Currency: $ m 100.0 100.0 100.0 22.3 22.0 20.6 Salaries and wages 25.5 28.2 25.3 5.7 6.2 5.2 Bonus 20.4 21.2 23.9 4.6 4.7 4.9 Benefits 9.7 9.2 11.8 2.2 2.0 2.4 Commission 9.1 9.3 8.8 2.0 2.0 1.8 Payroll tax 36.7 37.0 35.0 Opex personnel costs TTMMar25 FY24 FY23 Currency: $ m 22.6 22.5 21.1 Salaries and wages 1 5.0 5.1 5.2 Benefits and payroll taxes 27.6 27.6 26.3 Personnel - SG&A 7.5 7.8 7.1 Salaries and wages 1 1.6 1.6 1.5 Benefits and payroll taxes 9.1 9.4 8.7 Personnel - R&D 36.7 37.0 35.0 Total opex personnel costs 4.1 4.1 4.5 Opex personnel costs as a % of net sales Key metrics as a % of salaries and wages: 22.1 22.6 24.6 SG&A benefits and payroll 20.9 20.9 21.6 R&D benefits and payroll Average headcount: 126 119 114 SG&A per head 43 45 44 R&D per head Cost per head (000s): 218.3 232.2 230.3 SG&A 213.8 210.0 199.3 R&D Personnel operating expenses remained broadly consistent throughout the Historical Period ranging from $35.0m in FY23 to $36.7m in TTMMar25. The table at left presents operating expenses segregated by personnel and non - personnel on a diligence adjusted basis . Components of personnel expense are as follows : • SG&A salaries and wages : Employees are primarily located at MNK SGx’s headquarters, Webster Groves, with some employees based in the UK (MNK SGx selling entity) . Personnel costs incurred within SG&A slightly increased throughout the Historical Period from $ 21 . 1 m in FY 23 to $ 22 . 6 m in TTMMar 25 . Increases from FY 23 to FY 24 are due to increased bonus payout of $ 1 . 1 m, 1 . 65 x ( $ 3 . 7 m) in FY 23 compared to 1 . 9 x ( $ 4 . 8 m) in FY 24 . Additionally, headcount has continued to increase throughout the Historical Period from 114 FY 23 average to 126 TTMMar 25 average ( 10 . 5 % increase) as the size of the business grows . • SG&A benefits and payroll taxes : Expenses incurred remained flat throughout the Historical Period with slightly decreased benefits and payroll taxes as a percentage of salaries and wages from FY 23 to FY 24 , 24 . 6 % and 22 . 6% , respectively . The decrease in percentage from FY 23 to TTMMar 25 is due to decreased worker’s compensation . • R&D personnel costs : Employees are located at MNK SGx headquarters, which is also the R&D facility . Costs and headcount have remained flat throughout the Historical Period . • Cost per head : Costs per head remained broadly consistent throughout the Historical Period . The decrease in cost per head in SG&A from $ 232 . 2 k in FY 24 to $ 218 . 3 k in TTMMar 25 is due to bonus expense . Bonus was adjusted to reflect the 1 . 9 x payout incurred ratably in FY 24 , while Q 125 is accrued at an expected FY 25 payout of 1 . 0 x . 1 Salary and wages include bonus payments and various forms of incentive compensation in addition to base salary expense. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 57

Non - personnel costs within SG&A increased $20.0m (24.0%) in the TTMMar25 period due to increased legal costs. SG&A as a percentage of operating expense increased from 76 . 4 % to 80 . 6 % over the Historical Period due to higher legal spend . An overview of accounts and significant fluctuations are as follows : 1. Legal : Costs primarily consist of costs related to MNK SGx’s ongoing grand jury subpoenas . The expense increased throughout the Historical Period from $ 4 . 0 m in FY 23 to $ 23 . 3 m in the TTMMar 25 period, due to the grand jury subpoenas received by MNK SGx . Management estimates the current legal costs to service the subpoena at $ 2 . 0 m per month . 2. REMs / strategic consulting : Relates primarily to (i) participation in the mandatory Opioid REMs program ( $ 12 . 5 m in TTMMar 25 ), and (ii) professional services to augment internal resources ( $ 3 . 5 m in TTMMar 25 ) . The expense has increased throughout the Historical Period due to the increased REMs program costs . MNK SGx is required to fund the development and educationa l materials for opioid prescribers . Additionally, as part of the FY 24 audit MNK SGx incurred increased professional services fees in FY 24 and TTMMar 25 . 3. IT: Costs relate to software licenses and associated maintenance support fees. 4. Freight : Represents variable freight expense incurred to deliver product to customers . The decrease in expense from FY 23 to FY 24 was due to an increased amount of air shipments at the beginning of FY 23 . COVID - 19 caused constraints on the supply of container ships available for use . The increase in freight costs was partially offset by freight revenue charged through to the customer . 5. Transfers : Relates to the transfer of plant IT costs . IT costs are initially incurred within SG&A and transferred to plant overhead within cost of sales . 6. Other : Primarily consists of (i) taxes related to the sale of opioids ( $ 5 . 6 m in TTMMar 25 ), (ii) property, casualty and umbrella insurance policies ( $ 5 . 3 m in TTMMar 25 ), (iii) subscriptions ( $ 1 . 2 m in TTMMar 25 ), (iv) third party sales commissions ( $ 1 . 0 m in TTMMar 25 ), (v) other miscellaneous SG&A accounts ( $ 6 . 5 m in TTMMar 25 ) . Expenses remained flat throughout the Historical Period . The table above presents operating expenses segregated by personnel and non - personnel on a diligence adjusted basis . R&D costs remained broadly flat throughout the Historical Period and decreased as a percentage of net sales . The costs primarily consist of (i) outside services such as consulting fees and outside lab services, (ii) rent expense for the Webster Groves facility, (iii) supplies and materials such as testing supplies and specification chemicals, and (iv) other costs such as clinic study support . SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 16.0 14.4 13.1 2 REMs / strategic consulting 11.5 11.4 10.8 3 IT 12.8 13.3 17.2 4 Freight (7.5) (7.4) (7.5) 5 Transfers 19.6 19.9 19.4 6 Other 75.6 66.4 56.9 Non - personnel 103.2 94.1 83.2 SG&A 9.1 9.4 8.7 Personnel 5.4 6.2 4.4 Outside services 2.6 3.2 4.9 Supplies & materials 2.3 2.3 2.1 Facility rent expense 5.5 4.6 5.6 Other 15.8 16.2 17.0 Non - personnel 24.9 25.6 25.7 R&D 128.1 119.6 108.9 Total operating expense 80.6 78.6 76.4 SG&A as a % of total operating expense 19.4 21.4 23.6 R&D as a % of total operating expense 14.2 13.2 14.1 Operating expense as a % of net sales Currency: $ m Ref FY23 FY24 TTMMar25 Personnel 26.3 27.6 27.6 Legal 1 4.0 14.8 23.3 2 July 2025 | Par Health Page 58

Recast income statement – Endo GxSI

650.5 437.8 433.3 398.0 362.3 335.3 - 1,200.0 1,000.0 800.0 600.0 400.0 200.0 FY23 FY24 TTMMar25 Currency: $ (millions) Endo Gx Endo SI Diligence EBITDA decreased throughout the Historical Period due to increased competition for generic products. The adjacent table presents the summary income statement on a diligence adjusted basis for Endo GxSI, inclusive of all Management and diligence adjustments . The adjusted income statement is derived from the deal basis income statement and adjusted for Management and diligence adjustments discussed in the Quality of earnings – Endo GxSI section . Refer to the Endo other competitors receiving FDA approvals (previously Endo GxSI had the only product on the market), (ii) decrease in sales of Dexlansoprazole ( $ 48 . 2 m) due to competitive pressures, and (iii) the discontinuation of three Gx products ( $ 28 . 1 m) . The remaining decrease in net sales throughout the Historical Period is primarily due to the competitive pricing pressure experienced by Endo Gx and Endo SI across its on - market product portfolio and entrance of lower costs competitors . Further discussion on the net sales trend by product is presented on the following pages . Gross margin : Gross margin decreased by 12 . 4 ppts from 52 . 8 % in FY 23 to 40 . 4 % in TTMMar 25 primarily due to (i) pricing pressure from competitions in the market, and (ii) increasing costs for production at CMOs for certain products . EBITDA margin : Decreased by 15 . 0 ppts from 43 . 2 % in FY 23 to 28 . 2 % in TTMMar 25 due to the net sales and gross margin decreases noted above . Additionally, R&D spend as a percentage of sales increased from 5 . 0 % in FY 23 to 6 . 1 % in TTMMar 25 due to FDA regulatory filings for certain Endo SI products to gain exclusivity (Levothyroxine, Phenylephrine and Selenious Acid) in 2 H 24 and Q 125 . Further, SG&A expenses remained relatively flat as net sales decreased . SAC and synergy Endo GxSI Combined MNK SGx TTMMar25 FY24 FY23 Currency: $ m 2,488.4 2,526.4 3,186.6 Gross sales (1,741.6) (1,748.4) (2,163.7) Gross sales reductions 746.8 778.1 1,022.9 Net sales GxSI basis of presentation in section Business overview for further information 21.8 22.0 25.6 Royalty Income on the development of deal basis financials. 768.6 800.1 1,048.5 Net sales incuding other revenue Key performance highlights: 467.1 449.9 508.6 Cost of sales ► Net sales: Decreased by $279.9m (26.7%) across the Historical Period 301.6 350.2 539.9 Gross profit from $1,048.5m in FY23 to $768.6m in TTMMar25. The decrease is 19.1 18.7 19.4 Personnel primarily driven by (i) the decrease in sales of Varenicline ($146.9m) due to 27.6 21.4 32.6 Non - personnel 46.7 40.1 52.0 R&D 27.2 28.6 29.9 Personnel 16.7 17.7 15.9 Non - personnel 44.0 46.3 45.8 SG&A 90.6 86.4 97.8 Operating expense 210.9 263.8 442.1 Diligence EBITDA Key metrics: Ź 40.4 45.0 52.8 Gross margin 28.2 33.9 43.2 EBITDA margin 70.0 69.2 67.9 GTN as a % of total sales Ź Net sales by segment 1,048.5 800.1 768.6 Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 60

442.1 263.8 210.9 11.9 2.3 (248.4) 139.7 (80.9) (0.5) (31.5) 19.1 (36.3) (6.5) - 150.0 100.0 50.0 300.0 250.0 200.0 500.0 450.0 400.0 350.0 FY23 EBITDA Net sales COGS - margin COGS - volume SG&A R&D FY24 EBITDA Net sales COGS - margin COGS - volume SG&A R&D TTMMar25 EBITDA Currency: $ m Diligence Adjusted EBITDA is primarily revenue and margin driven, with more competitors receiving FDA approvals for generic products. FY23 to FY24 • 1 Net sales : The decrease of $ 248 . 4 m ( 23 . 7% ) is due to a decrease Varenicline ( $ 149 . 6 m) as more competitors have received FDA approvals . This resulted in Endo Gx losing its favorable market presence . Additionally, Dexlansoprazole net sales decreased ( $ 40 . 3 m) due to heightened competition upon Mylan’s receipt of FDA approval for generic Dexlansoprazole in Jan 24 . Refer to following slides for further discussion on net sales trends . • 2 COS : The decrease of $ 58 . 7 m ( 11 . 5% ) was primarily driven by decreased sales volume year over year ( $ 139 . 7 m), partially offset by a decrease in product margin ( $ 80 . 9 m) due to higher cost per unit with lower number of units produced . • 3 SG&A: Expenses remained relatively stable year over year. • 4 R&D: The decrease of $11.9m (22.9%) is primarily driven by less R&D activities dedicated to Endo Gx products. COGS: +$58.7m COGS: - $17.2m 1 2 3 4 5 6 7 8 FY24 to TTMMar25 • 5 Net Sales : The decrease of $31.5m (3.9%) is mainly driven by pricing pressure posed by lower cost generic drug manufacturers. Refer to following slides for more detailed discussion on net sales trends by segment by product. • 6 COS: Increased $17.2m (3.8%) despite the decrease in net sales due to rising costs per unit at CMOs and higher API unit costs. The increases are a result of a change in mix of products sold. The margin impact was partially mitigated by the overall decrease of volume sold. • 7 SGA: Decreased $2.3m (5.0%) due to continued reduction of personnel incentive compensation as performance deteriorated (LTI decrease of $1.3m). • 8 R&D: The increase of $6.5m (16.5%) is primarily driven by the filing fees for new Endo SI products (Levothyroxine, Phenylephrine and Selenious Acid), which is cyclical and follows the product development cycle. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 442.1 263.8 210.9 2 July 2025 | Par Health Page 61

TTMMar25 FY24 FY23 Currency: $ m 2,488.4 2,526.4 3,186.6 Gross sales Reductions to gross sales: (1,462.5) (1,460.9) (1,740.3) Chargebacks (86.9) (92.5) (143.5) Rebates (49.2) (49.8) (63.0) Cash Discounts (38.6) (39.0) (34.8) Returns (48.4) (49.1) (68.4) GPO (20.7) (15.0) (33.2) Medicaid (22.3) (30.1) (65.7) Failure to supply fee (13.2) (11.9) (14.8) Others (1,741.6) (1,748.4) (2,163.7) Reductions to gross sales: 746.8 778.1 1,022.9 Net sales 21.8 22.0 25.6 Royalty Income 768.6 800.1 1,048.5 Net sales incuding other revenue As a % of gross sales: 58.8 57.8 54.6 Chargebacks 3.5 3.7 4.5 Rebates 2.0 2.0 2.0 Cash Discounts 1.5 1.5 1.1 Returns 1.9 1.9 2.1 GPO 0.8 0.6 1.0 Medicaid 0.9 1.2 2.1 Failure to supply fee 0.5 0.5 0.5 Others 70.0 69.2 67.9 Total Gross to net reductions increased as a percentage of gross sales throughout the Historical Period from 67.9% in FY23 to 70.0% in TTMMar25. The adjacent table presents gross sales and various deductions for the Endo GxSI products . GTN as a percentage of gross revenue excluding royalty income remains relatively flat across the Historical Period . The fluctuation is mainly driven by chargebacks, which is attributable to the product mix . Endo GxSI recognizes revenue on the sell - in method of accounting at the point of sale to the wholesalers (mainly) who then sell the Endo GxSI’s products to end customers . Revenue is recorded net of reserves . The below discusses various deductions made in reaching the net sales . i . Chargebacks : Relates to the difference between the price paid by wholesalers, referred to as wholesale acquisition cost (“WAC”), and the contract price paid by end customers to the wholesaler . This causes the wholesaler to seek remuneration from Endo GxSI when sales to end customers occur, including GPOs, pharmacies, hospitals, etc . Chargebacks account for most of the reductions to gross sales ( 84 . 0 % of total reductions in TTMMar 25 ) and increased 4 . 2 ppts throughout the Historical Period from 54 . 6 % in FY 23 to 58 . 8 % in TTMMar 25 . The increase is primarily attributable to certain Endo SI products (namely Vasostrict, Adrenalin and Ertapenem) . The increase in chargeback percentage for the previously mentioned Endo SI products is mainly driven by the decrease in contracted prices with direct customers . Endo SI lost favorable market conditions on Adrenalin and Vasostrict shortly prior to Historical Period as competitors began to receive FDA approvals . Chargebacks for the Endo Gx product portfolio were generally flat across the Historical Period . Chargebacks are accrued at the point of sale to distributors or direct customers based on a pre - determined percentage of gross sales . The accrual rate is updated quarterly, primarily to reflect the actual chargeback claims from the prior month of the quarter . Management conducts quarterly analyses to evaluate the stock held by wholesalers, and pipeline chargeback adjustments are made accordingly at the end of each quarter . In this Report, chargebacks also include direct cost compensation to customers, mainly CVS . These compensations total $ 62 . 8 m, $ 46 . 5 m, and $ 40 . 6 m for FY 23 , FY 24 , and TTMMar 25 , respectively, and pertain solely to Endo Gx . There are certain classification differences between MNK SGx and Endo GxSI reserves as follows : (i) Endo GxSI classifies DSA fees within “Rebates” whereas MNK SGx classifies DSA fees in “GPO”, (ii) managed care rebates are classified in “Rebates” at Endo GxSI whereas MNK SGx classifies these within “GPO” and (iii) shelf - stock adjustments are included in “Failure to supply fee” at Endo GxSI while MNK SGx records these expenses in “Others” . SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 62

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Gross to net reductions increased as a percentage of gross sales throughout the Historical Period from 67.9% in FY23 to 70.0% in TTMMar25.

Currency: $ m	FY23	FY24	TTMMar25
Gross sales	**3,186.6**	**2,526.4**	**2,488.4**
Reductions to gross sales:			
Chargebacks	(1,740.3)	(1,460.9)	(1,462.5)
Rebates	(143.5)	(92.5)	(86.9)
Cash Discounts	(63.0)	(49.8)	(49.2)
Returns	(34.8)	(39.0)	(38.6)
GPO	(68.4)	(49.1)	(48.4)
Medicaid	(33.2)	(15.0)	(20.7)
Failure to supply fee	(65.7)	(30.1)	(22.3)
Others	(14.8)	(11.9)	(13.2)
Reductions to gross sales:	**(2,163.7)**	**(1,748.4)**	**(1,741.6)**
Net sales	**1,022.9**	**778.1**	**746.8**
Royalty Income	25.6	22.0	21.8
Net sales incuding other revenue	**1,048.5**	**800.1**	**768.6**
As a % of gross sales:			
Chargebacks	*54.6*	*57.8*	*58.8*
Rebates	*4.5*	*3.7*	*3.5*
Cash Discounts	*2.0*	*2.0*	*2.0*
Returns	*1.1*	*1.5*	*1.5*
GPO	*2.1*	*1.9*	*1.9*
Medicaid	*1.0*	*0.6*	*0.8*
Failure to supply fee	*2.1*	*1.2*	*0.9*
Others	*0.5*	*0.5*	*0.5*
Total	*67.9*	*69.2*	*70.0*

There are certain classification differences between MNK SGx and Endo GxSI reserves as follows: (i) Endo GxSI classifies DSA fees within “Rebates” whereas MNK SGx classifies DSA fees in “GPO”, (ii) managed care rebates are classified in “Rebates” at Endo GxSI whereas MNK SGx classifies these within “GPO” and (iii) shelf-stock adjustments are included in “Failure to supply fee” at Endo GxSI while MNK SGx records these expenses in “Others”.

ii. **Rebates:** Primarily represents direct and indirect rebates and inventory admin fees. Rebates are accrued at the point of sale based on the historical rates. Management trues up the rebates on a monthly basis to actual claims by customer but does not track each rebate separately. Management noted the decrease from 4.5% of gross revenue in FY23 to 3.5% in TTMMar25 is mainly driven by product mix.

iii. **Cash discounts:** Represents early pay discounts granted to major customers. These customers typically receive a 2% cash discount for early payments. Management accrues for the 2% cash discounts at the point of sale.

iv. **Returns:** Accrued at the point of sale based on historical return rate, which is analyzed on a quarterly basis. An annual study on returns is typically conducted at year end. Management noted the goods returned are usually destroyed since only returns with quality issues are accepted. The increase from 1.1% of gross revenue in FY23 to 1.5% in TTMMar25 is primarily driven by Endo SI.

v. **GPO fees:** Includes GPO and distributor fee for service that are accrued at the point of sale.

vi. **Medicaid:** Represents statutory rebates paid to state Medicaid programs. Medicaid is typically invoiced on a quarterly basis. Medicaid rebates are accrued at pre-determined rates at the point of sale. Management reviews trends on a quarterly basis. Actual claims are received predominantly within 6 – 9 months after sale. The decrease from $33.2m in FY23 to $15.0m in FY24 is mainly driven by a $11.3m decrease from Varenicline, which is in line with the decrease in the gross sales of Varenicline.

vii. **Failure to supply fee:** Includes (i) failure to supply fee and (ii) shelf life/price protection adjustment. Failure to supply fees are not accrued at the point of sale and reflect actual claims processed. Shelf stock adjustments are aimed to account for WAC changes for stock held at wholesalers' warehouses. In FY23, the higher failure to supply fee is mainly driven by a $12.6m price adjustment incurred for Vasostrict vials to adjust for the WAC change in Apr23.

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Net sales decreased by $279.9m from FY23 to TTMMar25 due to loss of favorable market position for multiple products (Varenicline, Vasostrict, etc.). FY24 TTMMar25 FY23 Currency: $ m The chart above bridges Endo GxSI's net revenue from FY23 to TTMMar25, detailing top products by segment 140.3 145.1 74.1 66.2 21.5 21.2 15.3 18.1 29.7 27.1 46.8 43.0 327.8 320.5 110.0 112.8 437.8 433.3 91.7 80.6 54.5 57.0 70.6 51.7 20.2 19.0 13.9 12.8 45.3 48.6 296.2 269.8 78.5 114.4 25.2 164.9 39.4 48.9 471.2 179.3 650.5 99.9 43.8 95.2 11.7 15.2 53.0 318.7 Lidoderm Dexlansoprazole Oxymorphone Varenicline Sapropterin Product 6 - 10 Gx top 10 Other Gx Total Generics Adrenalin Aplisol Vasostrict Alvim opan Buprenorphine Product 6 - 10 SI top 10 based on TTMMar25 revenue (see table at right). • A Gx top 10 products: Decreased sales from FY23 to FY24 driven by price ($93.1m) and volume ($50.3m). The decrease was primarily due to a $149.6m decrease in Varenicline and a $40.3m decrease in Dexlansoprazole sales. Varenicline experienced de facto market exclusivity until two competitors received FDA approval in Q323 which resulted in a 50.6% volume decrease in FY24 as compared to FY23. The decreases mentioned previously were offset by Lidoderm which had increased market demand, as a competitor exited the market in FY24 contributing to growth in both volume and prices ($61.8m combined increase). Gx top 10 products experienced decreased sales of $7.2m from FY24 to TTMMar25 due to increased pricing pressure ($13.8m decrease), partially offset by increased sales volume ($6.6m). • B Other Endo Gx: Comprised of ~70 different products, each accounting for 1.0% or less of Endo Gx's total net sales. Net sales decreased by $69.3m from FY23 to FY24 driven by price ($27.6m) and volume ($41.7m). Of the $69.3m decrease between FY23 and FY24, $28.1m is attributed to the discontinuation of certain products from FY23 to FY24 (Dutas Tams HCl Caps, Propranolol, and Sucralfate OS) due to failure to achieve profitability goals. Management indicated that product profitability is regularly reviewed, with market strategies being adjusted based on the outcomes of these reviews. Between FY24 and TTMMar25 sales remain broadly stable. SAC and synergy Endo GxSI Combined MNK SGx Other SI 79.3 66.1 65.5 335.3 362.3 398.0 Total Sterile Note, we did not receive detailed calculations supporting this price volume analysis on a product level. 768.6 800.1 1,048.5 Net sales 1,048.5 800.1 768.6 2.7 (143.4) (69.3) (22.5) (13.2) (7.2) (26.4) (0.6) 700.0 750.0 800.0 850.0 900.0 1,050.0 1,000.0 950.0 1,100.0 Net sales FY23 Gx Top10 Gx Other SI Top10 SI Other Net sales FY24 Gx Top10 Gx Other SI Top10 SI Other Net sales TTMMar25 Currency: $ m P: $(93.1m) V/M: $(50.3m ) P: $(27.6m) V/M: $(41.7m) P: $(37.6m) V/M: $15.1m P: $(12.0m) V/M: $(1.2m) P: $(13.8m) V/M: $6.6m P: $1.0m V/M: $1.7m P: $(20.1m) V/M: $(6.3m) P: $(3.8m) V/M: $3.2m A B C D B C D A Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 1,048.5 800.1 768.6 2 July 2025 | Par Health Page 64

Net sales decreased by $279.9m from FY23 to TTMMar25 due to loss of favorable market position for multiple products (Varenicline, Vasostrict, etc.). TTMMar25 FY24 FY23 Currency: $ m 145.1 66.2 21.2 18.1 27.1 43.0 320.5 112.8 140.3 74.1 21.5 15.3 29.7 46.8 327.8 110.0 78.5 114.4 25.2 164.9 39.4 48.9 471.2 179.3 Lidoderm Dexlansoprazole Oxymorphone Varenicline Sapropterin Product 6 - 10 Gx top 10 Other Gx The chart above bridges Endo GxSI's net revenue from FY23 to TTMMar25, detailing top products by segment based on TTMMar25 revenue (see table at right). • C Endo SI top 10 products : The decrease in sales for Endo SI's top 10 products ( $ 48 . 9 m between FY 23 and TTMMar 25 ) is mainly driven by (i) Vasostrict due to loss of the lawsuit blocking a competitor’s entrance, which negatively impacted ASP ( $ 43 . 4 m total decrease) and (ii) Adrenalin as certain SKUs were discontinued due to lost market share during the Historical Period ( $ 19 . 3 m total decrease) . The decrease was partially offset by growth in Aplisol ( $ 13 . 2 m total increase) . 433.3 80.6 57.0 437.8 91.7 54.5 650.5 99.9 43.8 Total Generics Adrenalin Aplisol • D Other SI: Comprised of over 30 different products, each representing ~2% or less of total Endo SI sales. The $13.8m decrease from FY23 to TTMar25 is mainly due to increased pricing pressure, which contributed to a $15.9m decrease, partially offset by an increase in volume of $2.0m over the same period. SAC and synergy Endo GxSI Combined MNK SGx 1,048.5 800.1 768.6 2.7 (143.4) (69.3) (22.5) (13.2) (7.2) (26.4) (0.6) 700.0 750.0 800.0 850.0 900.0 1,050.0 1,000.0 950.0 1,100.0 Net sales FY23 Gx Top10 Gx Other SI Top10 SI Other Net sales FY24 Gx Top10 Gx Other SI Top10 SI Other Net sales TTMMar25 Currency: $ m P: $(93.1m) V/M: $(50.3m) P: $(27.6m) V/M: $(41.7m) P: $(37.6m) V/M: $15.1m P: $(12.0m) V/M: $(1.2m) P: $(13.8m) V/M: $6.6m P: $1.0m V/M: $1.7m P: $(20.1m) V/M: $(6.3m) P: $(3.8m) V/M: $3.2m A B C D B C D A Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 51.7 70.6 95.2 Vasostrict 19.0 20.2 11.7 Alvim opan 12.8 13.9 15.2 Buprenorphine 48.6 45.3 53.0 Product 6 - 10 269.8 296.2 318.7 SI top 10 65.5 66.1 79.3 Other SI 335.3 362.3 398.0 Total Sterile Note, we did not receive detailed calculations supporting this price volume analysis on a product level. 768.6 800.1 1,048.5 Net sales 1,048.5 800.1 768.6 2 July 2025 | Par Health Page 65

Currency: $ m Ref FY23 FY24 TTMMar25 Personnel costs 1 94.8 100.4 102.4 Standard COGS & variances 2 177.8 152.2 175.7 Variable manufacturing OH 3 45.7 53.8 57.2 Royalty expense 4 106.1 62.8 55.3 Inventory provisions 5 47.5 41.9 38.8 Other 6 36.7 38.7 37.6 Non - personnel costs 413.8 349.5 364.6 Cost of revenues 508.6 449.9 467.1 Key metrics: Endo Gx average cost of sales FTEs 886 891 899 Endo SI average cost of sales FTEs 516 531 548 Total cost of sales FTEs 1,402 1,422 1,447 Cost per head (000s) 67.6 70.6 70.8 Currency: $ m Ref FY23 FY24 TTMMar25 Distribution costs 16.1 13.8 13.2 Freight - in materials 11.1 10.3 10.1 PDUFA fees 6.4 7.1 7.1 Other 3.1 7.5 7.3 Other 6 36.7 38.7 37.6 Cost of sales decreased by $58.7m from FY23 to FY24 due to declining volumes, increased by $17.2m in TTMMar25 due to higher per unit costs. Endo GxSI uses standard costing for materials and manufacturing costs, updated annually in January. The adjacent table summarizes recast cost of sales by nature, descriptions of trends and nature are as follows: 1 . Personnel costs : Increased by $ 7 . 6 m ( 8 . 0% ) from FY 23 to TTMMar 25 due to (i) slight increase in headcount, (ii) merit - based raises averaging 3 . 0 to 3 . 5% , and (iii) annual promotions . The headcount growth is primarily in Endo SI as there has been increased investment into the new Endo SI product launch in FY 24 . 2. Standard COS & variances : Decreased $ 25 . 6 m ( 14 . 4% ) from FY 23 to FY 24 due to lower volumes production volumes . Higher unit costs of CMO manufactured Endo Gx products caused an increase of $ 23 . 5 m ( 15 . 4% ) from FY 24 to TTMMar 25 . The increased production costs were due to decreased volume . 3. Variable manufacturing OH : Variable costs incurred as part of the manufacturing process such as (i) quality assurance ( $ 16 . 8 m in TTMMar 25 ), (ii) repairs and maintenance ( $ 11 . 5 m in TTMMar 25 ), (iii) utilities ( $ 10 . 6 m in TTMMar 25 ), (iv) external personnel ( $ 6 . 2 m in TTMMar 25 ), (v) other fixed charges ( $ 5 . 2 m in TTMMar 25 ), (vi) building expenses ( $ 2 . 4 m in TTMMar 25 ) and (vii) others ( $ 4 . 5 m in TTMMar 25 ) . Increases of $ 11 . 5 m throughout the Historical Period are due to quality assurance ( $ 3 . 9 m) and other fixed charges ( $ 6 . 3 m) . 4. Royalty expense : Calculated based on either revenue or gross profit of certain in - licensed products . The expense decrease of $ 50 . 8 m ( 47 . 9% ) throughout the Historical Period corresponds to the decrease in revenue of the respective products, primarily Dexlansoprazole . 5. Inventory provisions : Management reviews inventory provisions on a quarterly basis, mainly based on (i) remaining shelf life and forecasted revenue in the next twelve months of products, and (ii) quality assurance process . Management typically reserves for products with less than 12 month shelf life, with case - by - case exceptions depending on future demand from customers . The expense decreased 8 . 7 m ( 18 . 3% ) throughout the Historical Period as production decreased . 6. Other : Relates to (i) distribution costs, (ii) freight - in materials, (iii) PDUFA fees, and (iv) other miscellaneous cost of sales . Expenses remained relatively flat throughout the Historical Period. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 66

Currency: $ m Ref FY23 Salaries and wages 9.2 Bonus 1.6 Long term incentives 0.8 Other personnel 1.6 Personnel - R&D 13.3 Average R&D FTEs 357 Cost per head ( 000 s) 25 . 9 27 . 3 27 . 8 The table above presents operating expenses segregated by personnel and non - personnel on a diligence adjusted basis . R&D decreased $ 11 . 9 m from $ 52 . 0 m in FY 23 to $ 40 . 1 m in FY 24 due to reduced R&D activity at Endo Gx ( $ 7 . 9 m decrease) . Management represented the primary focus for Endo Gx R&D is for new formulations and new packaging and less on new development . New development is mainly related to Endo SI products with new product launches expected between FY 26 and FY 27 which has led to increased R&D spend in TTMMar 25 . Endo SI accounts for $ 39 . 7 m of total R&D spend in TTMMar 25 . The components of R&D are described at right . Currency: $ m Ref FY23 Personnel i 26.5 Non - personnel 19.3 SG&A A 45.8 Personnel 13.3 Quality assurance ii 15.5 Project material costs iii 13.6 Regulatory agency fees iv 0.1 External labor v 5.5 FY24 TTMMar25 24.9 23.5 21.4 20.4 46.3 44.0 14.3 14.6 9.4 8.3 7.6 8.2 0.5 7.3 3.6 3.8 4.5 4.6 4.0 Other non - personnel 32.1 25.8 38.8 Non - personnel R&D B 52.0 40.1 46.7 Total operating expenses 97.8 86.4 90.6 FY24 TTMMar25 10.0 10.2 1.4 1.5 1.3 1.1 1.6 1.7 14.3 14.6 368 368 R&D expenses decreased by $5.3m from FY23 to TTMMar25 primarily driven by decreased R&D activity at Endo Gx. iii. i. Personnel : The table at left below presents R&D personnel expenses by type as well as average FTEs for the Historical Period . The majority of R&D people are located in India (~ 327 of the total ~ 368 as of Mar 25 ) resulting in relatively low average cost per FTE ( $ 27 . 8 k in TTMMar 25 ) as presented in the table below . Other personnel expenses include primarily benefits and payroll taxes . Personnel costs remained relatively flat throughout the Historical Period . ii. Quality assurance : Primarily comprise third party development services and laboratory supplies . The decrease of $ 6 . 1 m from $ 15 . 5 m in FY 23 to $ 9 . 4 m in FY 24 is mainly driven by decreased spending for Endo Gx development . Project material costs : Comprises procurement of API and other material costs, including manufacturing variances associated with producing batches prior to filing for approval . Project material costs decreased $ 5 . 4 m from $ 13 . 6 m in FY 23 to $ 8 . 2 m in TTMMar 25 primarily due to Endo SI’s higher R&D activity in FY 23 . Endo SI is preparing for increased filings in more recent periods . Similar to regulatory fees (see below), Management represented this is primarily related to timing of R&D cycles . iv. Regulatory agency fees : Mainly comprises fees for FDA filings related to Endo SI ( $ 7 . 3 m in TTMMar 25 ) filings for Levothyroxine, Phenylephrine and Selenious Acid . Minimal fees were incurred in FY 23 and FY 24 . v. External labor : The decrease of $ 1 . 7 m across the Historical Period is primarily driven by lower R&D activity for Endo Gx, requiring less external labor . SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 67

TTMMar25 FY24 FY23 Ref Currency: $ m 15.2 15.1 14.6 Salaries and wages 3.6 3.4 4.5 Bonus 1.1 2.4 3.0 Long term incentives 3.6 4.0 4.4 Other personnel 23.5 24.9 26.5 i Personnel - SG&A 176.4 175.7 177.8 Average SG&A FTEs 86.3 86.1 82.3 Cost per head (000s) Currency: $ m Ref FY23 Personnel i 26.5 FY24 TTMMar25 24.9 23.5 20.4 21.4 19.3 Non - personnel 44.0 46.3 45.8 A SG&A 14.6 14.3 13.3 Personnel 8.3 9.4 15.5 ii Quality assurance 8.2 7.6 13.6 iii Project material costs 7.3 0.5 0.1 iv Regulatory agency fees 3.8 3.6 5.5 v External labor 4.5 4.6 4.0 Other non - personnel 32.1 25.8 38.8 Non - personnel 46.7 40.1 52.0 B R&D 90.6 86.4 97.8 Total operating expenses SG&A expenses decreased by $1.8m from FY23 to TTMMar25, primarily driven by reduction in bonus and LTI. The table at left presents operating expenses segregated by personnel and non - personnel on a diligence adjusted basis . Nature and fluctuations are as follows : SG&A decreased $ 1 . 8 m from $ 45 . 8 m in FY 23 to $ 44 . 0 m, primarily driven by personnel . SG&A expenses increased as a percentage of net sales from 4 . 4 % in FY 23 to 5 . 7 % in TTMMar 25 due to decreased revenue and broadly stable FTEs . The components of SG&A are as follows : iii. i. Personnel : The table at left below presents SG&A personnel expenses by type as well as average FTEs for the Historical Period . People included within SG&A ( 175 as of Mar 25 ), primarily sit within selling and marketing (66), IT (27), supply chain (20), HR (18), facility management and administrative (18), government pricing and GTN (7), legal (5) and FP&A and audit (5) . The decrease in personnel expenses of $ 2 . 0 m across the Historical Period is mainly a function of a decrease in long - term incentives (“LTI”) ( $ 1 . 9 m) and bonus ( $ 0 . 9 m) . Both bonus and LTI decreased due to lower Endo GxSI performance . Bonus is accrued monthly and paid out in Q 1 of the following year . Average annual salaries per FTE increased by 4 . 9 % from $ 82 . 3 k in FY 23 to $ 86 . 3 k in TTMMar 25 . Management represented this to be due to a recurring level of annual increases based on employee performance . Other personnel expenses mainly include benefits and payroll taxes . ii. Legal expenses : Primarily comprise IP related expenses ( $ 7 . 3 m in TTMMar 25 ), mainly related to Varenicline ( $ 2 . 3 m), Adrenalin Vial ( $ 2 . 0 m), Vasostrict Pre - Mix Bottle ( $ 1 . 1 m) and Ephedrine ( $ 0 . 9 m) . Legal expenses further include settlements related to recurring IP litigation, as well as general legal counsel costs . Management stated that IP litigation is a standard aspect of operations for the SI and Gx businesses, as IPs are contested by both Endo GxSI and competitors . Although the scale of litigations cannot be reliably predicted, Management anticipates these costs will persist due to the substantial number of marketed products . Lease and building : Primarily includes electricity ( $ 2 . 9 m in TTMMar 25 ), rent ( $ 1 . 7 m), utilities ( $ 1 . 4 m), insurance ( $ 0 . 7 m), and facility related security expenses ( $ 0 . 4 m) . SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 68

Working capital Working capital - MNK SGx Working capital - Endo GxSI

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Average diligence adjusted NWC of the Combined Company was $648.1m as of TTMMar25.

The table below presents combining adjusted NWC for Par Health quarterly for the TTMMar25 period. Refer to the following slides for NWC trending discussions for each of the MNK SGx and Endo GxSI businesses.

	A					B					A + B = C				
	MNK SGx					Endo GxSI					Par Health				
Currency: $ m	**Jun24**	**Sep24**	**Dec24**	**Mar25**	**TTM Mar25 avg.**	**Jun24**	**Sep24**	**Dec24**	**Mar25**	**TTM Mar25 avg.**	**Jun24**	**Sep24**	**Dec24**	**Mar25**	**TTM Mar25 avg.**
Cash and cash equivalents	72.9	59.2	63.4	73.5	67.2	0.2	0.2	0.2	0.2	0.2	73.1	59.4	63.6	73.7	67.4
Accounts receivable	(12.9)	24.5	28.6	12.6	13.2	173.1	197.1	213.1	202.1	196.3	160.2	221.6	241.7	214.7	209.5
Inventory	264.5	249.7	248.6	247.5	252.6	366.7	251.2	196.2	183.4	249.4	631.2	501.0	444.8	430.9	502.0
Prepaid expenses & other current assets	32.3	24.8	35.2	28.2	30.1	27.9	40.1	26.0	24.9	29.7	60.2	64.8	61.3	53.1	59.9
Current assets	**356.8**	**358.2**	**375.8**	**361.7**	**363.1**	**567.9**	**488.5**	**435.5**	**410.6**	**475.6**	**924.7**	**846.8**	**811.4**	**772.3**	**838.8**
Accounts payable	34.1	37.3	24.9	33.6	32.5	30.7	32.1	43.3	37.1	35.8	64.9	69.4	68.1	70.6	68.3
Accrued payroll & payroll-related costs	14.9	23.1	27.7	11.8	19.4	16.7	18.1	20.3	14.6	17.4	31.6	41.2	48.0	26.4	36.8
Accrued & other current liabilities	93.8	105.3	107.5	83.7	97.6	136.3	131.8	129.7	107.4	126.3	230.2	237.1	237.3	191.1	223.9
Current liabilities	**142.8**	**165.6**	**160.0**	**129.1**	**149.4**	**183.8**	**182.1**	**193.3**	**159.1**	**179.6**	**326.6**	**347.7**	**353.4**	**288.2**	**329.0**
Reported NWC	**213.9**	**192.6**	**215.8**	**232.6**	**213.7**	**384.1**	**306.5**	**242.2**	**251.5**	**296.1**	**598.1**	**499.1**	**458.0**	**484.1**	**509.8**
Total definitional adjustments	**(63.6)**	**(40.1)**	**(43.6)**	**(70.0)**	**(54.3)**	**(0.2)**	**(0.2)**	**(0.2)**	**(0.2)**	**(0.2)**	**(63.8)**	**(40.3)**	**(43.8)**	**(70.2)**	**(54.5)**
Definitional NWC	**150.3**	**152.5**	**172.2**	**162.6**	**159.4**	**383.9**	**306.3**	**242.0**	**251.3**	**295.9**	**534.3**	**458.8**	**414.3**	**413.9**	**455.3**
Total due diligence adjustments	**251.0**	**237.2**	**244.2**	**264.8**	**249.3**	**(152.2)**	**(60.7)**	**(9.7)**	**(3.4)**	**(56.5)**	**98.8**	**176.5**	**234.5**	**261.4**	**192.8**
Adjusted NWC	**401.3**	**389.7**	**416.5**	**427.4**	**408.7**	**231.7**	**245.5**	**232.3**	**247.9**	**239.4**	**633.0**	**635.2**	**648.8**	**675.3**	**648.1**
Key metrics:															
Adjusted DSO [1]	*59.2*	*65.8*	*63.6*	*68.8*	*64.3*	*30.0*	*47.4*	*50.3*	*50.9*	*44.6*	*44.9*	*56.2*	*56.5*	*59.5*	*54.3*
Adjusted DIO [2]	*83.1*	*92.2*	*89.0*	*93.1*	*89.4*	*321.3*	*287.6*	*225.1*	*231.6*	*266.4*	*149.2*	*152.0*	*134.4*	*139.2*	*143.7*
Adjusted DPO [3]	*35.5*	*36.6*	*22.4*	*36.2*	*32.7*	*27.0*	*25.8*	*29.7*	*28.2*	*27.7*	*31.1*	*31.2*	*26.2*	*31.8*	*30.1*

Notes:

1. For the purpose of presentation, we have remapped certain accounts within reported NWC, and aligned the definitional adjustments between MNK SGx and Endo GxSI, and have further bifurcated between definitional and diligence adjustments.

2. To ensure consistency, we have applied a uniform methodology to the following key metrics across both MNK SGx and Endo GxSI:

[1]DSO: Trade AR / T3M gross sales x T3M days

[3]DPO: AP / T3M (cost of sales + operating expense – personnel costs) x T3M days

[2]DIO has been calculated slightly differently between the businesses based on visibility into cost of sales accounts and inventory balances for each business. MNK SGx calculation represents inventory less capitalized variances / T3M standard cost of sales x T3M days. Endo GxSI calculation represents inventory less inventory reserves / T3M cost of sales less provision, royalties, and freight expense x T3M days. For Par Health purposes we have used the product of the inputs at each business to arrive at a blended metric.

3. Given only quarterly NWC data was provided for Endo GxSI, the TTMMar25 average for MNK SGx above was also calculated using quarterly data to ensure consistency across both businesses.

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Working capital – MNK SGx

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Diligence adjusted net working capital increased throughout the Historical Period primarily due to an increase in accounts receivables and inventory.

					Averages	
Currency: $ m	**Ref**	**Dec23**	**Dec24**	**Mar25**	**FY24**	**TTMMar25**
Current assets		341.9	375.8	361.7	379.6	371.7
Current liabilities		186.2	160.0	129.1	153.3	147.4
Reported NWC		**155.6**	**215.8**	**232.6**	**226.3**	**224.2**
Cash and cash equivalents		(29.3)	(63.4)	(73.5)	(47.7)	(62.8)
Intercompany balances		31.8	19.9	3.6	12.4	7.3
Income tax receivable, net		(0.3)	(0.1)	(0.1)	(0.2)	(0.2)
Total definitional adjustments		**2.3**	**(43.6)**	**(70.0)**	**(35.6)**	**(55.6)**
Definitional NWC	**A**	**158.0**	**172.2**	**162.6**	**190.7**	**168.6**
AR trade securitization	1	290.5	245.4	268.5	241.2	247.1
Fresh start inventory	2	(85.0)	-	-	(32.9)	(14.2)
Asbestos receivable ST to LT	3	(4.0)	(4.3)	(4.3)	(4.0)	(4.1)
Pension & post retirement liab.	4	3.4	2.1	2.1	3.3	3.0
Carve-out	5	(2.2)	1.0	(1.5)	(0.3)	(0.4)
Total diligence adjustments		**202.7**	**244.2**	**264.8**	**207.4**	**231.4**
Diligence NWC	**B**	**360.6**	**416.5**	**427.4**	**398.1**	**400.0**

Note: Certain reclassifications have been included in the recast NWC in the following page related to customer payment preferences (i.e. certain rebates, failure to supply, and GPO). The reclassifications do not impact NWC, rather move GTN items between accrued liabilities and accounts receivable.

The adjacent table presents a reconciliation of reported deal basis NWC to diligence NWC at Historical Balance Sheet dates and twelve-month average balances for FY24 and TTMMar25 based on definitional and diligence adjustments identified and discussed below:

A. **Definitional NWC:** Represents deal basis NWC excluding (i) cash and cash equivalents, (ii) intercompany balances, primarily related to MNK cash pooling arrangements and shared service invoicing and (iii) accrued income taxes receivable, net of income taxes payable.

B. **Diligence NWC:** Reflects the balance sheet impact of directly quantifiable diligence adjustments identifiable in distinct trial balance accounts containing non-operational or non-recurring items. Note, we did not quantify the potential NWC impact of all proposed EBITDA adjustments individually. We focused on material adjustments affecting working capital specifically in TTMMar25 including certain Management and carve-out adjustments. Other EBITDA adjustments are not expected to materially impact TTMMar25 NWC. Adjustments are as follows:

1. **AR trade Securitization:** As part of the revolving credit facility MNK is party to, certain accounts receivable generated by MNK SGx are owned by an affiliate and used as collateral. This entry removes the impact of the AR securitization, and the accounts receivable are reflected in the adjusted balance sheet.
2. **Fresh-start inventory:** Removes the impact of fresh-start accounting, primarily related to inventory. See section Quality of earnings - MNK SGx Management adjustment 1 for further information.
3. **Asbestos receivable ST to LT**: Reclassifies receivables related to asbestos not expected to be collected within a year from short term to long term assets.
4. **Pension and post retirement liabilities:** MNK SGx employees are party to pension and post retirement plans. This adjustment removes the current portion of the plans from NWC as they are considered non-operational.
5. **Carve-out:** Aligns the Diligence NWC to the carve-out financial statements, see section Quality of earnings - MNK SGx diligence adjustment 8 for further information.

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Jun24 Jul24 Sep24 Oct24 Nov24 Dec24 Jan25 Feb25 Mar25 Apr24 May24 Accounts Receivable Aug24 Inventory 1 DSO: Trade AR / T3M gross sales x T3M days 2 DIO: Inventory less capitalized variances / T3M standard cost of sales x T3M days 3 DPO: AP / T3M (cost of sales + operating expense – Personnel) x T3M days Adjusted NWC 800.0 700.0 600.0 500.0 400.0 300.0 200.0 100.0 - Prepaid expenses and other current assets Accounts payable Accrued payroll and payroll - related costs Accrued and other current liabilities Adjusted NWC Diligence adjusted net working capital increased throughout the Historical Period primarily due to an increase in accounts receivables and inventory. The table at left presents diligence adjusted net working capital at Historical Balance Sheet dates and twelve - month average balances for FY 24 and TTMMar 25 . • Average diligence adjusted net working capital remained relatively flat from FY 24 to TTMMar 25 . • Increase in NWC from Dec 23 to Dec 24 is primarily driven by (i) increased AR ( $ 33 . 5 m) attributable to higher sales year over year, (ii) higher inventory balance to satisfy higher demand ( $ 20 . 3 m), (iii) lower accounts payable ( $ 19 . 2 m) because of shortened payable cycles as a result of bankruptcy emergence . • Increase in NWC from Dec 24 to Mar 25 is primarily driven by (i) an increase in accounts payable ( $ 10 . 1 m) due to the timing of payments, and (ii) a decrease in accrued payroll ( $ 15 . 8 m) due to the timing of the annual bonus payout, which is remitted to employees in Mar 25 for the FY 24 plan . • Increase in DIO throughout the periods shown at left is driven by more inventory on hand to meet forecasted demand . We reviewed inventory turns by site and key product group as part of diligence . SAC and synergy Endo GxSI Combined MNK SGx Averages Currency: $ m Dec23 Dec24 Mar25 FY24 TTMMar25 262.2 262.2 Accounts receivable 241.6 275.1 281.1 241.6 246.4 Inventory 228.3 248.6 247.5 13.9 14.3 Other current assets 19.6 15.5 14.4 517.6 522.9 Current assets 489.5 539.2 543.0 33.2 33.1 Accounts payable 44.2 25.0 35.1 18.5 20.0 Accrued payroll 20.0 27.7 11.8 67.8 69.8 Other current liabilities 64.7 70.1 68.6 119.5 122.8 Current liabilities 128.9 122.7 115.5 398.1 400.0 Diligence NWC 360.6 416.5 427.4 Key metrics: 62.6 63.4 Adjusted DSO 1 62.3 63.6 68.8 84.6 88.9 Adjusted DIO 2 87.4 89.0 93.1 33.1 33.3 Adjusted DPO 3 45.2 22.4 36.2 Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 73

Working capital – Endo GxSI

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Adjusted net working capital increased throughout the Historical Period primarily due to an increase in accounts receivables and decrease in inventory and reserves.

Currency: $ m	Ref	Jun24	Sep24	Dec24	Mar25	TTMMar 25 Avg
Reported working capital:						
Restricted cash and cash equivalents		0.2	0.2	0.2	0.2	0.2
Accounts receivable, net		173.1	197.1	213.1	202.1	196.3
Inventories, net		366.7	251.2	196.2	183.4	249.4
Prepaid expenses and OCA		27.9	40.1	26.0	24.9	29.7
Current assets		**567.9**	**488.5**	**435.5**	**410.6**	**475.6**
Reserves & other payables		115.8	111.6	109.4	94.0	107.7
Accounts payable		30.7	32.1	43.3	37.1	35.8
Accrued expenses and other		35.5	36.8	39.8	27.1	34.8
Accounts payable and accrued exp.		182.0	180.5	192.5	158.2	178.3
Operating lease liabilities		1.8	1.6	0.8	0.9	1.3
Current liabilities		**183.8**	**182.1**	**193.3**	**159.1**	**179.6**
Reported NWC		**384.1**	**306.5**	**242.2**	**251.5**	**296.1**
Definitional adjustments:						
Restricted cash		(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Inventory step up	1	(147.0)	(52.5)	(12.8)	(5.3)	(54.4)
Capex related items	2	(6.8)	(7.6)	4.2	1.3	(2.2)
Leases, net	3	2.9	2.1	1.2	1.7	2.0
Contingent consideration, net	4	(1.4)	(2.4)	(1.7)	(1.6)	(1.8)
Pension liabilities	5	(0.0)	(0.4)	(0.6)	0.5	(0.1)
Definitional adjustments		**(152.4)**	**(60.9)**	**(9.9)**	**(3.6)**	**(56.7)**
Definitional working capital		**231.7**	**245.5**	**232.3**	**247.9**	**239.4**
Key metrics:						
DSO[1]		*30.3*	*47.8*	*50.7*	*51.9*	*45.2*
DIO[2]		*218.8*	*186.1*	*148.1*	*149.8*	*175.7*
DPO[3]		*26.5*	*25.2*	*29.0*	*28.1*	*27.2*

[1] *DSO: AR / T3M net revenue x T3M days*

[2] *DIO: Inventory / T3M COGS (excl. royalty expense) x T3M days*

[3] *DPO: AP / T3M (COGS + OPEX - Personnel - Lease expense) x T3M days*

The table to the left presents a reconciliation of reported net working capital ("NWC") to definitional NWC. The NWC reconciliation includes the following components:

- **Definitional adjustments:** Primarily include non-cash inventory step up, capex related assets and liabilities, current portion of lease liabilities, contingent considerations, pension liabilities, and restricted cash.
  1. **Inventory step-up** – Removes the impact of inventory step up recorded in conjunction with fresh start accounting.
  2. **Capex related items** – Removes current capex related items recorded within current assets and liabilities. As of Mar25 $2.9m of capex related payables are recorded within AP, partially offset by $1.5m of prepayments within prepaid and OCA. Capex related obligations should be considered as part of investment cash flow rather than working capital.
  3. **Leases, net** – Removes the lease obligations recorded within current liabilities including finance ($0.8m as of Mar25) and operating leases ($0.9m as of Mar25).
  4. **Contingent consideration** – Includes (i) contract assets and (ii) current acquisition-related contingent consideration liabilities. Contingent considerations are estimated based on certain revenue, developmental, regulatory, commercial and / or other milestones and become payable upon achievement of these milestones.
  5. **Pension liabilities** – Represents obligations related to the fair value of defined contribution plans for employees located in Ireland and India. We excluded the pension related assets/liabilities from NWC as it is non-operating in nature.

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(100.0) (200.0) (300.0) - 500.0 400.0 300.0 200.0 100.0 1 DSO: AR / T3M net revenue x T3M days 2 DIO: Inventory / T3M COGS (excl. royalty expense) x T3M days 3 DPO: AP / T3M (COGS + OPEX - Personnel - Lease expense) x T3M days Components of definitional working capital Dec24 Mar25 Inventory Other current assets Accounts payable Accrued expenses and OCL Jun24 Sep24 Accounts receivable, net Prepaid expenses Prepaid expenses and OCA Reserves & other payables Definitional working capital TTMMar 25 Avg Mar25 Dec24 Sep24 Jun24 Currency: $ m 192.8 201.9 212.9 187.7 168.7 Accounts receivable, net 195.0 178.1 183.4 198.7 219.7 Inventory 15.4 13.2 14.0 22.7 11.9 Prepaid expenses 8.6 7.8 7.5 10.2 8.9 Other current assets 24.0 21.0 21.5 32.9 20.8 Prepaid expenses and OCA 411.8 401.1 417.8 419.2 409.3 Current assets (31.4) (34.1) (36.9) (26.5) (28.2) Accounts payable (107.7) (94.0) (109.4) (111.6) (115.8) Reserves & other payables (33.4) (25.1) (39.1) (35.6) (33.6) Accrued expenses and OCL (172.5) (153.2) (185.5) (173.7) (177.6) Current liabilities 239.4 247.9 232.3 245.5 231.7 Definitional working capital Key metrics: DSO 1 30.3 47.8 50.7 51.9 45.2 Q324 to $660.1m in Q424). 175.7 149.8 148.1 186.1 218.8 DIO 2 • Accounts payable averaged $31.4m in the last four quarters, while DPO 27.2 28.1 29.0 25.2 26.5 DPO 3 Adjusted net working capital increased throughout the Historical Period primarily due to an increase in accounts receivables and decrease in inventory and reserves. The table at left and chart below presents Endo GxSI’s TTMMar 25 quarterly net working capital on a recast basis, including definitional adjustments discussed on previous slide . Endo GxSI definitional working capital averaged $ 239 . 4 m for the last four quarter - ends, with a peak - to - trough spread of $ 30 . 1 m . Endo GxSI’s net working capital is primarily driven by : • Accounts receivable increased between Jun24 - Dec24 due to seasonality of Endo GxSI. Endo GxSI historically experienced decreased sales during the first quarter. DSO increased from 30.3 in Jun24 to 51.9 in Mar25. Management noted customers were generally granted 2% net 60 day terms. • Inventory decreased steadily across the Historical Period due to the seasonality of the business . Endo GxSI DIO averaged 148 . 9 days between Dec 24 - Mar 25 . • Prepaids and other current assets increased by $12.0m between Jun24 - Sep24 due to the prepayment of GDUFA / PDUFA fees and inventory downpayments to meet increased demand (sales grew from $618.0m in averaged 27.2 days during Jun24 - Mar25, consistent with typical vendor payment terms. • Reserves and other payables decreased $15.5m in Mar25 in comparison to Dec24 due to sales seasonality leading to a lower reserve required for GTN items such as sales returns, partner expense, coverage gap, and Medicaid rebates. • Accrued expenses and other current liabilities decreased by $14.0m in Mar25 primarily due to a decrease in accrued royalties and accrued SG&A expenses both driven by less sales in Q125. SAC and synergy Endo GxSI Combined MNK SGx Summary of findings Business overview Quality of earnings Recast income statement Working capital Appendix 2 July 2025 | Par Health Page 76

Appendix

Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

Appendix A: MNK SGx Reconciliation to segment reporting

Reconciliation to the 10-K – FY23

Currency: $ m	Reported PL	Less: Intercompany	Mapping differences*	Add: GXNP	Less: Corpspinco	Less: MITH00	SpecGX SEC segment	As per 10k	Immaterial Differences
	A	B	C	D	E	E			
Net sales	853.7	(77.0)	-	-	-	(0.0)	776.7	776.9	0.2
Cost of sales	623.5	(76.9)	-	-	(0.0)	-	546.6	546.7	0.1
Gross profit (loss)	**230.1**	**(0.1)**	**-**	**-**	**0.0**	**(0.0)**	**230.0**	**230.2**	**0.2**
Selling, general and administrative expenses	86.5	-	(6.6)	(0.4)	5.9	-	85.4	85.0	(0.4)
Research and development expenses	26.4	-	-	-	(0.0)	-	26.4	26.4	0.0
Restructuring charges, net	-	-	0.0	-	-	-	0.0	-	(0.0)
Non-restructuring impairment charges	-	-	85.8	-	-	-	85.8	85.8	0.0
Liabilities management and separation costs	-	-	-	-	-	-	-	-	-
Operating expenses	**112.8**	**-**	**79.2**	**(0.4)**	**5.9**	**-**	**197.5**	**197.2**	**(0.3)**
Operating income (loss)	**117.3**	**(0.1)**	**(79.2)**	**0.4**	**(5.9)**	**(0.0)**	**32.5**	**33.0**	**0.5**

Reconciliation to the 10-K – FY24

Currency: $ m	Reported PL	Less: Intercompany	Mapping differences*	Add: GXPN	Less: Corpspinco	Less: MITH00	SpecGX SEC segment	As per 10k	Immaterial Differences
	A	B	C	D	E	E			
Net sales	957.3	(61.1)	-	-	-	(0.1)	896.1	896.3	0.2
Cost of sales	669.1	(61.4)	-	-	-	-	607.7	607.9	0.2
Gross profit (loss)	**288.3**	**-**	**-**	**-**	**-**	**(0.1)**	**288.4**	**288.4**	**0.0**
Selling, general and administrative expenses	93.9	-	(4.3)	0.4	0.9	-	90.9	91.7	0.8
Research and development expenses	26.5	-	-	-	-	-	26.5	26.4	(0.1)
Restructuring charges, net	-	-	-	-	-	-	-	-	-
Non-restructuring impairment charges	-	-	-	-	-	-	-	-	-
Liabilities management and separation costs	-	-	-	-	-	-	-	-	-
Operating expenses	**120.3**	**-**	**(4.3)**	**0.4**	**0.9**	**-**	**117.3**	**118.1**	**0.8**
Operating income (loss)	**167.9**	**-**	**4.3**	**(0.4)**	**(0.9)**	**(0.1)**	**171.0**	**170.3**	**(0.7)**

The reconciliations above shows the bridge between the as reported income statement per JDE and the segment reporting per 10K. Notes are as follows:

A: Represents the starting point from JDE for diligence procedures, which is considered the reported deal basis income statement.

B: Intercompany activity is eliminated. See section *Quality of earnings - MNK SGx* Management adjustment 2.

C: Represents mapping differences between the JDE system and HFM. The diligence starting point was JDE while Management uses HFM for external reporting. Mapping differences identified are between other income and expense and SG&A. The reconciliation presents activity through operating income and does not include other income and expense, see pg. 91. Differences are primarily due to impairment, rabbi trust, and cash surrender value changes, these are excluded from Diligence EBTIDA, see section *Quality of earnings - MNK SGx*.

D: Represents stock compensation expenses in GXNP profit line is not included in the starting point but is included in the COFS, stock compensation expense would be removed from EBTIDA; therefore, it is excluded.

E: Represents profit line related to MNK SGx but not included in segment reporting. Activity is related to legacy business activity and non-operational.

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Appendix B: MNK SGx FY23 reconciliation to COFS

	A	B	C	D	E	F	G	H		I	
Currency: $ m	**Reported PL**	**Less: I/C**	**Add: Perimeter**	**Add: Corporate allocations**	**Add: Employee related**	**Add: Reorganization**	**Add: Other adjustments**	**Add: Tax**	**Carve-out adjusted**	**Difference**	**Per COFS**
Net sales	853.7	(77.0)	-	-	-	-	(20.2)	-	756.5	0.0	756.5
Cost of sales	623.5	(77.0)	-	-	-	-	(19.2)	-	527.4	0.1	527.5
Gross profit	**230.1**	**-**	**-**	**-**	**-**	**-**	**(1.0)**	**-**	**229.1**	**(0.1)**	**229.0**
Selling general and administrative	86.5	-	0.0	15.3	0.3	16.7	(0.3)	-	118.5	78.3	196.8
Research and development	26.4	-	-	-	0.3	-	-	-	26.6	(0.0)	26.6
Operating income	**117.3**	**-**	**(0.0)**	**(15.3)**	**(0.5)**	**(16.7)**	**(0.8)**	**-**	**84.0**	**(78.4)**	**5.6**
Other (income) expense, net	(427.8)	(44.8)	(0.0)	-	0.2	39.0	-	-	(433.4)	(78.3)	(511.7)
Income before income taxes	**545.1**	**44.8**	**(0.0)**	**(15.3)**	**(0.7)**	**(55.7)**	**(0.8)**	**-**	**517.4**	**(0.1)**	**517.4**
Income tax expense (benefit)	0.2	-	-	-	-	-	-	114.6	114.9	(0.0)	114.9
Net income / (loss)	**544.8**	**44.8**	**(0.0)**	**(15.3)**	**(0.7)**	**(55.7)**	**(0.8)**	**(114.6)**	**402.6**	**(0.1)**	**402.5**

Currency: $ m	Sublease rent income	FTS reclass	McNeil OOP	Passed adjs	Total
Net sales	-	(19.2)	2.6	(3.6)	(20.2)
Cost of sales	-	(19.2)	-	-	(19.2)
Gross profit	**-**	**-**	**2.6**	**(3.6)**	**(1.0)**
Selling general and administrative	(0.3)	-	-	-	(0.3)
Research and development	-	-	-	-	-
Operating income	**0.3**	**-**	**2.6**	**(3.6)**	**(0.8)**
Other (income) expense, net	-	-	-	-	-
Income before income taxes	**0.3**	**-**	**2.6**	**(3.6)**	**(0.8)**
Income tax expense (benefit)	-	-	-	-	-
Net income / (loss)	**0.3**	**-**	**2.6**	**(3.6)**	**(0.8)**

A. Activity represents the starting point for diligence procedures. See reconciliation to MNK 10K, Appendix A: MNK SGx Reconciliation to segment reporting
B. Intercompany activity is eliminated.
C. Perimeter adjustments for the carve-out financial statements include legacy business activities which are not considered operational in nature; therefore, have not been included in Diligence EBITDA.
D. Corporate allocations have not been considered in Diligence EBITDA as an assessment of standalone costs for Par Health has been included.
E. Employee related adjustments relate to (i) bonus true up that was not pushed down to MNK SGx, rather was held at corporate, this has been considered in the bonus normalization, (ii) stock compensation held outside of JDE related to an MNK SGx employee, this is non-cash and has not been considered, and (iii) in FY24 certain executives received an incentive bonus related to the sale of Therakos, one of which was a direct MNK SGx employee, the bonus is non-recurring and not considered.
F. Reorganization is not considered as it is non-operational.
G. Other adjustments are related to items identified as part of the carve-out procedures, see section Quality of earnings - MNK SGx Diligence adjustment 8.
H. Taxes are excluded from EBITDA.
I. Differences are considered insignificant and are primarily related to mapping differences between JDE and HFM.

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix | Combined | MNK SGx | Endo GxSI | SAC and synergy

Appendix C: MNK SGx FY24 reconciliation to COFS

	A	B	C	D	E	F	G	H		I	
Currency: $ m	**Reported PL**	**Less: I/C**	**Add: Perimeter**	**Add: Corporate allocations**	**Add: Employee related**	**Add: Reorganization**	**Add: Other adjustments**	**Add: Tax**	**Carve-out adjusted**	**Difference**	**Per COFS**
Net sales	957.3	(61.1)	-	-	-	-	5.2	-	901.3	0.0	901.3
Cost of sales	669.1	(61.1)	-	-	-	-	1.1	-	609.0	(0.2)	608.8
Gross profit	**288.3**	**-**	**-**	**-**	**-**	**-**	**4.1**	**-**	**292.3**	**0.2**	**292.6**
Selling general and administrative expenses	93.9	-	(1.3)	24.6	1.3	0.6	(0.3)	-	118.9	(3.9)	115.0
Research and development	26.5	-	-	-		-	-	-	26.5	(0.0)	26.5
Operating income	**167.9**	**-**	**1.3**	**(24.6)**	**(1.3)**	**(0.6)**	**4.3**	**-**	**147.0**	**4.2**	**151.1**
Other (income) expense, net	35.4	(40.4)	0.1	-	-	-	-	-	(4.9)	3.9	(0.9)
Income before income taxes	**132.5**	**40.4**	**1.1**	**(24.6)**	**(1.3)**	**(0.6)**	**4.3**	**-**	**151.8**	**0.2**	**152.0**
Income tax expense (benefit)	0.6	-	-	-	-	-	-	28.9	29.5	(0.0)	29.5
Net income / (loss)	**131.8**	**40.4**	**1.1**	**(24.6)**	**(1.3)**	**(0.6)**	**4.3**	**(28.9)**	**122.3**	**0.2**	**122.5**

Currency: $ m	**Sublease rent income**	**Passed adjs**	**Amitiza royalty expense**	**Total**
Net sales	-	5.2	-	5.2
Cost of sales	-	-	1.1	1.1
Gross profit	**-**	**5.2**	**(1.1)**	**4.1**
Selling general and administrative	(0.3)	-	-	(0.3)
Research and development	-	-	-	-
Operating income	**0.3**	**5.2**	**(1.1)**	**4.3**
Other (income) expense, net	-	-	-	-
Income before income taxes	**0.3**	**5.2**	**(1.1)**	**4.3**
Income tax expense (benefit)	-	-	-	-
Net income / (loss)	**0.3**	**5.2**	**(1.1)**	**4.3**

A. Activity represents the starting point for diligence procedures. See reconciliation to MNK 10K, Appendix A: MNK SGx Reconciliation to segment reporting

B. Intercompany activity is eliminated.

C. Perimeter adjustments for the carve-out financial statements include legacy business activities which are not considered operational in nature; therefore, have not been included in Diligence EBITDA.

D. Corporate allocations have not been considered in Diligence EBITDA as an assessment of standalone costs for Par Health has been included.

E. Employee related adjustments relate to (i) bonus true up that was not pushed down to MNK SGx, rather was held at corporate, this has been considered in the bonus normalization, (ii) stock compensation held outside of JDE related to an MNK SGx employee, this is non-cash and has not been considered, and (iii) in FY24 certain executives received an incentive bonus related to the sale of Therakos, one of which was a direct MNK SGx employee, the bonus is non-recurring and not considered.

F. Reorganization is not considered as it is non-operational.

G. Other adjustments are related to items identified as part of the carve-out procedures, see section Quality of earnings - MNK SGx Diligence adjustment 8.

H. Taxes are excluded from EBITDA.

I. Differences are considered insignificant and are primarily related to mapping differences between JDE and HFM.

2 July 2025 | Par Health

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Appendix D: Endo GxSI reconciliation to Auditor's report

FY23 Reconciliation to 10-K

Currency: $ m	FY23 Mgmt Adjusted PL	Including D&A	Stock-based comp	Diff.	10-K Endo GxSI	10-K Branded	10-K International	Total
Net revenues	**1,079.9**	**-**	**-**	**(0.0)**	**1,079.9**	**859.1**	**72.5**	**2,011.5**
Cost of revenues	532.7	30.0	0.0	n/a	n/a	n/a	n/a	n/a
SG&A	58.5	4.2	0.1	n/a	n/a	n/a	n/a	n/a
R&D	56.1	3.2	(0.0)	n/a	n/a	n/a	n/a	n/a
Costs and expenses	**647.4**	**37.4**	**0.1**	**(0.0)**	**684.9**	**399.8**	**55.8**	**1,140.4**
Segment adjusted income from operations before income tax	**432.5**	**(37.4)**	**(0.1)**	**0.0**	**395.0**	**459.3**	**16.7**	**871.1**

FY24 Reconciliation to 10-K

Currency: $ m	FY24 Mgmt Adjusted PL	Including D&A	Stock-based comp	Diff.	10-K Endo GxSI	10-K Branded	10-K International	Total
Net revenues	**796.5**	**-**	**-**	**0.0**	**796.5**	**889.9**	**73.7**	**1,760.1**
Cost of revenues	452.7	32.8	0.3	n/a	n/a	n/a	n/a	n/a
SG&A	53.8	4.0	-	n/a	n/a	n/a	n/a	n/a
R&D	44.4	3.7	-	n/a	n/a	n/a	n/a	n/a
Costs and expenses	**551.0**	**40.5**	**0.3**	**(0.0)**	**591.7**	**377.4**	**61.2**	**1,030.4**
Segment adjusted income from operations before income tax	**245.5**	**(40.5)**	**(0.3)**	**0.0**	**204.8**	**512.5**	**12.5**	**729.7**

Q125 Reconciliation to 10-Q

Currency: $ m	Q1'25 Mgmt Adjusted PL	Including D&A	Stock-based comp	Diff.	10-Q Endo GxSI	10-Q Branded	10-Q International	Total
Net revenues	**170.4**	**-**	**-**	**(0.0)**	**170.4**	**209.5**	**13.0**	**392.8**
Cost of revenues	118.2	8.5	0.3	(0.0)	127.1	16.8	6.1	150.0
SG&A	10.9	1.2	-	0.0	12.1	68.7	5.4	86.3
R&D	18.9	1.0	-	0.0	19.9	11.7	-	31.6
Costs and expenses	**148.0**	**10.8**	**0.3**	**(0.0)**	**159.1**	**97.3**	**11.6**	**267.9**
Segment adjusted income from operations before income tax	**22.3**	**(10.8)**	**(0.3)**	**0.0**	**11.3**	**112.2**	**1.4**	**124.9**

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Summary of findings | Business overview | Quality of earnings | Recast income statement | Working capital | Appendix
Combined | MNK SGx | Endo GxSI | SAC and synergy

Appendix E: Endo GxSI reconciliation to carve-out income statement – FY23

Currency: $ m	Deal basis recast PL	Definitional adj.	Mgmt adj.	Diligence adj.	Reported Endo GxSI	Legal entity adj.	SAB99 EBITDA impact	SAB99 Non-EBITDA impact	Corporate allocations	Carveout PL
	FY23									
Net revenue	**1,048.5**	**-**	**-**	**31.4**	**1,079.9**	**-**	**1.6**	**(0.7)**	**-**	**1,080.8**
Cost of revenues	508.6	131.7	5.3	24.1	669.7	(0.2)	(5.7)	(0.7)	(0.8)	662.4
Gross profit	**539.9**	**(131.7)**	**(5.3)**	**7.3**	**410.2**	**0.2**	**7.3**	**(0.1)**	**0.8**	**418.3**
Research and development	52.0	3.2	0.7	4.1	60.0	0.3	-	(0.2)	0.9	60.9
Selling general and administrative	45.8	4.2	3.3	12.7	66.1	-	-	-	108.0	174.1
Reorganization items, net	-	-	-	-	-	-	-	-	147.4	147.4
Acquired IPR&D	-	-	-	-	-	-	-	-	-	-
Acquisition-related and integration	-	-	(0.1)	-	(0.1)	-	-	-	-	(0.1)
Asset impairment charges	-	-	0.5	-	0.5	-	-	-	-	0.5
Litigation-related and other cont.	-	-	17.1	-	17.1	-	-	-	-	17.1
Operating expense	**97.8**	**7.4**	**21.4**	**16.8**	**143.5**	**0.3**	**-**	**(0.2)**	**256.3**	**399.8**
Operating income	**442.1**	**(139.1)**	**(26.7)**	**(9.6)**	**266.7**	**(0.1)**	**7.3**	**0.1**	**(255.5)**	**18.5**
Other (income) expense, net	-	-	(8.6)	-	(8.6)	0.6	-	-	-	(7.9)
Interest expense (income), net	-	(0.8)	-	-	(0.8)	1.3	-	-	-	0.5
Net income	**442.1**	**(138.3)**	**(18.1)**	**(9.6)**	**276.1**	**(2.0)**	**7.3**	**0.1**	**(255.5)**	**26.0**

The table above represents the FY23 walk from the deal basis recast PL to the carve-out PL including (i) adjustments to include costs not directly attributed to the Endo GxSI cost centers but within the legal entity, (ii) SAB99 adjustments related to out of period items adjusted during our due diligence procedures, and (iii) other SAB99 items.

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Appendix F: Endo GxSI reconciliation to carve-out income statement – FY24

Currency: $ m	Deal basis recast PL	Definitional adj.	Mgmt adj.	Diligence adj.	Reported Endo GxSI	Fresh start accounting related	SAB99 EBITDA impact	SAB99 Non-EBITDA impact	Corporate allocations	Carveout PL
	FY24									
Net revenue	**800.1**	**-**	**-**	**(3.6)**	**796.5**	**-**	**-**	**-**	**-**	**796.5**
Cost of revenues	449.9	103.8	209.1	2.9	765.6	(0.0)	(0.7)	0.6	(0.8)	764.6
Gross profit	**350.2**	**(103.8)**	**(209.1)**	**(6.5)**	**30.9**	**0.0**	**0.7**	**(0.6)**	**0.8**	**31.9**
Research and development	40.1	3.7	-	4.3	48.1	0.2	(0.1)	-	-	48.2
Selling general and administrative	46.3	4.0	0.9	7.6	58.7	-	(0.1)	(0.1)	77.0	135.5
Reorganization items, net	0.0	-	(291.2)	-	(291.2)	(2.6)	-	-	53.0	(240.8)
Acquired IPR&D	-	-	2.5	-	2.5	-	-	-	-	2.5
Acquisition-related and integration	-	-	0.3	-	0.3	-	-	-	-	0.3
Asset impairment charges	-	-	245.7	-	245.7	-	-	-	-	245.7
Litigation-related and other cont.	-	-	-	-	-	-	-	-	-	-
Operating expense	**86.4**	**7.6**	**(41.7)**	**11.8**	**64.2**	**(2.4)**	**(0.2)**	**(0.1)**	**130.0**	**191.5**
Operating income	**263.8**	**(111.4)**	**(167.3)**	**(18.3)**	**(33.2)**	**2.5**	**0.9**	**(0.5)**	**(129.2)**	**(159.5)**
Other (income) expense, net	0.0	-	28.6	-	28.6	(29.1)	-	-	-	(0.5)
Interest expense (income), net	-	(0.8)	-	-	(0.8)	1.1	-	-	-	0.3
Net income	**263.8**	**(110.6)**	**(195.9)**	**(18.3)**	**(61.0)**	**30.5**	**0.9**	**(0.5)**	**(129.2)**	**(159.3)**

The table above represents the FY24 walk from the deal basis recast PL to the carve-out PL including (i) fresh start accounting related adjustments that was recorded in other segments but related to Endo GxSI, (ii) SAB99 adjustments related to out of period items adjusted during our due diligence procedures, and (iii) other SAB99 items that do have an impact to EBITDA. Fresh start accounting adjustments consist primarily of FX reversal ($29.1m) that was recorded within corporate segment and removal of reorganization items ($2.6m) that mainly relate to professional fees that were allocated from the bankruptcy and fair value step up during the 2024 successor period.

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Appendix G: MNK SGx reconciliation from reported NWC to COFS

Reconciliation to the COFS – Dec23

	A	B	C	D	E	F	G		
	Dec23								
Currency: $ 000	JDE	Less: I/C	Less: AR securitization	Add: Payment reclass	Add: Restricted cash	Add: Employee accruals	Add: Passed adj	Difference	Carve-out
Cash and cash equivalents	29.3	-	-	-	-	-	-	(0.2)	29.5
Accounts receivable	(46.3)	-	290.5	(1.9)	-	-	(0.7)	0.0	241.6
Inventory	313.4	-	-	-	-	-	-	(0.0)	313.4
Other current assets	45.6	(21.2)	-		11.4	-	-	1.2	34.6
Current assets	**341.9**	**(21.2)**	**290.5**	**(1.9)**	**11.4**	**-**	**(0.7)**	**0.9**	**619.1**
Accounts payable	45.0	-	-	-	-	-	-	0.8	44.2
Accrued payroll	20.0	-	-	-	-	2.5	-	(0.2)	22.7
Other current liabilities	121.2	(53.1)	-	(1.9)	-	2.7	1.6	(0.7)	71.3
Current liabilities	**186.2**	**(53.1)**	**-**	**(1.9)**	**-**	**5.2**	**1.6**	**(0.1)**	**138.2**
Reported NWC	**155.6**	**31.8**	**290.5**	**0.0**	**11.4**	**(5.2)**	**(2.2)**	**1.1**	**480.9**

Reconciliation to the COFS – Dec24

	A	B	C	D	E	F	G		
	Dec24								
Currency: $ 000	JDE	Less: I/C	Less: AR securitization	Add: Payment reclass	Add: Restricted cash	Add: Employee accruals	Add: Passed adj	Difference	Carve-out
Cash and cash equivalents	63.4	-	-	-	-	-	-	(0.6)	64.0
Accounts receivable	28.6	-	245.4	-	-	-	1.0	(0.1)	275.1
Inventory	248.6	-	-	-	-	-	-	(0.0)	248.6
Other current assets	35.2	(15.4)	-		11.3	-	-	(0.5)	31.7
Current assets	**375.8**	**(15.4)**	**245.4**	**-**	**11.3**	**-**	**1.0**	**(1.3)**	**619.4**
Accounts payable	24.9	-	-	-	-	-	-	(0.1)	25.0
Accrued payroll	27.7	-	-	-	-	3.4	-	(0.1)	31.1
Other current liabilities	107.5	(35.3)	-	-	-	2.3	-	(0.9)	75.4
Current liabilities	**160.0**	**(35.3)**	**-**	**-**	**-**	**5.7**	**-**	**(1.1)**	**131.5**
Reported NWC	**215.8**	**19.9**	**245.4**	**-**	**11.3**	**(5.7)**	**1.0**	**(0.2)**	**487.9**

The reconciliations at left show the reconciliation between the as reported NWC and the COFS. Bridging items are as follows:

A: JDE represents the as reported NWC.

B: Intercompany payables and receivables are removed through a NWC adjustment as they are related to cash pooling and corporate allocations invoices.

C: AR trade securitization is removed through a diligence adjustment.

D: Payment reclasses have been included in the recast NWC to align to the COFS, these have a net $0 impact on NWC.

E: Restricted cash does not impact NWC as it would be removed as a definitional adjustment if included.

F: Employee accruals are not material and would not significantly impact NWC.

G: Passed adjustments have been included as a diligence adjustment.

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Appendix H: MNK SGx reconciliation to internal Management reporting packages

Reconciliation to the internal management reporting packages – FY23

Currency: $ m	Management reporting	Depreciation	Rabbi Trust Performance	FX Impacts	Loss on Sale of Assets	Differences	Management adjusted EBITDA
Net sales	776.7	-	-	-	-	(0.0)	776.7
Cost of sales	486.4	(21.0)	-	0.1	-	1.4	466.9
Gross profit	**290.4**	**21.0**	**-**	**(0.1)**	**-**	**(1.4)**	**309.9**
Selling, general and administrative expenses	79.1	-	6.6	0.2	-	(0.1)	85.8
Research and development	26.4	-	-	-	-	(0.7)	25.6
Operating income	**184.9**	**21.0**	**(6.6)**	**(0.3)**	**-**	**(0.6)**	**198.4**
Other (income) expense, net	(21.5)	21.0	(6.6)	0.3	-	(0.3)	(7.0)
Income before income taxes	**206.4**	**-**	**-**	**(0.7)**	**-**	**(0.3)**	**205.4**
Income tax expense (benefit)	-	-	-	-	-	-	-
Adjusted EBITDA	**206.4**	**-**	**-**	**(0.7)**	**-**	**(0.3)**	**205.4**

Reconciliation to the internal management reporting packages – FY24

Currency: $ m	Management reporting	Depreciation	Rabbi Trust Performance	FX Impacts	Loss on Sale of Assets	Differences	Management adjusted EBITDA
Net sales	896.2	-	-	-	-	(0.1)	896.2
Cost of sales	483.7	-	-	0.1	-	(0.0)	483.8
Gross profit	**412.6**	**-**	**-**	**(0.1)**	**-**	**(0.1)**	**412.4**
Selling, general and administrative expenses	86.1	-	5.2	(0.4)	2.1	(0.4)	92.6
Research and development	25.7	-	-	-	-	(0.0)	25.7
Operating income	**300.7**	**-**	**(5.2)**	**0.3**	**(2.1)**	**0.3**	**294.0**
Other (income) expense, net	2.7	-	(5.2)	(0.8)	(2.1)	0.4	(5.0)
Income before income taxes	**298.0**	**-**	**-**	**1.2**	**-**	**(0.1)**	**299.1**
Income tax expense (benefit)	-	-	-	-	-	-	-
Adjusted EBITDA	**298.0**	**-**	**-**	**1.2**	**-**	**(0.1)**	**299.1**

Reconciliation to the internal management reporting packages – TTMMar25

Currency: $ m	Management reporting	Depreciation	Rabbi Trust Performance	FX Impacts	Loss on Sale of Assets	Differences	Management adjusted EBITDA
Net sales	898.4	-	-	-	-	0.1	898.5
Cost of sales	477.2	-	-	0.3	-	(0.0)	477.4
Gross profit	**421.2**	**-**	**-**	**(0.3)**	**-**	**0.1**	**421.0**
Selling, general and administrative expenses	95.3	-	3.9	(0.2)	(0.1)	(0.6)	98.4
Research and development	25.2	-	-	-	-	(0.0)	25.2
Operating income	**300.7**	**-**	**(3.9)**	**(0.1)**	**0.1**	**0.6**	**297.4**
Other (income) expense, net	2.4	-	(3.9)	(0.9)	0.1	0.9	(1.4)
Income before income taxes	**298.3**	**-**	**-**	**0.8**	**-**	**(0.3)**	**298.8**
Income tax expense (benefit)	-	-	-	-	-	-	-
Adjusted EBITDA	**298.3**	**-**	**-**	**0.8**	**-**	**(0.3)**	**298.8**

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Appendix I: Abbreviations

Names:

Client	Mallinckrodt Plc
Combined Business or Par Health or Par	MNK SGx and Endo GxSI
Management (MNK SGx)	MNK SGx's management team
Management (Endo GxSI)	Endo GxSI's management team

Periods:

FY23, FY24	Fiscal year ended December 30, 2023, 2024
TTM, TTM Mar25 or TTMMar25	Trailing twelve months ending March 2025 (March 28, 2025 for MNK SGx and March 31, 2025 for Endo GxSI)
Historical Period	FY23, FY24, TTM Mar25
Historical Balance Sheet Dates	Dec23, Dec24, Mar25

Abbreviations:

ADHD	Attention-deficit/hyperactivity disorder
AP	Accounts payable
APAP	Acetaminophen
API	Active Pharmaceutical Ingredients
AR	Accounts receivable
ASP	Average Selling Price
CAD	Canadian dollar
CIP	Construction in-progress
CMO	Chief Manufacturing Officer
COFS	Carve-out Financial Statements

Abbreviations (continued):

COGNOS	MNK internal sales data system
COGS	Cost of Goods Sold
COS	Cost of Sales
COVID	Coronavirus Disease
DIO	Days inventory outstanding
DPO	Days payable outstanding
DSA	Distribution Service Agreement
DSO	Days sales outstanding
EBITDA	Earnings before interest, taxes, depreciation and amortization
ER	Extended Release
ERP	Enterprise Resource Planning
FDA	Food and Drug Administration
FMV	Fair market value
FOB	Free on board or Freight on board
FP&A	Financial Planning and Analysis
FTE	Full time employee
FTS	Finished Trade Sales
FX	Forex Rate
G&A	General and Administrative Expenses
GAAP	Generally Accepted Accounting Principles
GDUFA	Generic Drug User Fee Amendments
GP	Gross Profit
GPO	Group Purchasing Organizations

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Appendix I: Abbreviations

Abbreviations (continued):

GST	Goods and services tax
GTN	Gross to net
HC	Head Count
HFM	Hyperion Financial Management (Oracle ERP)
HR	Human Resources
IL	Illinois
IP	Intellectual Property
IPR&D	In-process research and development
IR	Instant Release
IT	Information technology
JDE	JD Edwards (ERP)
KEIP	Key Employee Incentive Plan
LCM	Lower of cost or market
LLP	Limited Liability Partnership
LOCM	Lower of cost or market
LSTC	Liabilities subject to compromise
LT	Long term
LTI	Long Term Incentive
LTS	Lohman Therapy Systems Co
MASC	Mallinckrodt Ammonium Sulphate Crystallization
MNK	Mallinckrodt Plc (parent)
MO	Missouri
MT	Metric Ton
NWC or WC	Net working capital
NY	New York
OCA	Other current assets

Abbreviations (continued):

OH	Overhead
PAP	Para-aminophenol
PDUFA	Prescription Drug User Fee Act
PL	Proft and Loss
PPV	Purchase price variance
PwC	PricewaterhouseCoopers
QA	Quality and Assurance
QBR	Quarterly business review
QE or QoE	Quality of earnings
R&D	Research and development
REMs	Risk evaluation and mitigation strategy
SEC	Securities Exchange Commission
SG&A or SGA	Selling, General and administrative
SGx	Specialty Generics
SKU	Stock keeping unit
ST	Short term
TIRF	Transmucosal Immediate-Release Fentanyl
TIRF/REMS	Transmucosal Immediate Release Fentanyl (TIRF) Risk Evaluation and Mitigation Strategy (REMS)
TTM	Trailing Twelve Months
UK	United Kingdom
US	United States of America
USD	United States Dollar
V/M	Volume / Mix
WAC	Wholesale acquisition cost
WIP	Work in Progress

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